Exhibit 4.2

Execution Version
Portions of this agreement have been omitted and separately filed with the SEC with a request for confidential treatment.  The location of those omissions have been noted by  [**].

HENRY SCHEIN, INC.

$250,000,000

Private Shelf Facility

______________

PRIVATE SHELF AGREEMENT

______________

Dated August 9, 2010

i

(continued)

(continued)

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Information Schedule	—	Authorized Officers

Schedule B	—	Defined Terms

Exhibit 1	—	Form of Shelf Note

Exhibit 2	—	Form of Request for Purchase

Exhibit 3	—	Form of Confirmation of Acceptance

Exhibit 4.3(a)	—	Form of Officer’s Certificate

Exhibit 4.3(b)	—	Form of Secretary’s Certificate

Exhibit 4.4(a)	—	Form of Opinion of Special Counsel for the Company

Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

Exhibit 4.10	—	Form of Confirmation of Subsidiary Guarantee

Exhibit 9.8	—	Form of Subsidiary Guarantee

Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 10.1	—	Transactions with Affiliates

Schedule 10.5	—	Existing Liens

Schedule 10.6	—	Existing Indebtedness

Henry Schein, Inc.
135 Duryea Road
Melville, NY 11747

$250,000,000 Private Shelf Facility

August 9, 2010

to Prudential Investment Management, Inc. (“Prudential”)

To each other prudential affiliate which becomes
bound by this agreement as hereinafter
provided (each a “Purchaser” and collectively,
the “Purchasers”)

Ladies and Gentlemen:

Henry Schein, Inc., a Delaware corporation (the “Company”), agrees with Prudential and each of the Purchasers as follows:

1.	AUTHORIZATION OF NOTES.

The Company may, from time to time, authorize the issue of its senior promissory notes (the “Shelf Notes”, such term to include any such notes issued in substitution thereof pursuant to Section 14) in an aggregate principal amount not to exceed $250,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 15 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 12 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to Section 2.5, to be substantially in the form of Exhibit 1 attached hereto.  The terms “Note” and “Notes” as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.  Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment dates, (vi) the same interest payment periods, and (vii) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.	SALE AND PURCHASE OF SHELF NOTES.

2.1.          Facility.  Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement.  The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”.  At any time, the aggregate principal amount of Shelf Notes stated in Section 1, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time.  NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

2.2.          Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary date is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day).  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

2.3.          Request for Purchase.  The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”).  Each Request for Purchase shall be made to Prudential by fax, email or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities and principal prepayment dates and amounts of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify whether interest payments are to be made quarterly or semi-annually, (v) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 30 days after the making of such Request for Purchase, (vi) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vii) certify that the representations and warranties contained in Section 5 are true in all material respects on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit 2 attached hereto.  Each Request for Purchase shall be in writing signed by the Company and shall be deemed made when received by Prudential.

2.4.          Rate Quotes.  Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to Section 2.3, Prudential may, but shall be under no obligation to, provide to the Company by telephone, fax or e-mail, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for principal amounts, maturities and principal prepayment schedules and interest payment periods (whether quarterly or semi-annually) of Shelf Notes specified in such Request for Purchase (each such interest rate quote provided in response to a Request for Purchase herein called a “Quotation”).  Each Quotation shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

2.5.          Acceptance.  Within the Acceptance Window, an Authorized Officer of the Company may, subject to Section 2.6, elect to accept on behalf of the Company a Quotation as to the aggregate principal amount of the Shelf Notes specified in the related Request for Purchase (each such Shelf Note being herein called an “Accepted Note” and such acceptance being herein called an “Acceptance”).  The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes.  Any Quotation as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on any such expired Quotation.  Subject to Section 2.6 and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate, and Prudential agrees to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes.  As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit 3 attached hereto (herein called a “Confirmation of Acceptance”).  If the Company should fail to execute and return to Prudential within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to Prudential’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

2.6.          Market Disruption.  Notwithstanding the provisions of Section 2.5, any Quotation provided pursuant to Section 2.4 shall expire if, prior to the time an Acceptance with respect to such Quotation shall have been notified to Prudential in accordance with Section 2.5, in the case of any Shelf Notes, the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives.  No purchase or sale of Shelf Notes hereunder shall be made based on such expired Quotation.  If the Company thereafter notifies Prudential of the Acceptance of any such Quotation, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this Section 2.6 are applicable with respect to such Acceptance.

2.7.          Fees.

(a)           Structuring Fee.  In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the “Structuring Fee”) in the amount of $75,000.

(b)           Delayed Delivery Fee.  If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date or actual closing date of such purchase and sale, an amount (herein called the “Delayed Delivery Fee”) equal to the product of (1) the amount determined by Prudential to be the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the investment rate per annum on an alternative Dollar investment of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day from time to time fixed for the delayed delivery of such Accepted Note, (2) the principal amount of such Accepted Note, and (3) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360.  In no case shall the Delayed Delivery Fee be less than zero.  Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 3.3.

(c)           Cancellation Fee.  If, on or after the Acceptance Day, the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of Section 2.5 or the penultimate sentence of Section 3.2 that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note no later than one Business Day after the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) equal to the product of (1) the principal amount of such Accepted Note and (2) the quotient (expressed in decimals) obtained by dividing (y) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (z) such bid price, with the foregoing bid and ask prices as reported on the Bridge\Telerate Service, or if such information ceases to be available on the Bridge\Telerate Service, any publicly available source of such market data selected by Prudential, and rounded to the second decimal place.

3.	CLOSING.

3.1.          Facility Closings.  Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, 1114 Avenue of the Americas, 30th Floor, New York, NY 10036, Attention: Law Department, or at such other place pursuant to the written directions of Prudential to the Company, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes.  Each Shelf Closing are hereafter sometimes each referred to as a “Closing”.

3.2.          Rescheduled Facility Closings.  If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 2:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (a) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with Section 2.7(b) or (b) such closing is to be canceled.  In the event that the Company shall fail to give such notice referred to in the second preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 2:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled.  Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing for such Notes is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at such Closing, of the following conditions:

4.1.          Representations and Warranties.

The representations and warranties of the Company in this Agreement shall be correct in all material respects when made and at the time of the applicable Closing (except to the extent of changes caused by the transactions herein contemplated).

4.2.          Performance; No Default.

The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

4.3.          Compliance Certificates.

(a)           Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled, in the form attached hereto as Exhibit 4.3(a).

(b)           Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the date of such Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement, in the form attached hereto as Exhibit 4.3(b).

4.4.          Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of such Closing (a) from Proskauer Rose LLP, counsel for the Company, substantially in the form set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Bingham McCutchen LLP (or such other special counsel designated by Prudential), the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5.          Purchase Permitted By Applicable Law, Etc.

On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

4.6.          Sale of Other Notes.

Contemporaneously with such Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in the applicable Confirmation of Acceptance.

4.7.          Payment of Fees.

(a)           Without limiting the provisions of Section 15.1, the Company shall have paid to Prudential and each Purchaser on or before such Closing any fees due it pursuant to or in connection with this Agreement, including any Structuring Fee due pursuant to Section 2.7(a) and any Delayed Delivery Fee due pursuant to Section 2.7(b); the Structuring Fee being due and payable on the date hereof.

(b)           Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing reasonable, documented and invoiced fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

4.8.         Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for such Notes.

4.9.         Changes in Corporate Structure.

Following the date of the most recent financial statements referred to in Section 5.5, except as otherwise permitted pursuant to Section 10.2, the Company shall not have changed its jurisdiction of incorporation or organization, as applicable, and prior to the first Closing, except as provided in Section 10.2, the Company shall not have been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity.

4.10.       Subsidiary Guarantees.

Each Subsidiary Guarantor at the time of each Closing (other than the first Closing hereunder) shall have delivered to Prudential a confirmation of subsidiary guarantee substantially in the form of Exhibit 4.10 hereto executed by each such Subsidiary Guarantor.

4.11.       Proceedings and Documents.

All corporate authorizations by the Company required for the transactions contemplated by this Agreement and for the execution of all documents and instruments required to consummate such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Purchasers and the holders of the Notes recognize and acknowledge that the Company may supplement the following representations and warranties in this Section 5, including the Schedules related thereto, pursuant to a Request for Purchase; provided that no such supplement to any representation or warranty applicable to any particular Closing Day shall change or otherwise modify or be deemed or construed to change or otherwise modify any representation or warranty given on any other Closing Day or any determination of the falseness or inaccuracy thereof pursuant to Section 11(e).  The Company represents and warrants to each Purchaser that:

5.1.         Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation, where legally applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority, in all material respects, to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2.         Authorization, Etc.

This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.         Disclosure.

This Agreement and the documents, certificates or other writings (including the financial statements described in Section 5.5 and the financial statements provided pursuant to the terms hereof) delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby (this Agreement and such documents, certificates or other writings and financial statements delivered to each Purchaser prior to the applicable Closing Day being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since the end of the most recent fiscal year for which audited financial statements have been furnished  there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.  For the purposes of this Section 5.3, the Disclosure Documents shall be deemed to include all filings made with, or furnished to, the Securities and Exchange Commission by the Company pursuant to sections 13 or 15(d) of the Exchange Act, and the Company shall be deemed to have made delivery of any such Disclosure Document if it shall have timely made such Disclosure Document available on the Securities and Exchange Commission’s Electronic Data Gathering Analysis, and Retrieval system, or its successor thereto (“EDGAR”).

5.4.         Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)           Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, whether such Subsidiary is a Restricted Subsidiary or Unrestricted Subsidiary, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and (ii)  of the Company’s directors and senior officers, in each case as of the date of this Agreement.

(b)           All of the outstanding shares of capital stock or similar equity interests of each Subsidiary have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 or permitted by Section 10.5).

(c)           Each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority, in all material respects, to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts.

(d)           No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

(e)           Each of Consolidated EBITDA and Adjusted Consolidated Total Assets represents not less than 85% of the consolidated earnings before interest, tax, depreciation and amortization of the Company and its Subsidiaries (calculated on the same basis as Consolidated EBITDA as determined as of the last day of the last four fiscal quarter period of the Company then last ended (taken as one accounting period)) and Consolidated Total Assets (as of the end of the most recently ended fiscal quarter), respectively.

5.5.         Financial Statements; Material Liabilities.

The Company has delivered to each Purchaser of any Accepted Notes the following financial statements identified by a principal financial officer of the Company: (a) consolidating and consolidated balance sheets of the Company and its consolidated Subsidiaries as at the last day of each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidating and consolidated statements of operations, cash flows and stockholders’ equity of the Company and its consolidated Subsidiaries for each such year, all reported on by BDO Seidman, LLP and (ii) consolidating and consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidating and consolidated statements of operations, cash flows and stockholders' equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods indicated and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal, recurring, year-end audit adjustments and the absence of GAAP notes thereto).  The Company shall be deemed to satisfy the delivery requirements of this Section 5.5 if the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, each prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, are made available on EDGAR.

5.6.         Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Company of this Agreement and the Notes will not:

(a)           contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, (i) the corporate charter or by-laws of the Company or any Subsidiary, or (ii) any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected;

(b)           conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary; or

(c)           violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary except for any such contravention, breach, default, creation of a Lien, conflict or violation described in any of clauses (b), and (c) above which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.7.         Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, except such filings as might be required to perfect any Liens granted to the holders of the Notes.

5.8.         Litigation; Observance of Agreements, Statutes and Orders.

(a)           There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)           Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.         Taxes.

The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.

5.10.       Title to Property; Leases.

Each of the Company and its Restricted Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary and used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.11.       Licenses, Permits, Etc.

(a)           The Company and its Restricted Subsidiaries own or possess in all material respects all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)           To the best knowledge of the Company, no product of the Company or any of its Restricted Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)           To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

5.12.       Compliance with ERISA.

(a)           The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)           The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that could reasonably be expected to result in a Material Adverse Effect.   The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)           The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)           The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or has otherwise been disclosed in the most recent audited financial statements.

(e)           The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

5.13.       Private Offering by the Company.

Prior to such Closing Day, neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14.       Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Shelf Notes as set forth in the applicable Request for Purchase.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15.       Existing Indebtedness.

Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by Section 10.6.

5.16.       Foreign Assets Control Regulations, Etc.

(a)           Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)           Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person.  The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c)           No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

5.17.       Status under Certain Statutes.

Neither the Company nor any Subsidiary is governed by the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18.       Environmental Matters.

(a)           Neither the Company nor any Subsidiary has actual knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)           Neither the Company nor any Subsidiary has actual knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from or occurring on real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)           Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(d)           All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.       Ranking of Obligations.

The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

6.	REPRESENTATIONS OF THE PURCHASERS.

6.1.         Purchase for Investment.

Each Purchaser severally represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act and that it is purchasing the Notes purchased by it hereunder for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust funds’ property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to and has no intention to register the Notes.

6.2.         Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the entire purchase price of the Notes to be purchased by it hereunder:

(a)           the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)           the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)           the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)           the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)           the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)            the Source is a governmental plan; or

(g)           the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)           the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.	INFORMATION AS TO COMPANY.

7.1.         Financial and Business Information.

The Company shall deliver to Prudential and each holder of Notes that is an Institutional Investor:

(a)           Quarterly Statements -- promptly after the same are available and in any event within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year) (or, to the extent the Company is a reporting company under the Securities Act, such shorter period as shall be required under the applicable rules of the Securities and Exchange Commission for the filing of its quarterly report on Form 10-Q), duplicate copies of

(i)            consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries, and of the Company and the Restricted Subsidiaries, as at the end of each such quarter, and

(ii)           consolidated and consolidating statements of operations and of cash flows of the Company and its Subsidiaries, and of the Company and the Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal, recurring, year end audit adjustments and the absence of GAAP notes thereto;

(b)           Annual Statements -- promptly after the same are available and in any event within 90 days after the end of each fiscal year of the Company (or, to the extent the Company is a reporting company under the Securities Act, such shorter period as shall be required under the applicable rules of the Securities and Exchange Commission for the filing of its annual report on Form 10-K), duplicate copies of

(i)            consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries, and of the Company and the Restricted Subsidiaries, as at the end of such year, and

(ii)           consolidated and consolidating statements of operations and stockholders’ equity and of cash flows of the Company and its Subsidiaries, and of the Company and the Restricted Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by, in respect of such financial statements of the Company and its consolidated Subsidiaries:

(A)           an opinion thereon of BDO Seidman, LLP or any other independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Holders, which opinion shall not contain any qualification arising out of the scope of the audit and shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

(B)           an executive summary of the management letter prepared by such accountants; provided, however, that if a Default or Event of Default shall have occurred and shall be continuing, the full text of such management letter shall be provided to Prudential and each holder of Notes that is an Institutional Investor, and

(C)           a certificate of such accountants stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(c)           SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Company or any Restricted Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Company or any Restricted Subsidiary to the public concerning developments that are Material;

(d)           Notice of Default or Event of Default -- promptly and in any event within five Business Days after a Responsible Officer obtaining actual knowledge of the existence of any Default or Event of Default or that any applicable creditor has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)           Employee Benefit Matters -- promptly and in any event within fifteen days after a Responsible Officer obtaining actual knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)            with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)           the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)          any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)            Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)           Material Adverse Effect -- promptly and in any event within five Business Days of a Responsible Officer obtaining actual knowledge of any development that results in, or could reasonably be expected to result in, a Material Adverse Effect, a written notice setting forth the nature thereof and the action, if any, that the Company proposes to take with respect thereto; and

(h)           Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Restricted Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

The Company shall have satisfied the reporting obligations under clauses (a), (b) and (c) of this Section 7.1 if it shall have made the information required by such clauses available on EDGAR in accordance with the time periods specified in such clauses.

7.2.         Officer’s Certificate.

Each set of financial statements delivered to Prudential or a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a)           Covenant Compliance — (i) the information required in order to establish whether the Company was in compliance with the requirements of Section 9.9(b), and Section 10.9 (including reasonably detailed calculations) and (ii) a certification by the Senior Financial Officer that the Company was in compliance with the requirements of Section 10.5(o), Section 10.6(a), (b)(vi) and (b)(vii) and Section 10.7(g)(iii) during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)           Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a reasonable and customary review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Restricted Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.         Visitation.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)           No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company during regular business hours, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; provided that each holder of Notes that is an Institutional Investor shall make reasonable efforts to coordinate any such visit with Prudential and any other holder of Notes that is an Institutional Investor such that each holder will attempt to conduct its visit during the same period of time as other holders conducting visits; and

(b)           Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

7.4.         Limitation on Disclosure Obligation.

The Company shall not be required to disclose the following information pursuant to Section 7.1(c), 7.1(j) or 7.3:

(a)           information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 20, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(b)           information that, notwithstanding the confidentiality requirements of Section 20, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Company has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Company will provide such holder with a written opinion of counsel (which may be addressed to the Company) relied upon as to any requested information that the Company is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

8.	PAYMENT AND PREPAYMENT OF THE NOTES.

8.1.         Maturity.

Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series, provided that upon any partial prepayment of the Shelf Notes of any Series pursuant to Section 8.2, 8.7 or 8.8, the principal amount of each required prepayment of the Shelf Notes of such Series becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Shelf Notes of such Series is reduced as a result of such prepayment.

8.2.         Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of Notes, in a principal amount of $1,000,000 or any integral multiple of $100,000 in excess thereof in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of the Series of Notes to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Series of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.         Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes of any Series pursuant to Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.         Maturity; Surrender, Etc.

In the case of each prepayment of Notes of any Series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.         Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.         Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2, Section 8.7 or Section 8.8or has become or is declared to be immediately due and payable pursuant to Section 12.1.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, Section 8.7, Section 8.8 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2, Section 8.7 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.7.         Prepayment on a Change in Control.

(a)           The Company shall, promptly upon any Responsible Officer obtaining actual knowledge of the occurrence of a Change in Control, the Company shall give written notice of such fact (the “Company Notice”) to all holders of the Notes.  The Company Notice shall (i) describe the facts and circumstances of such Change in Control in reasonable detail, (ii) refer to this Section 8.7 and the rights of the holders hereunder and state that a Change in Control has occurred, (iii) contain an offer by the Company to prepay the entire unpaid principal amount of Notes held by each holder, together with interest thereon to the prepayment date selected by the Company with respect to each Note, plus the Make-Whole Amount with respect thereto, which prepayment shall be on a date specified in the Company Notice and which date shall be a Business Day not less than 30 days and not more than 45 days after such Company Notice is given, (iv) request each holder to notify the Company in writing by a stated date (the “Change in Control Response Date”), which date is not less than 30 days after such holder’s receipt of the Company Notice, of its acceptance or rejection of such prepayment offer and (v) be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such Company Notice were the date of the prepayment), setting forth the details of such computation.  If a holder does not notify the Company as provided above, then the holder shall be deemed to have accepted such offer.

(b)           Two Business Days prior to the prepayment date specified in the Company Notice, the Company shall deliver to each holder of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the prepayment date.

(c)           On the prepayment date specified in the Company Notice, the entire unpaid principal amount of the Notes held by each holder of Notes who has accepted such prepayment offer (in accordance with paragraph (a) above), together with interest thereon to the prepayment date with respect to each such Note and the Make-Whole Amount with respect thereto shall become due and payable.

8.8.         Prepayment in Connection with a Disposition.

(a)           If the Company elects to prepay the Notes pursuant to Section 10.7 in connection with any Disposition, the Company shall give written notice of such prepayment (a “Disposition Prepayment Notice”) to each holder of a Note, which Disposition Prepayment Notice shall (i) describe the facts and circumstances of such Disposition in reasonable detail, (ii) refer to this Section 8.8 and the rights of the holders of Notes hereunder, (iii) identify a date, which shall be no more than 60 days and not less than 5 Business Days after the date of the Disposition Prepayment Notice, on which the Company shall prepay the Pro Rata Portion of the unpaid principal amount of the Notes issued by the Company and held by such holder, together with interest thereon to the prepayment date and Make-Whole Amount, if any (showing in such Disposition Prepayment Notice the amount of the prepayment, the interest and an estimate of the Make-Whole Amount which would be paid on such prepayment date (calculated as if the date of such Disposition Prepayment Notice was the date of prepayment)).

(b)           On the prepayment date specified in the Disposition Prepayment Notice, the appropriate portion of unpaid principal amount of the Notes held by each holder of a Note, together with the accrued and unpaid interest thereon to the prepayment date and the Make-Whole Amount, if any, shall become due and payable.

9.	AFFIRMATIVE COVENANTS.

The Company covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:

9.1.         Compliance with Law.

Without limiting Section 10.4, the Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations of any Governmental Authority to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.         Insurance.

The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities engaged in the same or a similar business and similarly situated.

9.3.         Maintenance of Properties.

The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties necessary in the operation of their business in good repair, working order and condition (other than ordinary wear and tear), provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.         Payment of Taxes and Claims.

The Company will, and will cause each of its Restricted Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable which, if unpaid, would by law (without satisfaction of any other conditions) become a Lien on properties or assets of the Company or any Restricted Subsidiary (other than Liens permitted under Section 10.5), provided that neither the Company nor any Restricted Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect; and

9.5.         Corporate Existence, Etc.

Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence.  Subject to Sections 10.2 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Wholly-Owned Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

9.6.         Books and Records.

The Company will, and will cause each of its Restricted Subsidiaries to, maintain, in all material respects, proper books of record and account in conformity with GAAP and all material applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Restricted Subsidiary, as the case may be.

9.7.         Priority of Obligations.

The Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

9.8.         Subsidiary Guarantees.

(a)           The Company shall promptly cause each Additional Subsidiary Guarantor to execute and deliver a Subsidiary Guarantee substantially in the form of Exhibit 9.8 hereto (with such modifications as may be required to reflect the legal requirements of the jurisdiction of incorporation of the relevant Subsidiary, including any modifications necessary to make the obligations of such guarantee agreement pari passu with the other unsecured and unsubordinated Indebtedness of such Subsidiary) or otherwise in form and substance reasonably satisfactory to the Required Holders.

(b)           The Company may, from time to time at its discretion and upon written notice from the Company to the holders of Notes, cause any of its Subsidiaries which are not otherwise Subsidiary Guarantors pursuant to Section 9.8(a) to enter into a Subsidiary Guarantee substantially in the form of Exhibit 9.8 hereto (with such modifications as may be required to reflect the legal requirements of the jurisdiction of incorporation of the relevant Subsidiary, including any modifications necessary to make the obligations of such guarantee agreement pari passu with the other unsecured and unsubordinated Indebtedness of such Subsidiary) or otherwise in form and substance reasonably satisfactory to the Required Holders (an “Optional Subsidiary Guarantee”).  A Subsidiary that enters into an Optional Subsidiary Guarantee shall be referred to as an “Optional Subsidiary Guarantor”.

(c)           The delivery of a Subsidiary Guarantee by any Subsidiary Guarantor shall be accompanied by the following:

(i)
an Officer’s Certificate from such Subsidiary Guarantor confirming that (A) the representations and warranties of such Subsidiary Guarantor contained in such Subsidiary Guarantee are true and correct in all material respects, and (B) the guarantee provided under the Subsidiary Guarantee would not cause any borrowing, guaranteeing or similar limit binding on the Subsidiary Guarantor to be exceeded;

(ii)
copies of the articles of association or certificate or articles of incorporation, and all other constitutive documents, of such Subsidiary Guarantor, resolutions of the board of directors (and, where applicable, the shareholders) of such Subsidiary Guarantor authorizing its execution and delivery of the Subsidiary Guarantee and the transactions contemplated thereby, and specimen signatures of authorized officers of such Subsidiary Guarantor (in each case, certified as correct and complete copies by the secretary or an assistant secretary (or an equivalent officer) of such Subsidiary Guarantor); and

(iii)
a legal opinion, reasonably satisfactory in form, scope and substance to the Required Holders, of independent legal counsel to the effect that, subject to customary qualifications and assumptions, (1) such Subsidiary Guarantor is duly and validly organized and existing under the laws of its jurisdiction of organization and (if applicable in such jurisdiction) is in good standing, (2) such Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary Guarantor, and (3) such Subsidiary Guarantee is enforceable in accordance with its terms.

An original executed counterpart of each such Subsidiary Guarantee shall be delivered to each holder of Notes promptly after the execution thereof.

(d)           In the event that an Additional Subsidiary Guarantor at any time ceases to guarantee the obligations of the Company or other Group members under any Principal Credit Facility and is no longer a borrower or other obligor under any Principal Credit Facility, the Company may upon written notice to the holders of the Notes referring to this Section 9.8(d), which notices shall be accompanied by an Officer’s Certificate certifying as to the matters set forth in clauses (i) and (ii) below, terminate the Subsidiary Guarantee issued by such Additional Subsidiary Guarantor with effect from the date of such notice so long as (i) no Default or Event of Default shall have occurred and then be continuing or shall result therefrom (including, without limitation, an Event of Default arising from a breach of Section 10.6 following the termination of such Subsidiary Guarantee), and (ii) no payment by such Subsidiary Guarantor is due under such Subsidiary Guarantor’s Subsidiary Guarantee.

(e)           The Company may further, from time to time at its sole discretion and upon written notice to the holders of the Notes referring to this Section 9.8(e), which shall be accompanied by an Officer’s Certificate certifying as to the matters set forth in sub-paragraphs (i) and (ii) below, terminate an Optional Subsidiary Guarantee issued by an Optional Subsidiary Guarantor with effect from the date of such notice so long as (i) no Default or Event of Default shall have occurred and then be continuing or shall result therefrom (including, without limitation, an Event of Default arising from a breach of Section 10.6 following the termination of such Optional Subsidiary Guarantee) and (ii) no payment by such Optional Subsidiary Guarantor is due under such Optional Subsidiary Guarantor’s Optional Subsidiary Guarantee.

9.9.         Designation of Subsidiaries.

(a)           Right of Designation.  Subject to the satisfaction of the requirements of clauses (b) and (c) of this Section 9.9, the Company shall have the right to designate each of its Subsidiaries acquired or formed after the date hereof as an Unrestricted Subsidiary or a Restricted Subsidiary by delivering to each holder of Notes a writing, signed by the Chief Financial Officer, certifying that the Company shall have so designated such Subsidiary prior to or within 30 days of such acquisition or formation. Any such Subsidiary so designated within such 30 day period shall be deemed to have been an Unrestricted Subsidiary or Restricted Subsidiary, as applicable, as of the date of such acquisition or formation and any such Subsidiary not so designated within such 30 day period shall be deemed, on and after the date of acquisition or formation thereof and without any further action by the Company or any holder of Notes, to have been designated by the Company as a Restricted Subsidiary.  Each Subsidiary existing as on the date hereof designated as a Restricted Subsidiary in Schedule 5.4 shall, subject to Section 9(c), be a Restricted Subsidiary on and after the date hereof and all other existing Subsidiaries, if any, listed as a Unrestricted Subsidiary in such Schedule 5.4 shall, subject to Section 9.9(b) hereof, be Unrestricted Subsidiaries on and after the date hererof.

(b)           Restricted Subsidiary Coverage.  At the time of such designation or redesignation, each of Consolidated EBITDA and Adjusted Consolidated Total Assets must represent not less than 85% of the consolidated earnings before interest, tax, depreciation and amortization of the Company and its Subsidiaries (calculated on the same basis as Consolidated EBITDA as determined as of the last day of the last four fiscal quarter period of the Company then last ended (taken as one accounting period)) and Consolidated Total Assets (as of the end of the most recently ended fiscal quarter), respectively.

(c)           Right of Redesignation.  The Company may, at any time, redesignate any Unrestricted Subsidiary as a Restricted Subsidiary, or any Restricted Subsidiary as an Unrestricted Subsidiary, provided, however, that:

(i)            if such Subsidiary initially is designated a Restricted Subsidiary, then such Restricted Subsidiary may be subsequently redesignated as an Unrestricted Subsidiary and such Unrestricted Subsidiary may be subsequently redesignated as a Restricted Subsidiary, but no further changes in designation may be made;

(ii)           if such Subsidiary initially is designated an Unrestricted Subsidiary, then such Unrestricted Subsidiary may be subsequently redesignated as a Restricted Subsidiary and such Restricted Subsidiary may be subsequently redesignated as an Unrestricted Subsidiary, but no further changes in designation may be made; and

(iii)           if immediately after giving effect to such redesignation, and assuming that all obligations, liabilities and investments of, and all Liens on the property of, such Subsidiary being so designated were incurred or made contemporaneously with such designation, no Default or Event of Default exists or would exist.

(d)           Pro Forma Effect upon Redesignation.  Except as otherwise specifically provided herein, for purposes of determining compliance with the financial covenants contained in this Agreement, any designation or redesignation, as the case may be, shall be given pro forma effect upon such designation or redesignation, such that such Subsidiary shall be included or excluded, as applicable, from the beginning of any applicable period.

(e)           Disposition upon Redesignation.  The designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to be a Disposition of all such Subsidiary’s Property by the Company for all purposes of this Agreement; however, Section 10.7(g) shall not apply to such deemed Disposition.

(f)            Effectiveness.  Other than as set forth in the last two sentences of Section 9.9(a) hereof, any designation under this Section 9.9 that satisfies all of the conditions set forth in this Section 9.9 shall become effective, for purposes of this Agreement, on the day that notice thereof shall have been delivered by the Company to each holder of Notes in accordance with the provisions of Section 18.

10.	NEGATIVE COVENANTS.

The Company covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:

10.1.       Transactions with Affiliates.

The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate of the Company, other than for compensation and upon fair and reasonable terms with Affiliates in transactions that are otherwise permitted hereunder no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, provided, the foregoing restriction shall not apply to (a) any transaction between the Company and any of its Restricted Subsidiaries or between any of its Restricted Subsidiaries, (b) reasonable and customary fees paid to members of the Boards of Directors of the Company and its Restricted Subsidiaries, (c) transactions effected as part of a Receivables Transaction, (d) compensation arrangements of officers and other employees of the Company and its Restricted Subsidiaries entered into in the ordinary course of business or (e) those transactions existing on the date of this Agreement and set forth on Schedule 10.1.

10.2.       Merger, Consolidation, Etc.

(a)           Except as might otherwise be permitted under Section 10.7, the Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(i)
the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

(ii)	immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2(a) from its liability under this Agreement or the Notes.

(b)           Except as might otherwise be permitted under Section 10.7, the Company will not permit any Restricted Subsidiary to liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or merge, consolidate with or into, or convey, transfer, lease, sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(i)
any Restricted Subsidiary may merge with (x) the Company, provided that the Company shall be the continuing or surviving Person, or (y) any one or more Restricted Subsidiaries, provided that (A) when any Wholly-Owned Restricted Subsidiary is merging with another Restricted Subsidiary, such Wholly-Owned Restricted Subsidiary shall be the continuing or surviving Person and (B) when any Foreign Restricted Subsidiary is merging with a Domestic Restricted Subsidiary, such Domestic Restricted Subsidiary shall be the continuing or surviving Person;

(ii)
any (x) Restricted Subsidiary may sell, transfer, contribute, convey or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or to a Domestic Restricted Subsidiary; provided that if the transferor in such a transaction is a Wholly-Owned Restricted Subsidiary, then the transferee must also be a Wholly-Owned Restricted Subsidiary; or (y) Foreign Restricted Subsidiary may sell, transfer, contribute, convey or otherwise dispose of all of its assets (upon voluntary liquidation or otherwise), to any other Foreign Restricted Subsidiary; and

(iii)
any Restricted Subsidiary formed solely for the purpose of effecting an acquisition may be merged or consolidated with any other Person; provided that the continuing or surviving corporation of such merger or consolidation shall be a Restricted Subsidiary.

10.3.       Line of Business.

The Company will not and will not permit any Restricted Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

10.4.       Terrorism Sanctions Regulations.

The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) knowingly, after due inquiry, engage in any dealings or transactions with any such Person.

10.5.       Liens.

The Company will not and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)           Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)           pledges or deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security legislation and deposits made in the ordinary course of business securing liability to insurance carriers under insurance or self-insurance arrangements;

(d)           deposits to secure the performance of bids, trade or government contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)           easements, rights-of-way, restrictions, building, zoning and other similar encumbrances or restrictions, utility agreements, covenants, reservations and encroachments and other similar encumbrances, or leases or subleases, incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not, in the aggregate, materially detract from the value of the properties of the Company and its Restricted Subsidiaries, taken as a whole, or materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(f)            Liens securing Indebtedness in respect of Capital Leases and purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the principal amount of the Indebtedness secured thereby does not exceed the fair market value of the property being acquired on the date of acquisition and (iii) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, an acquisition;

(g)           Liens on the assets of Receivable Subsidiaries created pursuant to any Receivables Transaction permitted pursuant to Section 10.6(a);

(h)           Liens securing the obligations of the Company under this Agreement and the Notes and/or the obligations of any Subsidiary Guarantor under its Subsidiary Guarantee;

(i)            Liens granted by any Restricted Subsidiary in favor of the Company;

(j)             judgment Liens securing judgments and other court proceedings not constituting an Event of Default under Section 11(i);

(k)           any Lien on any property of the Company or any Restricted Subsidiary existing on the date of this Agreement and set forth on Schedule 10.5 or any extension, renewal or refinancing thereof; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Restricted Subsidiary, (ii) such Lien shall secure only those obligations which it secures as of the date hereof and (iii) in the case of any extension, renewal or refinancing thereof, (x) there is no increase in the obligations so secured and (y) such Lien does not secure additional assets not subject to the Lien then being extended or renewed;

(l)            any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary or any extension, renewal or refinancing thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Restricted Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and (iv) in the case of any extension, renewal or refinancing thereof, (x) there is no increase in the obligations so secured and (y) such Lien does not secure additional assets not subject to the Lien then being extended or renewed;

(m)           Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(n)           Liens which secure obligations or Indebtedness of the Company or any of its Restricted Subsidiaries under or in connection with (A) the Principal Credit Facility or (B) a private shelf agreement or note purchase agreement (however designated or styled); provided, that the Notes and the Company's obligations under this Agreement and any Subsidiary Guarantor’s obligations under its Subsidiary Guarantee are also concurrently equally and ratably secured pursuant to documentation in form and substance reasonably satisfactory to the Required Holders (including, but not limited to, documentation such as security agreements and other necessary or desirable collateral agreements, an intercreditor agreement and opinions of independent legal counsel);

(o)           Liens (not otherwise permitted hereunder) which secure obligations or Indebtedness of the Company or any of its Restricted Subsidiaries; provided that any obligation or Indebtedness secured pursuant to this Section 10.5(o), together with any outstanding Indebtedness of the Company and of its Restricted Subsidiaries permitted pursuant to Section 10.6(b)(vi), shall not at the most recent date on which any such obligation or Indebtedness was incurred exceed the greater of (x) $400,000,000 or (y) 15% of Adjusted Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company immediately on or prior to such incurrence date; provided further that neither the Company nor any of its Restricted Subsidiaries will secure any amounts owed or outstanding under the Principal Credit Facility pursuant to this clause (o);

(p)           any Lien over the assets, property or Equity Interests of the Joint Venture (including the Equity Interests in the Joint Venture) and its Subsidiaries that secures Indebtedness permitted under Section 10.6(b)(vii); provided that such Lien does not at any time cover any additional assets or property other than products or proceeds thereof; or

(q)           Liens granted by any Restricted Subsidiary of the Company that are contractual rights of set-off or netting arrangements relating to pooled deposit or sweep accounts of such Restricted Subsidiary to permit satisfaction of overdraft or similar obligations (including with respect to netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements) incurred in the ordinary course of business of such Restricted Subsidiary.

10.6.       Indebtedness.

The Company will not and will not permit any Restricted Subsidiary to create, issue, incur, assume, become liable in respect of or suffer to exist:

(a)           any Indebtedness pursuant to any Receivables Transaction, except for Indebtedness pursuant to a Receivables Transaction that is (i) nonrecourse with respect to the Company and its Restricted Subsidiaries (other than any Receivables Subsidiary and to any Equity Interests of such Receivables Subsidiary (and the proceeds thereof)) and (ii) in an aggregate principal amount at the most recent date on which any such Indebtedness is incurred not exceeding the greater of (x) $400,000,000 or (y) 15% of Adjusted Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company immediately on or prior to such incurrence date; or

(b)           any Indebtedness of any of the Restricted Subsidiaries other than:

(i)	Indebtedness of any Receivables Subsidiary pursuant to any Receivables Transaction permitted under Section 10.6(a);

(ii)
any Indebtedness of any Restricted Subsidiary existing on the date of this Agreement and set forth on Schedule 10.6 and any refinancing thereof; provided that the then outstanding principal amount thereof is not increased and the weighted average maturity thereof is not decreased;

(iii)
any Indebtedness of any Restricted Subsidiary which is a Subsidiary Guarantor, so long as such Restricted Subsidiary has complied with the requirements of Section 9.8 in respect of its Subsidiary Guarantee;

(iv)
any Indebtedness of any Restricted Subsidiary owed to the Company or any other Restricted Subsidiary; provided that any such Indebtedness of a Subsidiary Guarantor shall only be permitted pursuant to this Section 10.6(b)(iv) to the extent owed to the Company or another Subsidiary Guarantor;

(v)	any Indebtedness arising in respect of Capital Leases or purchase money obligations incurred in accordance with Section 10.5(f);

(vi)
any other Indebtedness of Restricted Subsidiaries; provided that such Indebtedness, taken together with Indebtedness of the Company and Indebtedness or other obligations permitted to be secured pursuant to Section 10.5(o) of this Agreement, shall not at the most recent date on which any such Indebtedness or obligation was incurred exceed the greater of (x) $400,000,000 or (y) 15% of Adjusted Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company immediately on or prior to such incurrence date;

(vii)
(A) Indebtedness of the Joint Venture and its Subsidiaries under the Winslow Credit Agreement (or any Permitted JV Refinancing Indebtedness in respect thereof) in each case in a principal amount not to exceed $350,000,000 at any time and (B) other Indebtedness of joint ventures of the Company or its Restricted Subsidiaries in an aggregate principal amount for all such joint ventures not to exceed $100,000,000 at any time; and

(viii)
Indebtedness of any Restricted Subsidiary of the Company in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts in the ordinary course of business.

10.7.       Dispositions

The Company will not and will not permit any Restricted Subsidiary to make any Disposition or enter into any agreement to make any Disposition, except:

(a)           Dispositions of obsolete, out-moded or worn-out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)           Dispositions of inventory and cash equivalents in the ordinary course of business;

(c)           Dispositions of property by any Restricted Subsidiary to the Company or to any other Restricted Subsidiary; provided that any such Disposition by a Subsidiary Guarantor shall only be permitted pursuant to this Section 10.7(c) to the extent made to another Subsidiary Guarantor;

(d)           Dispositions of Receivables pursuant to Receivables Transactions permitted under subsection 10.6(a);

(e)           the nonexclusive license of intellectual property of the Company or any of its Restricted Subsidiaries to third parties in the ordinary course of business;

(f)           without limitation to clause (a), the Company and its Restricted Subsidiaries may sell or exchange specific items of machinery or equipment, so long as the proceeds of each such sale or exchange are used (or contractually committed to be used) to acquire (and result within one year of such sale or exchange in the acquisition of) replacement items of machinery or equipment of reasonably equivalent Fair Market Value; and

(g)           other Dispositions where:

(i)
in the good faith opinion of the Company, the Disposition is an exchange for consideration having a Fair Market Value at least equal to that of the property Disposed of and is in the best interest of the Company or the applicable Restricted Subsidiary, as the case may be;

(ii)	immediately after giving effect to such Disposition, no Event of Default would exist; and

(iii)
immediately after giving effect to such Disposition, the Disposition Value of all property that was the subject thereof in any four fiscal quarter period of the Company plus the Fair Market Value of any other property Disposed of during such four quarter period does not equal or exceed 20% of Adjusted Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company;

provided that for purposes of clause (g)(iii) above there shall be excluded from any determination of the Fair Market Value or consideration receivable of property or assets disposed of in a Disposition if and to the extent that an amount equal to the net proceeds realized upon such Disposition are within 90 days after the consummation of such Disposition, applied by the Company to prepay or repay Indebtedness that ranks at least pari passu with the Notes or the Subsidiary Guarantees (other than Indebtedness owing to the Company, any Subsidiary or any Affiliate of the Company) so long as in connection with any such payment or prepayment of such Indebtedness, the Company shall, on or before the date of such payment or prepayment, prepay a Pro Rata Portion of each Note then outstanding as provided in Section 8.8.

10.8.       ERISA.

The Company will not and will not permit any Restricted Subsidiary to engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to:

(a)           engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code);

(b)           fail to comply with ERISA or any other applicable Laws; or

(c)           incur any material “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA),

which, with respect to any event listed above, could reasonably be expected to have a Material Adverse Effect.

10.9.       Financial Covenants.

The Company will not permit the Consolidated Leverage Ratio to exceed 3.50 to 1.0 for the four fiscal quarters of the Company then last ended (in each case taken as one accounting period) as of the last day of each fiscal quarter.

11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)           the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)           the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)           the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), (e), (g) or (h), Section 9.8 or Section 10; or

(d)           (i) the Company shall default in the observance or performance of any covenant contained in Section 7.1(a) or (b), and such default shall continue unremedied for a period of 10 days; or (ii) the Company shall default in the observance or performance of any other agreement contained in this Agreement or the Notes (other than as provided above in this Section 11), and such default described in this clause (d)(ii) shall continue unremedied for a period of 30 days; provided that if any such default covered by this clause (d)(ii), (x) is not capable of being remedied within such 30-day period, (y) is capable of being remedied within an additional 30-day period, and (z) the Company is diligently pursuing such remedy during the period contemplated by (x) and (y) and has advised the holders of Notes as to the remedy thereof, the first 30-day period referred to in this clause (d)(ii) shall be extended for an additional 30-day period but only so long as (A) the Company continues to diligently pursue such remedy, (B) such default remains capable of being remedied within such period and (C) any such extension could not reasonably be expected to have a Material Adverse Effect; or

(e)           any representation or warranty made in writing by the Company or by any officer of the Company in this Agreement or in any writing delivered pursuant to this Agreement proves to have been false or incorrect in any material respect on the date as of which made; or

(f)           (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness permitted under Section 10.6(b)(viii)) that is outstanding in an aggregate principal amount of at least $150,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Indebtedness permitted under Section 10.6(b)(viii)) in an aggregate outstanding principal amount of at least $150,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness (other than Indebtedness permitted under Section 10.6(b)(viii)) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $150,000,000, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness; or

(g)           the Company or any Significant Subsidiary (other than the Joint Venture and its Subsidiaries) (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)           a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries (other than the Joint Venture and its Subsidiaries), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries (other than the Joint Venture and its Subsidiaries), or any such petition shall be filed against the Company or any of its Significant Subsidiaries (other than the Joint Venture and its Subsidiaries) and such petition shall not be dismissed within 60 days (provided that if at any time after the date of this Agreement the Principal Credit Facility provides for a time period greater than 60 days but less than or equal to 120, then such time period therein shall be deemed incorporated herein); or

(i)            a final judgment or judgments (to the extent not covered by insurance where insurance coverage has been acknowledged) for the payment of money aggregating in excess of $50,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries (other than the Joint Venture and its Subsidiaries) and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay (provided that if at any time after the date of this Agreement the Principal Credit Facility provides for a judgment amount greater than $50,000,000 but less than $150,000,000 and/or a time period greater than 60 days but less than or equal to 120, then such amount and/or such time period, as applicable, therein shall be deemed incorporated herein); or

(j)            if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed the aggregate permitted amount specified in any event of default relating to ERISA or other similar laws or regulations concerning benefit plans contained in the Principal Credit Facility, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or (v) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (v) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k)           (i) any default shall occur under any Subsidiary Guarantee or any Subsidiary Guarantee shall cease to be in full force and effect for any reason whatsoever (except as otherwise permitted hereunder and under such Subsidiary Guarantee), including, without limitation, a determination by any Governmental Authority that such Subsidiary Guarantee is invalid, void or unenforceable or (ii) the Company or any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any Subsidiary Guarantor’s obligations under its Subsidiary Guarantee.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.	REMEDIES ON DEFAULT, ETC.

12.1.       Acceleration.

(a)           If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)           If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)           If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.       Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.       Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.       No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.       Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.       Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series as such surrendered Note in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.       Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)           in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)           in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.	PAYMENTS ON NOTES.

14.1.       Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.       Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest and all other amounts by the method and at the address specified for such purpose below such Purchaser’s name as specified in such Purchaser’s Confirmation of Acceptance, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

15.	EXPENSES, ETC.

15.1.       Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and invoiced costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,000 per Series of Notes.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).  On the date hereof, the Company shall have paid the reasonable, documented and invoiced fees and disbursements of Prudential’s special counsel, Bingham McCutchen LLP, as evidenced by a statement of such counsel rendered to the Company at least one Business Day prior to the date hereof.

15.2.       Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.	AMENDMENT AND WAIVER.

17.1.       Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, (b) (i) with the written consent of Prudential (and without the consent of any other holder of Notes), the provisions of Section 1 or 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (ii) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of Sections 2.2 and 4 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes and (c) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 8, 11(a), 11(b), 12, 17 or 20.

17.2.       Solicitation of Holders of Notes.

(a)           Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes, unless such proposed amendment, waiver or consent relates only to a specific Series of Accepted Notes which have not yet been purchased, in which case such information will only be required to be delivered to the Purchasers which shall have become obligated to purchase Accepted Notes of such Series.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)           Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.       Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.       Notes Held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by fax or e-mail if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)            if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications by such Purchaser in its Confirmation of Acceptance, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)           if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)          if to the Company, to the Company at 135 Duryea Road, Melville, New York 11747, Attention: Treasurer, E-mail: ferdinand.jahnel@henryschein.com, Phone No: (631) 454-3109, Fax No: (631) 843-9314; with a copy to 135 Duryea Road – Mail Stop E-365, Melville, New York 11747, Attention: General Counsel, E-mail: michael.ettinger@henryschein.com, Phone No: (631) 843-5989, Fax No: (631) 843-5660, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Notwithstanding anything to the contrary in this Section 18, any communication pursuant to Section 2 shall be made by the method specified for such communication in Section 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a fax or e-mail communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received, with respect to a fax, at the fax terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other fax terminal as the party receiving the information shall have specified in writing to the party sending such information, and in the case of an e-mail, at the e-mail address listed for the party receiving the communication in the Information Schedule or at such other email address as the party receiving the information shall have specified in writing to the party sending such information.

19.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement (or any related document, certificate or agreement) that is proprietary or confidential in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22.	MISCELLANEOUS.

22.1.       Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.       Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that, if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

22.3.       Accounting Terms and Covenant Calculations.

(a)           All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all financial statements shall be prepared in accordance with GAAP.

(b)           Notwithstanding anything to the contrary herein, for purposes of determining compliance with the covenants in this Agreement, any election by the Company or any Subsidiary to measure any portion of a non-derivative financial liability at fair value (as permitted by IAS 39 or any similar accounting standard), other than to reflect any hedging of such non-derivative financial liability (including both interest rate and foreign currency hedges), shall be disregarded and such determination shall be made as if such election had not been made.

(c)           As used in this Agreement, accounting terms relating to the Company and its Subsidiaries not defined in Schedule B, and accounting terms partly defined in Schedule B, but only to the extent not so defined, shall have the respective meanings given to them under GAAP.  If at any time any change in GAAP or in the manner in which the Company shall be required or permitted to disclose its financial results in its filings with the Securities and Exchange Commission (i.e., a change which is inconsistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 26, 2009) would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Company or the Required Holders shall so request, the holders of Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10- K for the fiscal year ended December 26, 2009 prior to such change therein and (ii) the Company shall provide to the holders of Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change.

(d)           Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

22.4.       Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5.       Construction, Etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

22.6.       Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7.       Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

22.8.       Jurisdiction and Process; Waiver of Jury Trial.

(a)           The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(c)           THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*  *  *  *  *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Henry Schein, Inc.

By:	/s/Ferdinand Jahnel
Name:	Ferdinand Jahnel
Title:	VP Treasurer

This Agreement is hereby accepted
and agreed to as of the date thereof.

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/Eric R. Seward
Name:	Eric R. Seward
Title:	Vice President

INFORMATION SCHEDULE

Authorized Officers for Prudential

Prudential Investment Management, Inc.
c/o Prudential Capital Group
1114 Avenue of the Americas, 30th Floor
New York, NY 10036
Attention:  Managing Director
Telecopy:  212-626-2077
Telephone:  212-626-2060
Email: (see below)

Paul L. Meiring	Email: paul.meiring@prudential.com
Yvonne M. Guajardo	Email: yvonne.guajardo@prudential.com
Engin W. Okaya	Email: engin.okaya@prudential.com
Eric R. Seward	Email: eric.seward@prudential.com

Authorized Officers for Company

Henry Schein, Inc. 135 Duryea Road Melville, NY 11747
Stanley M. Bergman
Chief Executive Officer
Telephone: 631.843.5910
Telecopy:  631.843.5665
Email: stanley.bergman@henryschein.com

James P. Breslawski
President, Chief Operating Officer
Telephone: 631.390.8050
Telecopy:  631.390.8198
Email: jim.breslawski@henryschein.com

Michael S. Ettinger
Senior Vice President, General Counsel,
Secretary
Telephone:  631.843.5993
Telecopy:  631.843.5660
Email: michael.ettinger@henryschein.com

Steven Paladino
Executive Vice President,
Chief Financial Officer
Telephone: 631.843.5915
Telecopy:  631.843.5541
Email: steven.paladino@henryschein.com

Ferdinand G. Jahnel
Vice President, Treasurer
Telephone:  631.454.3109
Telecopy:  631.843.9314
Email: ferdinand.jahnel@henryschein.com

Ronald N. South
Vice President of Corporate Finance
Telephone:  631.845.2802
Telecopy:  631.843.5825
Email: ronald.south@henryschein.com

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptance” is defined in Section 2.5.

“Acceptance Day” is defined in Section 2.5.

“Acceptance Window” means, with respect to any Quotation, the time period designated by Prudential during which the Company may elect to accept such Quotation.  The Acceptance Window with respect to any Quotation is expected to be two minutes, but may be a shorter period if Prudential so elects.

“Accepted Note” is defined in Section 2.5.

“Additional Subsidiary Guarantor” means, at any time, each Restricted Subsidiary of the Company which is (x) a guarantor of the obligations of the Company or any Restricted Subsidiary under a Principal Credit Facility or (y) a borrower or other obligor under a Principal Credit Facility.

“Adjusted Consolidated Total Assets” means, at any date of determination, the net book value of all assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

“Affiliate” means, at any time, (a)with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 25% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 25% or more of any class of voting or equity interests and (c) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential or any Prudential Affiliate acts as investment advisor or portfolio manager.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 23, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49079 (2001), as amended.

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“Authorized Officer” means (i) in the case of the Company, its chief executive officer, its chief financial officer, any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its “Authorized Officer” in the Information Schedule or any officer of Prudential designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers or a lawyer in its law department.  Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

“Available Facility Amount” is defined in Section 2.1.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

“Cancellation Date” is defined in Section 2.7(c).

“Cancellation Fee” is defined in Section 2.7(c).

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change in Control” means (A) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (i) acquiring or having acquired beneficial interest of 50% or more of any outstanding class of equity interests having ordinary voting power in the election of the directors of the Company (other than the aggregate beneficial ownership of the Persons who are officers or directors of the Company on the date of this Agreement) or (ii) obtaining or having obtained the power (whether or not exercised) to elect a majority of the Company’s directors or (B) the board of directors of the Company ceasing to consist of a majority of Continuing Directors.

“Change in Control Response Date” is defined in Section 8.7(a).

“Closing” is defined in Section 3.

“Closing Day” means, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 3.3, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in Section 2.7(b), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

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“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Henry Schein, Inc., a Delaware corporation, or any successor that becomes such in the manner prescribed in Section 10.2(a).

“Company Notice” is defined in Section 8.7(a).

“Confidential Information” is defined in Section 20.

“Confirmation of Acceptance” is defined in Section 2.5.

“Consolidated EBITDA” means, for any period, Consolidated Operating Income plus, without duplication, (a) Consolidated Interest Income, (b) depreciation, (c) amortization and (d) all non-cash charges, and (e) all non-recurring, unusual and extraordinary charges, costs and expenses (including merger, restructuring and integration charges, costs and expenses).

“Consolidated Interest Income” means, for any period, the interest income of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

“Consolidated Gross Profit” means, for any period, net sales less cost of sales of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

“Consolidated Leverage Ratio” means at any date of determination, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for the period of four fiscal quarters of the Company ending on (or most recently ended prior to) such date.

“Consolidated Operating Expenses” means, for any period, total expenses related to salaries, employee benefits and general and administrative expenses of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

“Consolidated Operating Income” means, for any period, Consolidated Gross Profit less Consolidated Operating Expenses of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

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“Consolidated Total Assets” means, at any date of determination, the net book value of all assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

“Consolidated Total Debt” means, at any date of determination, without duplication, (a) the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, minus (b) the Unrestricted Cash Amount of the Company and its Restricted Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors” means, as to the Company, the directors of the Company on the date of this Agreement and each other director of the Company whose nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

 “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” with respect to any Note, has the meaning given in such Note.

“Delayed Delivery Fee” is defined in Section 2.7(b).

 “Disposition” or “Dispose” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disposition Prepayment Notice” is defined in Section 8.9(a).

“Disposition Value” means:

(a)           in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such Disposition in good faith by the Company; and

(b)           in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding Equity Interests of such Subsidiary (assuming, in making such calculations, that all securities convertible into such Equity Interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the Disposition thereof, in good faith by the Company.

“Dollars” or “$” means lawful money of the United States of America.

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“Domestic Subsidiary” or “Restricted Domestic Subsidiary” means any Subsidiary or Restricted Subsidiary, as the case may be, other than a Foreign Subsidiary or Foreign Restricted Subsidiary, as the case may be.

“EDGAR” is defined in Section 5.3.

“Environmental Laws” means any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions by any Governmental Authority relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interests” means any and all shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“Existing Credit Facility” means the $400,000,000 Credit Agreement, dated as of September 5, 2008, among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the co-syndication agents and lenders party thereto and J.P. Morgan Securities Inc. as lead arranger and bookrunner, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Facility” is defined in Section 2.1.

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“Foreign Subsidiary” or “Foreign Restricted Subsidiary” means any Subsidiary or Restricted Subsidiary, as the case may be, incorporated or otherwise organized in any jurisdiction outside the United States of America, its territories and possessions.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

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“Governmental Authority” means

(a)           the government of

(i)            the United States of America or any State or other political subdivision of either thereof, or

(ii)           any other jurisdiction in which the Company or any Restricted Subsidiary conducts all or a material part of its business, or which asserts jurisdiction over any properties of the Company or any Restricted Subsidiary, or

(b)           any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Group” means the Company and its Restricted Subsidiaries from time to time and “member of the Group” means any one of them.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other unrelated third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)           to purchase such indebtedness or obligation or any property constituting security therefor;

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(b)           to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)           to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)           otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Treasury Note(s)” means, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)           its liabilities for borrowed money (including obligations evidenced by notes, bonds, debentures or other similar instruments) and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)           its liabilities for the deferred purchase price of property or services acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)           (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

8

(d)           all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)           all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)            all indebtedness of such Person, determined in accordance with GAAP, arising out of a Receivables Transaction;

(g)           any Guarantee Obligations of such Person;

(h)           all obligations of such Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided, however, that in the event that liability of such Person is non-recourse to such Person and is recourse only to specified property owned by such Person, the amount of Indebtedness attributed thereto shall not exceed the greater of the Fair Market Value of such property or the net book value of such property; and

(i)            for the purposes of determining the outstanding principal amount of Indebtedness for the purposes of Section 11(f) only (except to the extent otherwise included above), all obligations of such Person in respect of Swap Contracts; provided that the “principal amount” of the obligations of such Person in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Contract were terminated at such time.

The Indebtedness of any Person shall (A) include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is actually liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not actually liable therefore, and (B) include all obligations of such Person of the character described in clauses (a) through (i) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5.0% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Issuance Period” is defined in Section 2.2.

9

“Joint Venture” means W.A. Butler Company, a Delaware corporation (formerly known as Winslow Acquisition Company).

“Lien” means, with respect to any Person, any mortgage, lien, pledge, hypothecation, assignment, deposit arrangement, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements) or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Optional Subsidiary Guarantee” is defined in Section 9.8(b).

“Optional Subsidiary Guarantor” is defined in Section 9.8(b).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted JV Refinancing Indebtedness” means Indebtedness of the Joint Venture and its Subsidiaries which satisfies each of the following conditions:

(a)           to the extent that such Indebtedness is to be secured by a Lien on any assets or property, or the Equity Interests, of the Joint Venture and its Subsidiaries, the terms of such Indebtedness (including the Liens that secure such Indebtedness) shall be substantially similar to those provided in the Winslow Credit Documents (other than changes which extend the maturity thereof, decrease the interest rate applicable thereto, release a portion of the assets subject to such Liens or otherwise amend the terms in a manner that could not reasonably be expected to be materially adverse to the interests of the Lenders taken as a whole) and any Liens that secure such Indebtedness do not cover any additional assets, property or Equity Interests (except as permitted by Section 10.5(p);

10

(b)           such Indebtedness shall consist of (i) a secured facility which satisfies the requirements of clause (a) above or (ii) an unsecured or subordinated facility (and guarantees in respect thereof provided by any Subsidiary of the Joint Venture) with terms customary for facilities of such type at such time;

(c)           no Default or Event of Default shall have occurred and be continuing or would result from the incurrence of such Indebtedness;

(d)           such Indebtedness shall not be subject to any amortization or required repayment obligations (other than, in the case of a secured facility, as contemplated by clause (a) above or, in the case of an unsecured or subordinated facility, as then reflects the customary terms for facilities of such type at such time) on or prior to September 5, 2013;

(e)           the net proceeds of such Indebtedness (other than any revolving Indebtedness) are concurrently applied to the prepayment of the Indebtedness to be refinanced; and

(f)            the holders of Notes shall have received (x) an Officer's Certificate certifying compliance with the conditions set forth in this definition (and attaching any other information reasonably required by the Required Holders) and (y) copies of all the loan documents relating to such Indebtedness at least one Business Day prior to the funding of any such Indebtedness.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Principal Credit Facility” means any agreement, instrument or facility, and any renewal, refinancing, refunding or replacement thereof, or any two or more of any of the foregoing forming part of a common interrelated financing or other transaction (collectively, a “Credit Agreement”) in respect of which any member of the Group other than the Joint Venture and its Subsidiaries is a borrower, guarantor or other obligor, providing for the incurrence of Indebtedness by the Group in an aggregate principal amount equal to or in excess of $300,000,000 (or the equivalent thereof in any other currency), regardless of the principal amount outstanding thereunder from time to time.  For the avoidance of doubt, the Existing Credit Facility is a Principal Credit Facility.

11

“Pro Rata Portion” means, with respect to a Note and the prepayment of Indebtedness in respect of Section 10.7, the portion of such Note equal to (a) the aggregate amount of the proceeds to be used in the prepayment or repayment of all Indebtedness pursuant to Section 10.7(g) (including the Notes) multiplied by (b) a fraction, the numerator of which is the aggregate principal amount of such Note and the denominator of which is the aggregate principal amount of all such Indebtedness to be prepaid or repaid in accordance with Section 10.7(g).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prudential” is defined in the addressee line to this Agreement.

“Prudential Affiliate” means any Affiliate of Prudential.

“PTE” is defined in Section 6.2.

“Purchaser” is defined in the addressee line to this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Quotation” shall have the meaning provided in paragraph 2.2(d).

“Receivables” means any accounts receivable of any Person, including, without limitation, any thereof constituting or evidenced by chattel paper, instruments or general intangibles, and all proceeds thereof and rights (contractual and other) and collateral related thereto.

“Receivables Subsidiary” means any special purpose, bankruptcy-remote Restricted Subsidiary that purchases Receivables generated by the Company or any of its Restricted Subsidiaries.

“Receivables Transaction” means any transaction or series of transactions providing for the financing of Receivables of the Company or any of its Restricted Subsidiaries, involving one or more sales, contributions or other conveyances by the Company or any of its Restricted Subsidiaries of its/their Receivables to Receivables Subsidiaries which finance the purchase thereof by means of the incurrence of Indebtedness or otherwise.  Notwithstanding anything contained in the foregoing to the contrary: (a) no portion of the Indebtedness (contingent or otherwise) with respect to any Receivables Transactions shall (i) be guaranteed by the Company or any of its Restricted Subsidiaries, (ii) involve recourse to the Company or any of its Restricted Subsidiaries (other than the relevant Receivables Subsidiary), or (iii) require or involve any credit support or credit enhancement from the Company or any of its Restricted Subsidiaries (other than the relevant Receivables Subsidiary), provided that the Company and its Restricted Subsidiaries will be permitted to agree to representations, warranties, covenants and indemnities that are reasonably customary in accounts receivable securitization transactions of the type contemplated (none of which representations, warranties, covenants or indemnities will result in recourse to the Company or any of its Restricted Subsidiaries (other than the relevant Receivables Subsidiary) beyond the limited recourse that is reasonably customary in accounts receivable securitization transactions of the type contemplated); and (b) the securitization facility and structure relating to such Receivables Transactions shall be on market terms and conditions customary for Receivables transactions of the type contemplated.

12

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Request for Purchase” is defined in Section 2.3.

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Rescheduled Closing Day” is defined in Section 3.3.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Subsidiary” means any Subsidiary (a) at least a majority of the voting securities of which are owned by the Company and/or one or more Wholly Owned Restricted Subsidiaries and (b) that the Company has not designated an Unrestricted Subsidiary by notice in writing given to the holders of the Notes.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” is defined in Section 1.

“Shelf Closing” means, with respect to any Series of Shelf Notes, the closing of the sale and purchase of such Series of Shelf Notes.

“Shelf Notes” is defined in Section 1.

“Significant Subsidiary” means:

(a)           each domestic (i.e., incorporated or organized in the United States or any state or territory thereof; hereinafter, “domestic”) Wholly-Owned Restricted Subsidiary formed or acquired by the Company or any direct or indirect Restricted Subsidiary (whether existing at the date hereof, or formed or acquired after the date hereof), if such Restricted Subsidiary or entity, after giving effect to the formation/acquisition of the same, has total assets that exceed five percent of domestic “Consolidated Total Assets,” (hereinafter, the “Asset Threshold”) valued as of the occurrence/closing of such formation/acquisition or as of the last day of any fiscal year thereafter; and

13

(b)           each domestic Restricted Subsidiary (whether existing at the date hereof, or formed or acquired after the date hereof) in which the Company or any Subsidiary Guarantor (if any) has, directly or indirectly, a 66.67% or greater but less than 100% ownership interest which becomes or is a Restricted Subsidiary if such Restricted Subsidiary, after giving effect to the formation/acquisition of the same, has total assets that exceed the Asset Threshold, valued as of the occurrence/closing of such formation/acquisition or as of the last day of any fiscal year thereafter;

provided that if at any time after the date of this Agreement a Principal Credit Facility provides an Asset Threshold greater than five percent but less than or equal to ten percent, then such Asset Threshold therein shall be deemed incorporated herein.

“Structuring Fee” is defined in Section 2.7(a).

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantee” means an agreement substantially in the form of the subsidiary guarantee attached hereto as Exhibit 9.8.

“Subsidiary Guarantor” means any Additional Subsidiary Guarantor and any Optional Subsidiary Guarantor, in each case which executes and delivers a Subsidiary Guarantee pursuant to the terms hereof.

“Subsidiary Stock” means, with respect to any Person, the Equity Interests of any Subsidiary of such Person.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

14

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for income tax purposes, other than any such lease under which such Person is the lessor.

“Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.

“Unrestricted Cash Amount” means, as of any date of determination, that portion of the Company’s and its consolidated Subsidiaries’ aggregate cash and cash equivalents in excess of $50,000,000, that is not encumbered by or subject to any Lien securing Indebtedness for borrowed money (excluding, in all events, any Lien arising from any set-off, netting or other banking arrangements or other customary cash management arrangements).

“Unrestricted Subsidiary” means, at any time, any Subsidiary that is not at such time designated a Restricted Subsidiary.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” or “Wholly Owned Restricted Subsidiary”  means, at any time, any Subsidiary, or Restricted Subsidiary, as the case may be, all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries, or Wholly-Owned Restricted Subsidiaries, as the case may be, at such time.

15

“Winslow Credit Agreement” means the credit agreement entered into in connection with the establishment of the Joint Venture between Butler Animal Health Supply, LLC, a Delaware limited liability company, as borrower, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended, waived, modified or supplemented from time to time.

“Winslow Credit Documents” means the Winslow Credit Agreement and any agreement, document or instrument creating any security interest or other encumbrance, or guaranty, entered into in connection therewith and any other agreement, document or instrument ancillary or otherwise related thereto (as amended, waived, modified or supplemented from time to time.

16

EXHIBIT 1

[Form of Shelf Note]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, NEITHER MAY BE SOLD NOR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER APPLICABLE LAWS.

HENRY SCHEIN, INC.

[____]% Series ___ Senior Note Due [__________, ____]

No. [_____]                      [Date]
PPN[______________]
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT PERIOD:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

For Value Received, the undersigned, HENRY SCHEIN, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars [on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid),][, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, payable [quarterly][semi-annually], on the [___] day of [__________], [__________], [__________] and [_________] in each year, commencing with the [__________], [__________], [__________] or [_________] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable [quarterly][semi-annually] as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Shelf Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Private Shelf Agreement, dated as of [_______], 2010 (as from time to time amended, the “Shelf Agreement”), between the Company, Prudential Investment Management, Inc. and each Prudential Affiliate which becomes a party thereto and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Shelf Agreement and (ii) made the representation set forth in Section 6.2 of the Shelf Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Shelf Agreement.

This Note is a registered Note and, as provided in the Shelf Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified above and in the Shelf Agreement.]  [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Shelf Agreement, but not otherwise.]  [This Note is not subject to prepayment.]

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Shelf Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

HENRY SCHEIN, INC.

By
Name:
Title:

2

EXHIBIT 2

[Form of ]Request for Purchase

Henry Schein, Inc.

Private Shelf Agreement

Reference is made to the Private Shelf Agreement (the “Agreement”), dated as of [●], 2010, between Henry Schein, Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to Section 2.3 of the Agreement, the Company hereby makes the following Request for Purchase:

1.	Aggregate principal amount of
the Shelf Notes covered hereby
(the “Notes”):                                $__________1

2.	Interest Rate:	[●]%

3.	Interest Payment Period:	[Quarterly][Semi-annually]

4.	Individual specifications of the Notes:

Principal Final Principal Amount	Prepayment Maturity Date	Dates and Amounts

5.	Use of proceeds of the Notes:

6.	Proposed day for the closing
of the purchase and sale of the Notes:

7.	The purchase price of the Notes is to be transferred to:

Name and Address and ABA Routing Number of Bank	Number of Account

____________________________
1           Minimum principal amount of $5,000,000.

8.
The Company certifies that (a) [except as set forth on Exhibit A hereto,] the representations  and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase and (b) on the date of this Request for Purchase no Default or Event of Default has occurred or is continuing.

Dated:	[●] 20[●]

Henry Schein, Inc.

By:
Authorized Officer

2

EXHIBIT A

SUPPLEMENTAL REPRESENTATIONS

The Section references hereinafter set forth correspond to the similar sections of the Agreement which are supplemented hereby:

3

EXHIBIT 3
[Form of ]Confirmation of Acceptance

Henry Schein, Inc.

Private Shelf Agreement

Reference is made to the Private Shelf Agreement (the “Agreement”), dated as of [●], 2010, between Henry Schein, Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.  All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

Prudential or the Prudential Affiliate which is named below as a Purchaser of Shelf Notes hereby confirms the representations as to such Shelf Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of the Agreement applicable to the Purchasers or holders of the Notes.

Pursuant to Section 2.5 of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.  Accepted Notes:  Aggregate principal amount $[●]

(A)	(a)	Name of Purchaser:

(b)	Principal amount:

(c)	Final maturity date:

(d)	Principal prepayment dates and amounts:

(e)	Interest rate:

(f)	Interest payment period: [quarterly][semi-annually] in arrears

(g)	Payment and notice instructions: As set forth on attached Purchaser Schedule

(B)	(a)	Name of Purchaser:

(b)	Principal amount:

(c)	Final maturity date:

(d)	Principal prepayment dates and amounts:

(e)	Interest rate:

(f)	Interest payment period: [quarterly][semi-annually] in arrears

(g)	Payment and notice instructions: as set forth on attached Purchaser Schedule

[(C), (D)..... same information as above.]

II.            Closing Day: [●], 20[●].

HENRY SCHEIN, INC.

By:
Name:
Title:
Dated:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:
Vice President

[PRUDENTIAL AFFILIATE]

By:
Vice President

[ATTACH PURCHASER SCHEDULES]

2

EXHIBIT 4.3(A)

FORM OF OFFICER’S CERTIFICATE
OF
HENRY SCHEIN, INC.

I, _____________________, hereby certify that I am the ________________ of Henry Schein, Inc., a Delaware corporation (the “Company”), and that, as such, I have access to the Company’s records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Company, and I further certify as follows.

1.           This Certificate is being delivered pursuant to Section 4.3(a) of that certain Private Shelf Agreement (the “Shelf Agreement”), dated as of August 9, 2010, by and among the Company and Prudential Investment Management, Inc. (“Prudential”).  The terms used in this certificate and not defined herein have the respective meanings specified in the Shelf Agreement.

2.           The representations and warranties of the Company in Section 5 of the Shelf Agreement are correct in all material respects on and as of the date hereof [(except to the extent of changes caused by the transactions herein contemplated)].

3.           The Company has performed and complied in all material respects with all covenants and conditions contained in the Shelf Agreement required to be performed or complied with by it prior to or at the Closing.

4.           After giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by the Request for Purchase relating to such Notes) no Default or Event of Default shall have occurred and be continuing.

5.           Except as otherwise permitted pursuant to Section 10.2 of the Shelf Agreement, the Company has not (a) changed its jurisdiction of incorporation or organization; or (b) been a party to any merger or consolidation prior to the first Closing, at any time following the date of the most recent financial statements referred to in Section 5.5 of the Shelf Agreement.

I have executed this Certificate in the name and on the behalf of the Company on _____________________, 20____.

By:
Name:

2

EXHIBIT 4.3(B)

FORM OF SECRETARY’S CERTIFICATE
OF
HENRY SCHEIN, INC.

I, [____________], hereby certify that I am the duly elected, qualified and acting [Secretary][Assistant Secretary] of Henry Schein, Inc., a Delaware corporation (the “Company”), and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this certificate in the name and on behalf of the Company, and further certify in my capacity as such officer as follows.  This certificate is being delivered pursuant to Section 4.3(b) of that certain Private Shelf Agreement (the “Shelf Agreement”), dated as of August 9, 2010 by and among the Company and Prudential Investment Management, Inc. (“Prudential”).  The terms used in this certificate and not defined herein have the respective meanings specified in the Shelf Agreement.

1.
(a) The Company is a company duly incorporated and validly existing under the laws of Delaware; (b) no petition has been presented nor order made by a court for the bankruptcy or suspension of payments of the Company and no resolution has been passed to voluntarily dissolve, merge or de-merge the Company; and (c) no receiver, administrator or similar officer has been appointed in respect of the Company or its assets.

2.
Attached hereto as Exhibit A is a true and correct copy of the resolutions of the Board of Directors of the Company, relating to the Shelf Agreement and the transactions contemplated therein, duly adopted on ________ at which a quorum was present and acting throughout. Such resolutions are in full force and effect on and as of the date hereof, not having been amended, revoked or rescinded, and such resolutions are filed with the records of the Board of Directors of the Company.

3.
[The Shelf Agreement was executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Exhibit A hereto and said Shelf Agreement is substantially in the form as was submitted to and approved by the Board of Directors of the Company as aforementioned.]2

4.
The Series [__] Senior Notes were executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Exhibit A hereto and said Notes are substantially in the form as was submitted to and approved by the Board of Directors of the Company.

5.
[Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company (together with amendments thereto), in full force and effect on and as of the date hereof, and prior to such date, inclusive, without any further modifications or amendments in any respect.]  [The Certificate of Incorporation of the Company in the forms provided to Prudential Investment Management, Inc. on [___], 20[__] have been in full force and effect from such date to and including the date hereof, without any further modifications or amendments in any respect.]

____________________________
2 To be provided in the Secretary’s Certificate provided in connection with the first Closing.

6.
[Attached hereto as Exhibit C is the name, title and a copy of the specimen signature of each representative of the Company executing documents in connection with the Shelf Agreement.  The specimen signature appearing opposite the name of each such person on Exhibit C is a copy of his or her genuine signature.][There has been no change to the name, title and specimen signature of certain persons authorized by the Company to execute documents on behalf of the Company in connection with the Shelf Agreement since [________], the date of the delivery of a Secretary’s Certificate to Prudential Investment Management, Inc., and the signature appearing opposite the name of each such person, in each case, as provided to Prudential Investment Management, Inc. as of [________] is his or her genuine signature.]

IN WITNESS WHEREOF, I have affixed hereto my signature this ___ day of [______], 20[__].

By:
Name:
Title:

I, __________________, _______________ of the Company, herby certify that the signature above of ______________, [Secretary][Assistant Secretary] of the Company is [his/her] genuine signature.

By:
Name:
Title: [Secretary][Assistant Secretary]

Exhibit A
Resolutions of the Board of Directors of the Company

Exhibit B
Certificate of Incorporation of the Company

Exhibit C
Incumbency Certificate of the Company

Title	Name of Officer	Signature of Officer

EXHIBIT 4.4(a)

[Form of Opinion of Special Counsel to the Company]

The following opinions are to be provided by special counsel for the Company, subject to customary assumptions, definitions, limitations and qualifications.  All capitalized terms used herein without definition shall have the meanings ascribed thereto in that certain Private Shelf Agreement (the “Shelf Agreement”), dated as of August 9, 2010, between Henry Schein, Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.

The Company (i) is a company duly incorporated and validly existing under the laws of Delaware and (ii) has the corporate power and authority to execute and deliver the Shelf Agreement and the Notes, to perform the provisions thereof, and to conduct its business as, to such counsel’s knowledge, is currently conducted.

[Each Subsidiary Guarantor (i) is a [●]3 duly [incorporated][formed] and validly existing under the laws of its jurisdiction of organization and (ii) has all requisite [●]4 power and authority to execute and deliver its Subsidiary Guarantee and to perform the provisions thereof.]5

The Shelf Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

The Notes issued on the Closing Date with respect to which the opinion is being delivered, have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Each Subsidiary Guarantee executed on the Closing Day with respect to which the opinion is being delivered, has been duly authorized, executed and delivered by the applicable Subsidiary Guarantor and constitutes a legal, valid and binding agreement of that Subsidiary Guarantor, enforceable against that Subsidiary Guarantor in accordance with its terms.

Assuming the accuracy of the representations and warranties of the Purchasers in Section 6 of the Purchase Agreement (and, for this purpose, excluding any materiality or other similar qualifications set forth therein), no consent, approval or authorization of, or registration, filing or declaration with, any federal or New York court or governmental agency, body or authority or administrative agency, or with any Delaware court or arbitrator or governmental or regulatory authority in each case pursuant to the DGCL by the Company or any Subsidiary Guarantor is required in connection with the execution, delivery or performance by the Company of the Shelf Agreement or the Notes or in connection with the execution, delivery or performance by any Subsidiary Guarantor of its Subsidiary Guarantee except such as have been or will be obtained and made on or prior to the Closing Date.

___________________________
3 Insert appropriate range of entities (e.g. corporation, limited liability company, etc.).
4 Insert appropriate range of entities (e.g. corporation, limited liability company, etc.).
5 Opinion regarding Subsidiary Guarantors will be limited to only those Subsidiary Guarantors at such Closing Date organized in a jurisdiction in which Proskauer is admitted to practice.  Any Subsidiary Guarantor not addressed by such opinion shall, upon request by Prudential (in the case of the first Closing Date) or the Required Holders (at all other times), be delivered by the Company’s local counsel authorized to practice in the jurisdiction of organization of such Subsidiary Guarantor.

No (i) registration under the Securities Act of 1933, as amended, of the Notes or the Subsidiary Guarantees thereof  or (ii) qualification of an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended, is required for the offering, sale and delivery of the Notes purchased by the Purchaser as contemplated by the Note Purchase Agreement, assuming (a) the accuracy of the Purchaser’s representations contained in Section 6 of the Purchase Agreement (and, for this purpose, excluding any materiality or other similar qualifications set forth therein) and (b) the accuracy of the Company’s representations in Section 5 of the Purchase Agreement (and, for this purpose, excluding any materiality or other similar qualifications set forth therein).

The execution, delivery and performance by the Company of the Note Purchase Agreement and the Notes and the execution, delivery and performance by the Subsidiary Guarantors of their Subsidiary Guarantees do not and will not (i) breach any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement or instrument listed on Annex B6 to such opinion, (ii) violate the provisions of the Charter or By-laws of the Company or (iii) violate the laws of the State of New York, the Delaware General Corporation Law or any federal statute, rule or regulation of the United States of America or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority known to such counsel, applicable to the Company.

The Company is not an “investment company” or, to the knowledge of such counsel, a Person “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Neither the issuance and sale of the Notes and the Subsidiary Guarantees, on the Closing Date with respect to which the opinion is being delivered, nor the application of the proceeds thereof by the Company in a manner consistent with the requirements of the Note Purchase Agreement will violate Regulation T, U or X of the Board of Governors of the United States Federal Reserve System, 12 CFR, Part 220, Part 221 and Part 224, respectively.

______________________________
6 Such Annex B to include, among other things, each Principal Credit Facility and each other agreement for material Indebtedness of the Company and any of its Subsidiaries.

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EXHIBIT 4.4(b)

[Form of Opinion of Special Counsel to the Purchasers]

The following opinions are to be provided by special counsel to the Purchasers, subject to customary assumptions, limitations and qualifications.  All capitalized terms used herein without definition shall have the meanings ascribed thereto in that certain Private Shelf Agreement (the “Shelf Agreement”), dated as of August 9, 2010, between Henry Schein, Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.

Each of the Shelf Agreement, the Request for Purchase, the Confirmation of Acceptance and the Notes constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.  Each Subsidiary Guarantee constitutes a legal, valid and binding obligation of the respective Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

No consents, approvals or authorizations of Governmental Authorities of the State of New York or the United States of America are required under the laws of the United States of America or the State of New York on behalf of the Company or any Subsidiary Guarantor in connection with the execution and delivery of the documents to which it is a party.

Each Chosen-Law Provision is enforceable in accordance with New York General Obligations Law section 5-1401, as applied by a New York State court or a federal court sitting in New York and applying New York choice of law principles.

Under the circumstances contemplated by the Shelf Agreement, the Request for Purchase, the Confirmation of Acceptance and the Notes, it is not necessary to register the offer and sale of the Notes and the Subsidiary Guarantees under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the issuance of the Shelf Notes under the Trust Indenture Act of 1939, as amended.

EXHIBIT 4.10

FORM OF CONFIRMATION OF SUBSIDIARY GUARANTEE

Reference is made to the several Subsidiary Guarantees made by each of the undersigned (each a “Subsidiary Guarantor”) in favor of the holders of the Shelf Notes described therein (each as amended, restated, supplemented or otherwise modified from time to time, a “Subsidiary Guarantee” and collectively, the “Subsidiary Guarantees”).

Notwithstanding that such consent is not required under the Subsidiary Guarantees, each of the Subsidiary Guarantors hereby consents to the execution and issue by the Company of its [●]% Series [●] Senior Notes, due [●] (the “Series [●] Notes”) pursuant to the Private Shelf Agreement, dated as of August 9, 2010 between Henry Schein, Inc., on the one hand, and Prudential Investment Management, Inc. and each Prudential Affiliate which becomes party thereto, on the other hand (as it may be amended, restated or otherwise modified from time to time, the “Shelf Agreement”), which Series [●] Notes will be guaranteed by such Subsidiary Guarantor under its Subsidiary Guarantee.  As a material inducement to the Purchasers of the Series [●] Notes to consummate the purchase of the Series [●] Notes under the Shelf Agreement, each of the Subsidiary Guarantors respectively (i) acknowledges and confirms the continuing existence, validity and effectiveness of its Subsidiary Guarantee, including, without limitation, with respect to the Series [●] Notes, and (ii) agrees that the issuance of the Series [●] Notes shall not in any way release, diminish, impair or reduce its obligations under its Subsidiary Guarantee.

Terms used herein that are defined in the Shelf Agreement and are not otherwise defined herein shall have the meanings given in the Shelf Agreement.

[SUBSIDIARY GUARANTORS]

By:
Name:
Title:

EXHIBIT 9.8

[Form of] Subsidiary Guarantee

Dated as of [●], 20[●]

of

[Name of Subsidiary Guarantor]

Subsidiary Guarantee

This Subsidiary Guarantee, dated as of [●], 20[●] (this “Guarantee Agreement”), is made by [●], a [●]7 (the “Guarantor”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below).  The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

Preliminary Statements:

I.             Henry Schein, Inc., a Delaware corporation (the “Company”), has entered into a Private Shelf Agreement dated as of [●], 2010 (as amended, modified, supplemented or restated from time to time, the “Shelf Agreement”) with Prudential Investment Management, Inc. and each Prudential Affiliate which becomes a party thereto from time to time (such Prudential Affiliates, the “Purchasers”).  Capitalized terms used herein have the meanings specified in the Shelf Agreement unless otherwise defined herein.

II.            The Company has authorized the issuance, pursuant to the Shelf Agreement, of its senior promissory notes in the aggregate principal amount of $250,000,000 (the “Shelf Notes”).  The foregoing Shelf Notes that may from time to time be issued pursuant to the Shelf Agreement (including any notes issued in substitution therefor) are herein collectively called the “Notes” and individually a “Note”.

III.           Pursuant to the Shelf Agreement, the Company is required or has chosen to cause the Guarantor to deliver this Guarantee Agreement to the holders.

IV.           The Guarantor has received and will receive direct and indirect benefits from the financing arrangements contemplated by the Shelf Agreement.  The [Board of Directors] of the Guarantor has determined that the incurrence of such obligations is in the best interests of the Guarantor.

Now Therefore, in compliance with the Shelf Agreement, and in consideration of, the execution and delivery of the Shelf Agreement and the purchase of the Notes by each of the Purchasers, the Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

1.      GUARANTEE; INDEMNITY.

1.1           Guarantee.  The Guarantor hereby irrevocably and unconditionally guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Shelf Agreement or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”).  The guarantee in the preceding sentence is an absolute, present and continuing guarantee of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes or upon any other action, occurrence or circumstance whatsoever.  In the event that the Company shall fail so to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Shelf Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  The Guarantor agrees that the Notes issued in connection with the Shelf Agreement may (but need not) make reference to this Guarantee Agreement.

_____________________________
7           Insert appropriate form of entity (e.g. corporation, limited liability company, etc.).

The Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by the Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guarantee Agreement, the Notes, the Shelf Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guarantee Agreement, the Notes, the Shelf Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guarantee Agreement.

The Guarantor hereby acknowledges and agrees that the Guarantor’s liability hereunder is joint and several with any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Shelf Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guarantee Agreement, the holders (by their acceptance of any Note) and the Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to the Guarantor, then this Guarantee Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of the Guarantor or any holder and shall be deemed to have been automatically consented to by the Guarantor and each holder.  The Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of the Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to the Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render the Guarantor’s liability under this Guarantee Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

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1.2           Indemnity.  The Guarantor hereby further agrees that if, for any reason, any amount claimed by a holder of the Notes under this Guarantee Agreement is not recoverable on the basis of a guarantee, it will be liable as a principal debtor and primary obligor to indemnify that holder of the Notes against any cost, loss or liability it incurs as a result of the Company not paying any amount expressed to be payable by it under the Notes, the Shelf Agreement or otherwise on the date when it is expressed to be due. The amount payable by the Guarantor under this Section 1.2 will not exceed the amount it would have had to pay under Section 1.1 if the amount claimed had been recoverable on the basis of a guarantee.

2.      OBLIGATIONS ABSOLUTE.

The obligations of the Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Shelf Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Shelf Agreement or any other instrument referred to therein (it being agreed that the obligations of the Guarantor hereunder shall apply to the Notes, the Shelf Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Shelf Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of the Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of the Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to the Guarantor or to any subrogation, contribution or reimbursement rights the Guarantor may otherwise have.  The Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

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3.            WAIVER.

The Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Shelf Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against the Guarantor, including, without limitation, presentment to or demand for payment from the Company or the Guarantor with respect to any Note, notice to the Company or to the Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Shelf Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor or in any manner lessen the obligations of the Guarantor hereunder.

4.       OBLIGATIONS UNIMPAIRED.

The Guarantor authorizes the holders, without notice or demand to the Guarantor and without affecting its obligations hereunder, from time to time:  (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Shelf Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Shelf Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Shelf Agreement or any other instrument referred to therein, for the performance of this Guarantee Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors; (f) to exercise or refrain from exercising any rights against the Company and others; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, the Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, the Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guarantee Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Shelf Agreement, and the Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

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5.             SUBROGATION AND SUBORDINATION.

(a)           The Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guarantee Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guarantee Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)           The Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to the Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by the Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guarantee Agreement.

(c)           If any amount or other payment is made to or accepted by the Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guarantee Agreement.

(d)           The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Shelf Agreement and that its agreements set forth in this Guarantee Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

6.             REINSTATEMENT OF GUARANTEE.

This Guarantee Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

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7.             RANK OF GUARANTEE.

The Guarantor will ensure that its payment obligations under this Guarantee Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Guarantor now or hereafter existing.

8.             REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

The Guarantor represents and warrants to each holder as follows:

8.1           Organization; Power and Authority.  The Guarantor is a [●], duly organized, validly existing and in good standing under the laws of its jurisdiction of [●], and is duly qualified as a foreign [●], where legally applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Guarantor has the [●]8 power and authority, in all material respects, to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts, to execute and deliver this Guarantee Agreement and to perform the provisions hereof.

8.2           Authorization, Etc.  This Guarantee Agreement has been duly authorized by all necessary [●]9 action on the part of the Guarantor, and this Guarantee Agreement constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8.3           Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Guarantor of this Guarantee Agreement will not

_________________________
8           Insert appropriate form of action (e.g. corporate, limited liability company, etc.).
9           See preceding Note.

6

(a)           contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any of its Subsidiaries under, (i) the organizational documents of the Guarantor or (ii) any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which the Guarantor or any of its Subsidiaries is bound or by which the Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected;

(b)           conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any of its Subsidiaries;

(c)           (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any of its Subsidiaries;

except for any such contravention, breach, default, creation of a Lien, conflict or violation described in any of clauses (b), and (c) above which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

“Governmental Authority” means (x) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which the Guarantor or any of its Subsidiaries conducts all or a material part of its business, or which asserts jurisdiction over any properties of the Guarantor or any of its Subsidiaries, or (y) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

8.4           Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guarantee Agreement.

8.5           Information Regarding the Company.  The Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company.  No holder shall have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders.  The Guarantor has executed and delivered this Guarantee Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

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8.6           Solvency.  Upon the execution and delivery hereof, the Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

8.7           Pari Passu.  All obligations and liabilities of the Guarantor under this Guarantee Agreement will rank in right of payment at least pari passu without preference or priority with all other outstanding unsecured and unsubordinated present Indebtedness of the Guarantor.

9.             TERM OF GUARANTEE AGREEMENT.

This Guarantee Agreement and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and the Issuance Period under the Shelf Agreement shall have expired or otherwise terminated and shall be subject to reinstatement pursuant to Section 6; provided that this Guarantee Agreement may be terminated in accordance with, and pursuant to, Section 9.8(e) of the Shelf Agreement.

10.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guarantee Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder.  All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to this Guarantee Agreement shall be deemed representations and warranties of the Guarantor under this Guarantee Agreement.  Subject to the preceding sentence, this Guarantee Agreement embodies the entire agreement and understanding between each holder and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

11.     AMENDMENT AND WAIVER.

11.1         Requirements.  Except as otherwise provided in the fourth paragraph of Section 1.1 of this Guarantee Agreement, this Guarantee Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1.1 or any of Section 1.2 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 9 or 11 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of the Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guarantee Agreement) will be effective as to any holder unless consented to by such holder in writing.

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11.2         Solicitation of Holders of Notes.

(a)           Solicitation. The Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)           Payment. The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

11.3         Binding Effect.  Any amendment or waiver consented to as provided in this Section 11 applies equally to all holders and is binding upon them and upon each future holder and upon the Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder.  As used herein, the term “this Guarantee Agreement” and references thereto shall mean this Guarantee Agreement as it may be amended, modified, supplemented or restated from time to time.

11.4         Notes Held By Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guarantee Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

12.     NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

9

(a)           if to the Guarantor, to [●], or such other address as the Guarantor shall have specified to the holders in writing, or

(b)           if to any holder, to such holder at the addresses specified for such communications set forth in such holder’s Confirmation of Acceptance, or such other address as such holder shall have specified to the Guarantor in writing.

13.     MISCELLANEOUS.

13.1         Successors and Assigns.  All covenants and other agreements contained in this Guarantee Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.

13.2         Severability. Any provision of this Guarantee Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

13.3         Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guarantee Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guarantee Agreement nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Guarantee Agreement.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

13.4         Further Assurances.  The Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guarantee Agreement.

13.5         Governing Law.  This Guarantee Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

10

13.6         Jurisdiction and Process; Waiver of Jury Trial.

(a)           Each of the Guarantor and each holder irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guarantee Agreement.  To the fullest extent permitted by applicable law, each of the Guarantor and each holder of Notes irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           Each of the Guarantor and each holder consents to process being served by or on behalf of such Guarantor or any holder, as applicable, in any suit, action or proceeding of the nature referred to in Section 13.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or at such other address of which such holder shall then have been notified pursuant to Section 12.  Each of the Guarantor and each holder agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)           Nothing in this Section 13.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)           THE GUARANTOR AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTEE AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

13.7         Reproduction of Documents; Execution.  This Guarantee Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced.  The Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 13.7 shall not prohibit the Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.  A facsimile or electronic transmission of the signature page of the Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

11

In Witness Whereof, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date and year first above written.

[Name of Guarantor]

By:
Name:
Title:

Portions of this agreement have been omitted and separately filed with the SEC with a request for confidential treatment.  The location of those omissions have been noted by  [**].

Schedule 5.4
Subsidiaries of the Company and Ownership of Subsidiary Stock

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
1	Henry Schein Regional Unit Trust	I	Australia	79.0420%		No Directors as it is a Trust	Restricted
2	Kraft NO 3 Pty Ltd	I	Australia	79.0420%		Jacob Selinger	Restricted
3	Medi-Consumables PTY Limited	I	Australia	58.0000%		Michael Zack Graham W. Stanely David Brous Maurie Stang Bernard Stang	Restricted
4	Henry Schein Australia Pty Limited	I	Australia	100.0000%	Andrew Dingle, Secretary Michael S. Ettinger, Secretary	Jacob Selinger Mark E. Mlotek Michael Zack David Brous Graham W. Stanley	Restricted
5	Henry Schein Regional Pty Ltd	I	Australia	79.0420%	Andrew Dingle, Secretary Michael S. Ettinger, Secretary	Bernie Stang Maurie Stang David Brous Graham W. Stanley Michael Zack	Restricted
6	Halas Dental Pty Ltd.	I	Australia	79.0420%	Maurie Stang, Secretary Michael S. Ettinger, Secretary	Mark E. Mlotek Steven Paladino Bernie Stang Maurie Stang Michael Zack Graham W. Stanley David Brous	Restricted
7	Henry Schein Australia Holdings Pty Limited	I	Australia	100.0000%	Andrew Dingle, Secretary Michael S. Ettinger, Secretary	Jacob Selinger Mark E. Mlotek Michael Zack David Brous Graham W. Stanley	Restricted
8	HSLA Unit Trust	I	Australia	79.0420%		No Directors as it is a Trust	Restricted
9	Protec Australia Pty Limited	I	Australia	79.0420%	N/A	Bernie Stang Maurie Stang Jacob Selinger Graham W. Stanley	Restricted
10	HSR Holdings Pty Limited	I	Australia	79.0420%	Andrew Dingle, Secretary Michael S. Ettinger, Secretary	Bernie Stang Maurie Stang David Brous Graham W. Stanley Michael Zack	Restricted
11	CFB Handels GmbH, Wien	I	Austria	100.0000%		Managing Director: Thomas Friedl	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

1

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
12	Golth Dentalwarenhandelsgesellschaft mbH	I	Austria	100.0000%		Michael Sedlacek, Managing Director	Restricted
13	Henry Schein Dental Austria GmbH	I	Austria	100.0000%		Managing Director: Cees Balder Anton Fuehrer Roman Reichholf Prokura: Michael Suppanz Friedrich Reinold Michael Sedlacek	Restricted
14	Henry Schein Austria GmbH	I	Austria	100.0000%		Anton Fuehrer Cees Balder Michael Helig	Restricted
15	Henry Schein Medical Austria GmbH	I	Austria	100.0000%		Managing Director: Michael Helig Thomas Friedl Prokuristin: Christa Friedl	Restricted
16	Belgium Confidential BVBA (1)	I	Belgium	50.4900%			Restricted
17	Belgium Confidential BVBA (2)	I	Belgium	50.8000%			Restricted
18	Dental Express S.A.	I	Belgium	100.0000%		Managing Director: Rene Plomp Danny Lambrechts Cees Balder	Restricted
19	Henry Schein NV	I	Belgium	100.0000%		Managing Director: Rene Plomp Danny Lambrechts Cees Balder Jeanpierre Spiers	Restricted
20	HS Trust	I	British Virgin Islands	100.0000%		Nerine Trust Company (BVI) Limited, as Trustee – only authorized signator	Restricted
21	Ortho Organizers, Inc.	D	California	98.2900%
Russell J. Bonafede, President
George W. Guttroff, Vice President and General Manager
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Steven Paladino Mark E. Mlotek Michael S. Ettinger	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

2

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
22	Henry Schein Canada, Inc.	I	Canada	100.0000%
Stanley M. Bergman, Chief Executive Officer
Francis C. Elborne, President
Glen Watson, Chief Financial Officer, Assistant Secretary
James P. Breslawski, Executive Vice President
Steven Paladino, Executive Vice President
Peter D. Jugoon, Executive Vice President, Chief Operating Officer
Michael S. Ettinger, Secretary
Andrew Deal, Assistant Secretary
						Stanley M. Bergman, Chariman of the Board Francis C. Elborne	Restricted
23	Henry Schein Funding Group (partnership)	I	Canada	100.0000%		Manager: Michael S. Ettinger Mark E. Mlotek	Restricted
24	Henry Schein Software of Excellence Finance Ltd.	I	Cayman Islands	100.0000%		Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
25	Henry Schein Trading (Shanghai) Co., Ltd.	I	China, People's Republic of China	51.0000%	Legal Representative: Hui Cao (Lucia), general manager	Michael Zack Mark Mlotek Steven Paladino Mr. SO Chun Ho Ms. LEE Tak Han Joanna	Restricted
26	Custom Milling Center, Inc.	D	Colorado	50.0000%
Robert Miller, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
Richard Miranda, Vice President
						Richard Miranda Robert Miller	Restricted
27	Henry Schein Dental s.r.o.	I	Czech Republic	86.0010%	Managing Directors: Bernd Riegger Cees Balder Jaromir Koudela Eva Havlickova Prokuristin (w/powers): Eva Poppova		Restricted
28	Noviko s.r.o.	I	Czech Republic	86.0000%	Managing Directors: David Brous Jaromir Koudela Karel Badalik Gavin Poole		Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

3

Confidential
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
29	S-Dent spol. s r.o.	I	Czech Republic	86.0010%		Managing Directors: Oldrich Spidla Jiri Sveda Jaromir Koudela Eva Havlíčková	Restricted
30	AD Interests, LLC	D	Delaware	100.0000%
Managers:
James P. Breslawski, President
Steven Paladino, Executive Vice President and Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President and Secretary
							Restricted
31	Butler Animal Health Holding Company, LLC	D	Delaware	50.1000%	Kevin R. Vasquez, Chief Executive Officer and President Leo E. McNeil, Chief Financial Officer Kimberly Allen, Secretary	Michael Ashkin Carl Ashkin Stanley M. Bergman Mark E. Mlotek Steven Paladino Stanley Komaroff Lonnie Shoff Steven B. Gruber Charles B. Patton	Restricted
32	Butler Animal Health Supply, LLC	D	Delaware	50.100000%	Kevin R. Vasquez, Chief Executive Officer and President Leo E. McNeil, Chief Financial Officer Kimberly Allen, Secretary	Managers: Butler Animal Health Holding Company LLC	Restricted
33	Delaware Confidential LLC	D	Delaware	45.0000%			Restricted
34	Delaware Confidential Corp. (1)	D	Delaware	100.0000%			Restricted
35	Delaware Confidential Corp. (2)	D	Delaware	100.0000%			Restricted
36	Delaware Confidential Corp. (3)	D	Delaware	56.0723%			Restricted
37	Henry Schein Europe, Inc.	D	Delaware	100.0000%
Stanley M. Bergman, Chief Executive Officer Michael Zack, President
Robert Minowitz, Vice President
Steven Paladino, Executive Vice President Mark E. Mlotek, Executive Vice President
Graham Stanley, Vice President and Chief Financial Officer
Michael S. Ettinger, Senior Vice President, Secretary
Ferdinand G. Jahnel, Treasurer
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

4

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
38	HF Acquisition Co. LLC	D	Delaware	100.0000%
Managers:
James P. Breslawski, President
Mark E. Mlotek, Executive Vice President
Steven Paladino, Executive Vice President, Chief Financial Officer
Michael S. Ettinger, Sr. Vice President, Secretary
Lonnie Shoff, Executive Vice President
Ferdinand G. Jahnel, Treasurer
							Restricted
39	NDC Holdco, LLC	D	Delaware	7.8000%	Mark T. Seitz, President and Chief Executive Officer Scott Craighead, Chief Financial Officer and Chief Operating Officer Jeffrey M. Mann, Secretary	Managers: Gregory M. Barr Wade Glisson Mark T. Seitz Mike Racioppi Ted Almon	Restricted
40	SG Healthcare Corp.	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President and CFO
Mark E. Mlotek, Executive Vice President
Lonnie Shoff, Executive Vice President
Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President
						Michael S. Ettinger Mark E. Mlotek Steven Paladino	Restricted
41	SKBIC Acquisition Corp.	D	Delaware	90.0000%
James P. Breslawski, President
Kenneth Rosenblood, General Manager
Steven Paladino, Executive Vice President,
Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Ferdinand Jahnel, Treasurer
Michael S. Ettinger, Sr. Vice President, Secretary
Lonnie Shoff, Executive Vice President
						Steven Paladino Mark E. Mlotek Michael S. Ettinger Kenneth Rosenblood Donald Cohen	Restricted
42	Vedco, Inc.	D	Delaware	16.6666%	Richard Sexton, President Deborah Olsen, Vice President John Francis, Secretary Craig Campbell, Assistant Secretary, Treasurer	Dale Dye Bobby Mims Jack Smith John Francis Deborah Olsen Richard Sexton	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

5

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
43	W.A. Butler Company	D	Delaware	70.4522%
James P. Breslawski, President
Mark E. Mlotek, Executive Vice President
Steven Paladino, Executive Vice President & CFO
Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President & Secretary
						Michael S. Ettinger Mark E. Mlotek Steven Paladino	Restricted
44	D4D Technologies, LLC	D	Delaware	15.3333%	Basil Haymann, Chairman, Chief Executive Officer, Gavin Subel, Chief Financial Officer, Secretary, Treasurer	Basil Haymann Alan Korman Warren Harmel John Spencer Kevin Hoffman	Restricted
45	Delaware Confidential Corp. (4)	D	Delaware	100.0000%			Restricted
46	Gem Medical Acquisition Corp.	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
47	Handpiece Parts & Repairs, Inc.	D	Delaware	100.0000%
James P. Breslawski, President
Ron Appel, Vice President and General Manager
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
48	Henry Schein Financial Services, Inc.	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
Keith Drayer, Vice President
Dr. Dennis Ray Hoover, Vice President
James H. Puckett III, Vice President
Dr. Eugene Heller, Vice President
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

6

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
49	Henry Schein France Holdings, Inc.	D	Delaware	100.0000%
Michael Zack, President
Robert Minowitz, Vice President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President Michael S. Ettinger, Senior Vice President, Secretary
Ferdinand G. Jahnel, Vice President
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
50	Henry Schein Global Sourcing, Inc.	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Treasurer
Mark E. Mlotek, Executive Vice President
Richard G. Glass, Vice President
Michael S. Ettinger, Senior Vice President, Secretary
Lucia Cao, Chief Representative
Robert Ponzo, Vice President-Tax
						Steven Paladino Mark E. Mlotek Michael S. Ettinger	Restricted
51	Henry Schein International LLC	D	Delaware	100.0000%	James P. Breslawski, President Mark E. Mlotek, Executive Vice President Steven Paladino, Executive Vice President Ferdinand G. Jahnel, Treasurer Michael S. Ettinger, Senior Vice President, Secretary	Managers: James P. Breslawski Mark E. Mlotek Steven Paladino Graham W. Stanley Michael S. Ettinger	Restricted
52	Henry Schein Italy, LLC	D	Delaware	100.0000%
James P. Breslawski, President
Mark E. Mlotek, Executive Vice President
Steven Paladino, Executive Vice President, Chief Financial Officer
Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Managers: Mark E. Mlotek Steven Paladino Michael S. Ettinger James P. Breslawski Graham Stanley	Restricted
53	Henry Schein Latin America Pacific Rim Inc.	D	Delaware	100.0000%
Michael Zack, President
Robert Minowitz, Vice President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Michael S. Ettinger, Senior Vice President, Secretary
Ferdinand G. Jahnel, Vice President
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

7

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
54	Henry Schein New Zealand Holding Co.	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Steven Paladino Mark E. Mlotek Michael S. Ettinger	Restricted
55	HPR Holdings I, LLC	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Ferdinand G. Jahnel, Vice President, Treasurer
Robert Ponzo, Vice President, Tax
Michael S. Ettinger, Secretary
						Managers: James P. Breslawski Steven Paladino Robert Ponzo Ferdinand G. Jahnel Michael S. Ettinger	Restricted
56	HS Beneficiary Services, LLC	D	Delaware	100.0000%		Managers: James P. Breslawski Steven Paladino Michael S. Ettinger	Restricted
57	HS Finance Company, LLC	D	Delaware	100.0000%		Managers: James P. Breslawski Steven Paladino Michael S. Ettinger	Restricted
58	HS Financial, Inc.	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Robert Ponzo, Vice President, Tax
Ferdinand G. Jahnel, Vice President, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						James P. Breslawski Steven Paladino Michael S. Ettinger	Restricted
59	HS France Finance, LLC	D	Delaware	100.0000%
Michael Zack, Operating Manager
Steven Paladino, Executive Vice President and Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Michael S. Ettinger, Secretary
Ferdinand G. Jahnel, Treasurer
						Managers: Mark E. Mlotek Steven Paladino Michael Zack Michael S. Ettinger	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

8

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
60	HS TM Holdings, LLC	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Robert Ponzo, Vice President Tax
Ferdinand G. Jahnel, Vice President, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Managers: James P. Breslawski Steven Paladino Robert Ponzo Ferdinand G. Jahnel Michael S. Ettinger	Restricted
61	HSI Gloves, Inc.	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Steven Paladino Mark E. Mlotek Michael S. Ettinger	Restricted
62	S&S Discount Supply, Inc.	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
63	Camlog USA, Inc.	D	Delaware	100.0000%
Lonnie Shoff, President
Steven Paladino, Executive Vice President
Mark E. Mlotek, Executive Vice President
Leonard A. David, Senior Vice President
Michael S. Ettinger, Senior Vice President, Secretary
Richard Miranda, Vice President
						Steven Paladino James P. Breslawski Mark E. Mlotek Lonnie Shoff	Restricted
64	GIV Holdings, Inc.	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
Charles D. Crawford-Vice President
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
65	HPR TM, LLC	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Ferdinand G. Jahnel, Vice President, Treasurer Michael S. Ettinger, Vice President, Secretary
Robert Ponzo, Vice President, Tax
						Managers: James P. Breslawski Steven Paladino Michael S. Ettinger	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

9

Confidential
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
66	HS Brand Management, Inc.	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Ferdinand G. Jahnel, Vice President, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
Robert Ponzo, Vice President, Tax
						James P. Breslawski Steven Paladino Michael S. Ettinger	Restricted
67	HS Financial Holdings, Inc.	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Ferdinand G. Jahnel, Vice President, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
Robert Ponzo, Vice President, Tax
						James P. Breslawski Steven Paladino Michael S. Ettinger	Restricted
68	HS Manager Services, LLC	D	Delaware	100.0000%		Managers: James P. Breslawski Steven Paladino Michael S. Ettinger	Restricted
69	HS TM, LLC	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Robert Ponzo, Vice President Tax
Ferdinand G. Jahnel, Vice President, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Managers: James P. Breslawski Steven Paladino Robert Ponzo Ferdinand G. Jahnel Michael S. Ettinger	Restricted
70	HSI RE I, LLC	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Graham W. Stanley, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Managers: Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
71	MedCorp Acquisition Company, Inc.	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

10

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
72	National Logistics Services, LLC	D	Delaware	100.0000%	James P. Breslawski, President Mark E. Mlotek, Vice President Steven Paladino, Treasurer Michael S. Ettinger, Secretary	Managers: James P. Breslawski Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
73	Toy Products Corp.	D	Delaware	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
74	Universal Footcare Products, Inc.	D	Delaware	100.0000%	James P. Breslawski, President Steven Paladino, Executive Vice President Mark E. Mlotek, Executive Vice President Ferdinand G. Jahnel, Treasurer Michael S. Ettinger, Senior Vice President, Secretary	Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
75	[**]	D	Delaware	45.0000%	[**]	[**]	Restricted
76	Ortho Organizers Holdings, Inc.	D	Delaware	98.2900%
James P. Breslawski, President
George W. Guttroff, Vice President and General Manager
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Steven Paladino Mark E. Mlotek Michael S. Ettinger	Restricted
77	BA FRANCE Eurl	I	France	100.0000%		Managing Director and Board: Frederic Ladet	Restricted
78	Henry Schein France Holding EURL	I	France	100.0000%		Managing Board: David Dibon	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

11

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
79	Henry Schein France SCA	I	France	100.0000%		Managing Director: Jacques-Philippe Peyron Josette Guillo Board: Robert Minowitz Michael Zack Didier Cochet Frederic Ladet HSE Inc. represented by David Dibon HSFH EURL represented by Philippe Roy	Restricted
80	Henry Schein France Services SARL	I	France	100.0000%		Managing Director and Board: Michael Zack	Restricted
81	Henry Schein Implantologie	I	France	100.0000%		Managing Director: Jacques-Philippe Peyron	Restricted
82	Hippocampe Bressuire	I	France	33.8300%	Philippe Leroy, Managing Director	Philippe Leroy, Chairman of Supervisory Board	Restricted
83	Hippocampe Caen	I	France	34.8800%	Philippe Leroy, Managing Director	Philippe Leroy-Chairman of Supervisory Board Jean-Michel Burel Joel Drai Andre Francois Patrick Corniere Marc Ferme Carol Drai Daniel Drai Jacques-Philippe Peyron David Brous Gavin Poole	Restricted
84	Hippocampe EVI	I	France	46.2500%	Joel Drai, Managing Director	Joel Drai-Chairman Carol Drai David Dibon	Restricted
85	Hippocampe Nevers	I	France	33.1400%	Philippe Leroy, Managing Director	Philippe Leroy, Chairman of Supervisory Board Henri Pelgamourgues Bertrand Lecuyer Joel Drai	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

12

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
86	Megadental SAS	I	France	65.0000%		Managing Director: Joel Drai Loic Bureau Board: David Dibon Frederic Ladet Didier Cochet	Restricted
87	Camlog Consulting GmbH	I	Germany	64.8416%		Managing Director: Rudolf Neumeier	Restricted
88	Henry Schein Grundstucks-Vermietungsgesellschaft mbH & Co. OHG	I	Germany	100.0000%		Managing Director: Henry Schein GmbH	Restricted
89	Altatec Gmbh	I	Germany	64.8416%		Managing Director: Jean-Marie Wyss	Restricted
90	BA International GmbH	I	Germany	100.0000%		Managing Director: Anthony Jones Anton Fuehrer	Restricted
91	Camlog Holding GmbH	I	Germany	64.8416%	Egon Froehle	Managing Director: Jurg Eichenberger	Restricted
92	Camlog Vertriebs GmbH	I	Germany	64.8416%		Managing Director: Michael Ludwig	Restricted
93	Dentina GmbH	I	Germany	100.0000%		Kerstin Flemming	Restricted
94	DES Dental Events Gmbh	I	Germany	33.3300%	N/A	Thomas Meertens	Restricted
95	Germany Confidential GmbH (1)	I	Germany	47.4300%			Restricted
96	Germany Confidential GmbH (2)	I	Germany	51.0000%			Restricted
97	Heitech Medizintechnik und Service GmbH & Co. KG	I	Germany	100.0000%		Managing Director: First Med Erste Verwalt.	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

13

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
98	Henry Schein Dental Depot GmbH	I	Germany	100.0000%
Managing Director:
Thomas Erbsloeh
Ronald Hoensch
Anton Fuehrer
Heiko Wichmann
Bernd-Thomas Hohmann
Gesamtprokura:
Heiko Ewert
Albrecht Merklein
Wolfgang Upmeier
Juergen Funk
Natalie Koerfgen
Wolfgang NiBing
Michael Kutzner
Bernd Streu
Wolfgang Boege
Christian Boehnke
Lars Berger
Stephan Rueckschloss
Joachim Feldmer
Udo Duerholt
Sydow, Joachim
Michael Giling
Helmut Becker
							Restricted
99	Henry Schein GmbH	I	Germany	100.0000%		Managing Director: Michael Helig Robert Minowitz David Brous Anton Fuehrer	Restricted
100	Henry Schein Holding GmbH	I	Germany	100.0000%		Managing Director: Anton Fuehrer Michael Zack Robert Minowitz Graham Stanley David Brous	Restricted
101	Henry Schein Medical GmbH	I	Germany	100.0000%		Managing Director: Anton Fuehrer Gerd-Peter Wunderlich Michael Helig Prokura: Lakhdar Slimani-May	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

14

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
102	Henry Schein Services GmbH	I	Germany	100.0000%		Managing Director: Robert Minowitz Anton Fuehrer Axel Pfitzenreiter Ronald Hoensch Gesamtprokura: Michael Kutzner Udo Duerholt Joachim Feldmer Patrick Thurm Tanja M. Koehler Thomas Marte	Restricted
103	Henry Schein Vet GmbH	I	Germany	100.0000%	Gesamtprokura: Lakhdar Slimani-May	Managing Director: Michael Helig Anton Fuehrer	Restricted
104	Euro Dental Holding GmbH	I	Germany	100.0000%		Anton Fuehrer	Restricted
105	FIRST MED Erste Verwaltungs GmbH	I	Germany	100.0000%		Managing Director: Kerstin Flemming Bernd-Thomas Hohmann Michael Helig Anton Fuehrer	Restricted
106	MediQuick Arzt- und, Krankenhausbedarfshandel GmbH	I	Germany	100.0000%		Managing Directors: Anton Fuehrer Michael Helig Gesamtprokura: Madelaine Portugal	Restricted
107	Nordenta Handelsgesellschaft mbH	I	Germany	100.0000%		Managing Director: Kerstin Flemming Annelie Christiansen	Restricted
108	Promed Vertriebsgesellschaft mbH & Co. KG	I	Germany	100.0000%		Manging Directors: BA International GmbH Gesamtprokura: Stefan Wagenseil	Restricted
109	PxD Praxis-Discount GmbH	I	Germany	100.0000%	N/A	Managing Director: Michael Helig Anton Fueher Gesamtprokura: Madelaine Portugal	Restricted
110	Tierarztebedarf Jochen Lehnecke GmbH	I	Germany	100.0000%		Managing Directo: Anton Fuehrer Michael Helig	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

15

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
111	Henry Schein China Services Limited	I	Hong Kong	99.8862%	CCH Secretarials Limited - Secretary	Mark E. Mlotek Michael S. Ettinger Michael Zack Steven Paladino Kristel Margo Lee Chun Ho So Joanna Tak Han Lee	Restricted
112	Henry Schein Hong Kong Limited	I	Hong Kong	51.0000%	CCH Secretarials Limited-Secretary	Mark E. Mlotek Michael S. Ettinger Michael Zack Steven Paladino Kristel Margo Lee Frankie Tak Ching Lee Siu Wun Chang	Restricted
113	All-Star Orthodontics, Inc.	D	Indiana	98.2900%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger,Senior Vice President, Secretary
						Steven Paladino Mark E. Mlotek Michael S. Ettinger	Restricted
114	Henry Schein Ireland Limited	I	Ireland	100.0000%	AA Anderson, Secretary	Robert Minowitz AA Anderson John Orr Gavin Poole Bryce Donnell	Restricted
115	Henry Schein Medical Technologies Ltd.	I	Israel	100.0000%		Steven Paladino Mark E. Mlotek Michael S. Ettinger	Restricted
116	Henry Schein Shvadent (2009) Ltd.	I	Israel	70.0000%		Stanley M. Bergman Michael Zack Mark Mlotek Shlomo Trokman Sharon Trokman	Restricted
117	Henry Schein Israel	I	Israel	50.1000%		Saul Benzadon	Restricted
118	Henry Schein Italia S.r.l.	I	Italy	100.0000%		Robert Minowitz (w/signing powers) Riccardo Gandus, ManagingDirector (w/signing powers) Alberto Barbi, Managing Director Michael S. Zack Graham Stanley	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

16

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
119	Krugg S.p.A.	I	Italy	100.0000%	Andrea Gentilini, General Manager Equip (w/signing powers) Others/Representative (Procuratori): Andrea Brambilla Andrea Gentilini Maurizio Capogrosso Andrea Bondi Cizia Boselli Laura Gori G.U. Casale	Robert Minowitz, President (w/signing powers) Riccardo Gandus, Managing Director (w/signing powers) Alberto Barbi, Managing Director Michael S. Ettinger Michael Zack	Restricted
120	Henry Schein Luxembourg Services S.àr.l.	I	Luxembourg	100.0000%	Category A Managers: Steven Paladino Michael S. Ettinger Category B Managers: Luc Sunnen Marcel Stephany		Restricted
121	Henry Schein (Malaysia) SDN. BHD	I	Malaysia	100.0000%	Managers and Secretaries: Seow Fei San, Company Secretary Wong Siew Yeen, Company Secretary
Mark E. Mlotek, Executive Vice President
Steven Paladino, Executive Vice President, Chief Financial Officer
Michael S. Ettinger, Senior Vice President, Secretary
Seow Fei San, Company Secretary Wong Siew Yeen, Company Secretary
							Restricted
122	ACE Surgical Supply Co., Inc.	D	Massachusetts	51.0000%
J. Edward Carchidi, Scientific Advisor
Craig Carchidi, President
Christopher Carchidi, Marketing Director
Michael S. Ettinger, Vice President, Secretary
Mark E. Mlotek, Executive Vice President
Steven Paladino, Executive Vice President
Ferdinand G. Jahnel, Treasurer
						Stanley M. Bergman J.Edward Carchidi Craig Carchidi Mark E. Mlotek Lonnie Shoff	Restricted
123	Netherlands Confidential B.V. (1)	I	Netherlands	51.0000%			Restricted
124	Henry Schein B.V.	I	Netherlands	100.0000%		Managing Directors: Cees Balder Rene Plomp Goetz Volland Robert Minowitz	Restricted
125	Henry Schein C.V.	I	Netherlands	100.0000%		Signing authority: Henry Schein Europe, Inc. (Managing Partner)	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

17

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
126	Henry Schein Europe, B.V.	I	Netherlands	100.0000%		Managing Directors: Robert Minowitz Henry Schein B.V.	Restricted
127	Henry Schein European Finance B.V.	I	Netherlands	100.0000%		Rene Plomp Henry Schein European Holding B.V.	Restricted
128	Henry Schein European Holding B.V.	I	Netherlands	100.0000%		Managing Director: Rene Plomp Robert Minowitz Goetz Volland	Restricted
129	Netherlands Confidential B.V.(2)	I	Netherlands	51.0000%			Restricted
130	Netherlands Confidential N.V. (1)	I	Netherlands	51.0000%			Restricted
131	Henry Schein Midlist B.V.	I	Netherlands	51.0000%		Managing Director: Michael Zack Saul Benzadon Rene Plomp	Restricted
132	Henry Schein Systems B.V.	I	Netherlands	100.0000%		Managing Directors: Cees Balder Goetz Volland	Restricted
133	Henry Schein Wigro van der Kuip B.V.	I	Netherlands	100.0000%		Managing Director: Henry Schein B.V.	Restricted
134	Netherlands Confidential N.V. (2)	I	Netherlands	100.0000%			Restricted
135	Henry Schein European Services B.V.	I	Netherlands	100.0000%		Rene Plomp Goetz Volland Ferdinand G. Jahnel Steven Paladino	Restricted
136	AD-LB Supply Corp.	D	New York	100.0000%	Stanley M. Bergman, Chairman of Board James P. Breslawski, President Steven Paladino, Executive Vice President, Chief Financial Officer Ferdinand G. Jahnel, Treasurer Michael S. Ettinger, Secretary	Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
137	Caligor Physicians & Hospital Supply Corp.	D	New York	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

18

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
138	Henry Schein Cares Foundation, Inc.	D	New York	100.0000%
Stanley M. Bergman, President
Michael S. Ettinger, Secretary
Ferdinand Jahnel, Treasurer
Steve Kess, Vice President
Howard Stapler, Vice President
Susan Vasallo, Vice President, Executive Director
Dewi Wijaya, Associate Executive Director
						Gerry Benjamin Stanley M. Bergman James P. Breslawski Michael S. Ettinger Steve Kess Steven Paladino Howard Stapler Susan Vasallo	Restricted
139	Henry Schein Supply, Inc.	D	New York	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
140	MBM Hospital Supply Corp.	D	New York	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
141	Micro Bio-Medics, Inc.	D	New York	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
142	Sherman Specialty LLC	D	New York	51.0000%		Management Committee: Stanley M. Bergman Steven Paladino Mark E. Mlotek Bob Possenreide Stuart Krosser Adam Krosser Peter Jeffers	Restricted
143	Henry Schein New Zealand	I	New Zealand	100.0000%		Steven Paladino Mark E. Mlotek Michael S. Ettinger	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

19

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
144	Henry Schein Regional Limited	I	New Zealand	63.9100%	N/A	Garth Bradford Michael S. Ettinger Michael Gannaway (alternate for US based Directors) Bernie Stang Maurie Stang (alternate) Graham W. Stanley Michael Zack	Restricted
145	Shalfoon Bros Limited	I	New Zealand	63.9100%	N/A	Garth Bradford Michael Gannaway Bernie Stang Maurie Stang	Restricted
146	Software of Excellence Asia Pacific Limited.	I	New Zealand	100.0000%		Robert Minowitz Brian Weatherly Michael Zack	Restricted
147	Software of Excellence Australia Limited	I	New Zealand	100.0000%		Michael Zack Robert Minowitz Brian Weatherly	Restricted
148	Software of Excellence International Limited	I	New Zealand	100.0000%		Stanley M. Bergman Robert Minowitz Michael Zack	Restricted
149	Henry Schein (KM) Limited	I	Northern Ireland	100.0000%	Helen Redding, Secretary	Robert Minowitz AA Anderson John Orr Gavin Poole Bryce Donnell	Restricted
150	Henry Schein Medical Systems, Inc.	D	Ohio	100.0000%
Steven Paladino, Executive Vice President
Mark E. Mlotek, Executive Vice President
Michael S. Ettinger, Vice President, Secretary
Dennis Paul Hido, Chief Financial Officer
Keith Slater, Vice President, General Manager
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
151	Henry Schein (Lancaster, PA.) Inc.	D	Pennsylvania	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
152	Henry Schein Portugal, Unipessoal LDA	I	Portugal	75.0000%		Robert Minowitz John Orr Michael Zack	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

20

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
153	Henry Schein Puerto Rico, Inc.	D	Puerto Rico	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Hal Muller, Vice President
Ron Appel, Vice President
Robert Ponzo, Vice President Tax
Michael S. Ettinger, Vice President, Secretary
						Steven Paladino Mark E. Mlotek Michael S. Ettinger	Restricted
154	Scotland Confidential Ltd.	I	Scotland	51.0000%			Restricted
155	Veterinary Solutions Limited Company No.: 04207571	I	Scotland	100.0000%	Bryce Donnell, Secretary	Bryce Donnell Bob Minowitz Steven Paladino Michael Zack Brian Weatherly	Restricted
156	W. & J. Dunlop Limited	I	Scotland	100.0000%	Leslie Jack, Secretary	John Michael Cooper Stephen James Cooper Michael S. Ettinger Robert Minowitz Mark E. Mlotek Steven Paladino Michael Zack	Restricted
157	S-DENT SLOVAKIA, s.r.o.	I	Slovakia	86.0010%	Managing Director: Jaromir Bucek		Restricted
158	BA Dental Europa, SA	I	Spain	78.0000%	Rep Power: Jose Luis Arias Tabernilla Juan Manuel Molina Lozano Alicia Tejeiro	Board of Directors: Robert Minowitz, President Anthony Michael Alyn Jones, Vice President Jose Luis Arias Tabernilla, Secretary Juan Manuel Molina Lozano, Vice Secretary Alicia Tejeiro	Restricted
159	Camlog Espana SA.	I	Spain	64.8416%		Jurg Eichenberger	Restricted
160	Henry Schein España Holdings, S.L.	I	Spain	100.0000%	Rep Power: Juan Manuel Molina Lozano Alicia Tejeiro	Board of Directors: Michael Zack, President Michael S. Ettinger Juan Manuel Molina Lozano, Secretary	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

21

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
161	Henry Schein España SA	I	Spain	75.0000%	Rep Power: Juan Manuel Molina Lozano Alicia Tejeiro	Board of Directors: Robert Minowitz, President Michael Zack, Vice President Juan Manuel Molina Lozano, Secretary Graham W. Stanley, Vice Secretary Saul Benzadon	Restricted
162	Soluciones y Equipos Dentales, S.A.	I	Spain	75.0000%	Rep Power: Juan Manuel Molina Lozano Alicia Tejeiro	Juan Manuel Molina Lozano, Administrator	Restricted
163	Spain Dental Express S.A.	I	Spain	75.0000%	Rep Power: Juan Manuel Molina Lozano Alicia Tejeiro	Board of Director: Robert Minowitz, President Juan Manuel Molina Lozano, Secretary Alicia Tejeiro	Restricted
164	Heiland Schweiz AG	I	Switzeland	100.0000%		Michael Helig (Chairman) Jean Claude von Gunten (jt) Patrick von Gunten (jt)	Restricted
165	Camlog Biotechnologies AG	I	Switzerland	64.8416%	Oscar Battegay Jurg Eichenberger Egon Froehle Alex Schar Jean-Marie Wyss Reto Falk Volker Hogg Michael Peetz	Oscar Battegay Jurg Eichenberger	Restricted
166	Provet AG	I	Switzerland	100.0000%		Michael Helig (Chairman) Jean Claude von Gunten (jt) Patrick von Gunten (jt)	Restricted
167	Camlog Holding AG	I	Switzerland	64.8416%	Michael Peetz Egon Froehle Jordi Belart, Secretary	Jurg Eichenberger Oscar Battegay Mark E. Mlotek Steven Paladino Stanley M. Bergman Stanley Komaroff	Restricted
168	Camlog Schweiz AG	I	Switzerland	64.8416%	Jordi Belart Egon Froehle	Jurg Eichenberger Oscar Battegay	Restricted
169	Petco AG	I	Switzerland	100.0000%		Michael Helig (Chairman) Jean Claude von Gunten (jt) Patrick von Gunten (jt)	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

22

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
170	Provet Holding AG	I	Switzerland	100.0000%		David Brous Michael Helig (jt) Jean Claude von Gunten (jt-delegate) Patrick von Gunten (jt) Michael Zack (Chairman)	Restricted
171	Vetco AG	I	Switzerland	100.0000%		Michael Helig (Chairman) Jean Claude von Gunten (jt) Patrick von Gunten (jt)	Restricted
172	Distrivet AG	I	Switzerland	100.0000%		Michael Helig (Chairman) Jean Claude von Gunten (jt) Patrick von Gunten (jt)	Restricted
173	Banyan International Corporation	D	Texas	90.0000%
James P. Breslawski, President
Kenneth Rosenblood, General Manager
Steven Paladino, Executive Vice President,
Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Ferdinand Jahnel, Treasurer
Michael S. Ettinger, Sr. Vice President, Secretary
Lonnie Shoff, Executive Vice President
						Steven Paladino Mark Mlotek Michael S. Ettinger Kenneth Rosenblood	Restricted
174	Stat Kit Inc.	D	Texas	90.0000%
James P. Breslawski, President
Kenneth Rosenblood, General Manager
Steven Paladino, Executive Vice President,
Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Ferdinand Jahnel, Treasurer
Michael S. Ettinger, Sr. Vice President, Secretary
Lonnie Shoff, Executive Vice President
						Steven Paladino Mark Mlotek Michael S. Ettinger Kenneth Rosenblood Donald Cohen	Restricted
175	AD Holdings General Partnership	D	Texas	100.0000%	Authorized Representatives: Michael S. Ettinger Jennifer Ferrero Richard Miranda		Restricted
176	Henry Schein Sağlik Yatirimlari Anonim Şirketi	I	Turkey	100.0000%		Graham B. Stanley Michael Zack Michael S. Ettinger Special Representative: Halim Ramazanoğlu	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

23

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
177	Consulsoft Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Bryce Donnell Bob Minowitz Brian Weatherly	Restricted
178	Advanced Group Limited, The	I	United Kingdom	100.0000%		Michael Zack Steven Paladino Graham W. Stanley Robert Minowitz	Restricted
179	Advanced Healthcare, The Computing Limited	I	United Kingdom	100.0000%		Michael Zack Steven Paladino Graham W. Stanley Robert Minowitz	Restricted
180	BA (Belgie), Limited	I	United Kingdom	100.0000%	Peter Crouch, Secretary	Robert Minowitz Peter Crouch Anthony Michael Alyn Jones John Orr Gavin Poole	Restricted
181	BA (Deutschland) Limited	I	United Kingdom	100.0000%	Peter Crouch, Secretary	Robert Minowitz Peter Crouch Anthony Michael Alyn Jones John Orr Gavin Poole	Restricted
182	BA International, Limited	I	United Kingdom	100.0000%	Peter Crouch, Secretary	Robert Minowitz Peter Crouch Anthony Michael Alyn Jones John Orr Gavin Poole	Restricted
183	BDG UK Holdings Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz Stanley M. Bergman Michael Zack Steven Paladino John Orr Gavin Poole Bryce Donnell	Restricted
184	Blackwell Supplies Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz John Orr Gavin Poole Bryce Donnell	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

24

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
185	Budget Dental Supplies Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz Stanley M. Bergman Michael Zack Steven Paladino Simon Gambold John Orr Gavin Poole Bryce Donnell	Restricted
186	Civilscene Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz MA Avedissian John Orr Gavin Poole Bryce Donnell	Restricted
187	Compudent Limited	I	United Kingdom	100.0000%		Michael Zack Steven Paladino Graham W. Stanley Robert Minowitz	Restricted
188	Henry Schein Europe Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz John Orr Gavin Poole	Restricted
189	Henry Schein Technologies (Ireland) Limited	I	United Kingdom	100.0000%	Bryce Donnell, Secretary	Robert Minowitz John Orr Brian Weatherly Bryce Donnell	Restricted
190	Henry Schein UK Finance Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz Michael Zack Steven Paladino John Orr Gavin Poole Bryce Donnell	Restricted
191	Trio Diagnostics Limited	I	United Kingdom	25.0000%	John Edmund Daniell, Company Secretary	Stephen Michael Alford John Edmund Daniell	Restricted
192	DE Healthcare Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz Stanley M. Bergman Michael Zack Steven Paladino Simon Gambold John Orr Gavin Poole Bryce Donnell	Restricted
193	Ethicare Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz John Orr Gavin Poole Bryce Donnell	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

25

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
194	Henry Schein Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz Stanley M. Bergman Michael Zack Steven Paladino John Orr Gavin Poole Bryce Donnell	Restricted
195	Henry Schein Technologies Limited	I	United Kingdom	100.0000%	Bryce Donnell, Secretary	Robert Minowitz John Orr Brian Weatherly Bryce Donnell	Restricted
196	Henry Schein UK Holdings Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Simon Gambold Robert Minowitz John Orr Steven Paladino Michael Zack Mark E. Mlotek Michael S. Ettinger Gavin Poole Bryce Donnell	Restricted
197	Inter-Dental Equipment Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz John Orr Gavin Poole Bryce Donnell	Restricted
198	Kent Dental Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz Stanley M. Bergman Michael Zack Steven Paladino Simon Gambold John Orr Gavin Poole Bryce Donnell	Restricted
199	Kent Express Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz Stanley M. Bergman Michael Zack Steven Paladino Simon Gambold James P. Breslawski John Orr Gavin Poole Bryce Donnell	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

26

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
200	Minerva Dental Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz Michael S. Ettinger Michael Zack Steven Paladino Mark E. Mlotek Gavin Poole John Orr Bryce Donnell	Restricted
201	Quayle Dental Manufacturing Ltd.	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz John Orr Gavin Poole	Restricted
202	Software of Excellence United Kingdom Limited	I	United Kingdom	100.0000%		Michael Zack Steven Paladino Graham W. Stanley Robert Minowitz	Restricted
203	Specorder Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz John Orr Gavin Poole	Restricted
204	Zahn Dental Supplies Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz John Orr Gavin Poole Bryce Donnell	Restricted
205	Dental Systems Design Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz John Orr Gavin Poole Bryce Donnell	Restricted
206	Software of Excellence UK Holdings Limited	I	United Kingdom	100.0000%		Michael Zack Steven Paladino Graham W. Stanley Robert Minowitz	Restricted
207	Porter Nash Limited	I	United Kingdom	100.0000%	Helen Redding, Secretary	Robert Minowitz John Orr Gavin Poole Bryce Donnell	Restricted
208	Encable Limited	I	United Kingdom	100.0000%	Bryce Donnell, Secretary	Bob Minowitz	Restricted
209	Quality Clinical Reagents Limited	I	United Kingdom	25.0000%	Anne Welch, Secretary	Stephen Michael Alford Julian Bryan	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

27

CONFIDENTIAL
Schedule 5.4

	Entity	Domestic/ International	Jurisdiction of Formation	Henry Schein and Subsidiaries Ownership %	Officers	Directors/Managers	Restricted/ Unrestricted Subsidary
210	Henry Schein Practice Solutions Inc.	D	Utah	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Michael S. Ettinger, Vice President, Secretary Kevin Bunker,Vice President
Ferdinand G. Jahnel, Treasurer
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
211	General Injectables & Vaccines, Inc.	D	Virginia	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
Charles D. Crawford, Vice President
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
212	Insource, Inc.	D	Virginia	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Charles D. Crawford, Vice President
Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted
213	Henry Schein PPT, Inc.	D	Wisconsin	100.0000%
James P. Breslawski, President
Steven Paladino, Executive Vice President, Chief Financial Officer
Mark E. Mlotek, Executive Vice President
Eugene Heller, Vice President
Ferdinand G. Jahnel, Treasurer
Michael S. Ettinger, Senior Vice President, Secretary
Keith Drayer, Vice President
						Mark E. Mlotek Steven Paladino Michael S. Ettinger	Restricted

Entities in italics and bold denotes confidential relationship.
Additional information to be provided upon request
Current as of August 6, 2010

[**] - Confidential or proprietary information redacted.

28

Schedule 5.4(d)

•
$400,000,000 Credit Agreement among Henry Schein, Inc., the several Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and HSBC Bank USA, N.A., The Bank of New York Mellon, and UniCredit Marlets and Investment Banking, acting through Bayerische Hypo- und Vereinsbank AG, New York Branch, as co-syndication agents dated September 5, 2008.

•	$320,000,000 Term Loan with Butler Animal Health Supply, LLC as Borrower (of which $37.5 million was provided by Henry Schein, Inc.).

•	$150,000,000 Master Note Facility among Henry Schein, Inc. and New York Life Insurance Company dated August 9, 2010.

Schedule 10.1
Transactions with Affiliates

Henry Schein, Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Henry Schein, Inc. (the “Company”), to be held at 10:00 a.m., on Monday, May 10, 2010 at the Melville Marriott Long Island, 1350 Old Walt Whitman Road, Melville, New York 11747.

The Annual Meeting will be held for the following purposes:

1.	to consider the election of thirteen directors of the Company for terms expiring in 2011;

2.	to consider and act upon a proposal to amend the Company’s 1996 Non-Employee Director Stock Incentive Plan;

3.	to consider the ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2010; and

4.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 12, 2010 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet.  The Company believes the rules allow it to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting of Stockholders.  Accordingly, stockholders of record at the close of business on March 12, 2010 will receive a Notice Regarding the Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement of the meeting.

To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice Regarding the Availability of Proxy Materials, over the Internet or by telephone as promptly as possible.  You may also request a paper proxy card to submit your vote by mail, if you prefer.  Any stockholder of record attending the Annual Meeting may vote in person, even if he or she has voted over the Internet, by telephone or returned a completed proxy card.

Whether or not you expect to attend the meeting in person, your vote is very important.  Please cast your vote regardless of the number of shares you hold.  I believe that you can be proud, excited and confident to be a stockholder of Henry Schein.  I look forward to discussing our plans for the Company’s future at the Annual Meeting, and I hope to see you there.

STANLEY M. BERGMAN
Chairman and Chief Executive Officer

Melville, New York
March 31, 2010

HENRY SCHEIN, INC.
135 DURYEA ROAD
MELVILLE, NEW YORK 11747

PROXY STATEMENT

The Board of Directors of Henry Schein, Inc. (the “Company”) has fixed the close of business on March 12, 2010 as the record date for determining the holders of the Company’s common stock, par value $0.01, entitled to notice of, and to vote at, the 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  As of that date, 91,036,517 shares of common stock were outstanding, each of which entitles the holder of record to one vote.  The Notice of Annual Meeting, this proxy statement and the form of proxy are being made available to stockholders of record of the Company on or about March 31, 2010.  A copy of our 2009 Annual Report to Stockholders is being made available with this proxy statement, but is not incorporated herein by reference.

The presence, in person or by proxy, of the holders of a majority of the shares eligible to vote is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting.  Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons eligible to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1), which is by plurality vote.

Abstentions and broker non-votes will, in effect, be votes against the amendment to the Company’s 1996 Non-Employee Director Stock Incentive Plan (Proposal 2), and against the ratification of the selection of the independent registered public accounting firm (Proposal 3), as these items require the affirmative vote of a majority of the shares present and eligible to vote on such items.

We will pay all expenses of this proxy solicitation.  In addition to this proxy solicitation, proxies may be solicited in person or by telephone or other means (including by our directors or employees without additional compensation).  We will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in distributing proxy materials to the beneficial owners of shares held of record by such persons.

If your shares of common stock are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, the stockholder of record.  In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials to our stockholders on the Internet.  If you received a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of these proxy materials.  Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in these proxy materials.  The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet.  If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

Shares of common stock held in a stockholder’s name as the stockholder of record may be voted in person at the Annual Meeting. Shares of common stock held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.  If you are a stockholder of record, you may vote by submitting a proxy electronically via the Internet, by telephone or if you have requested a paper copy of these proxy materials, by returning the proxy or voting instruction card.  If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.

Whether or not you are able to attend the Annual Meeting, you are urged to complete and return your proxy or voting instructions, which are being solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy or voting instructions when properly completed.  In the event no directions are specified, such proxies and voting instructions will be voted FOR the nominees for election to the Board of Directors, FOR the amendment to the Company’s 1996 Non-Employee Director Stock Incentive Plan, FOR the ratification of BDO Seidman, LLP (“BDO Seidman”) as the Company’s independent registered public accountants for the fiscal year ending December 25, 2010 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting.

You may revoke or change your proxy or voting instructions at any time before the Annual Meeting.  To revoke your proxy, send a written notice of revocation or another signed proxy with a later date to the Corporate Secretary of the Company at Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747 before the beginning of the Annual Meeting.  You may also automatically revoke your proxy by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.  To revoke your voting instructions, submit new voting instructions to your broker, trustee or nominee; alternatively, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, you may attend the Annual Meeting and vote in person.  All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

2

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors has approved the thirteen persons named below as nominees for election at the Annual Meeting to serve as directors until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified.  Directors will be elected by plurality vote.  Any executed proxies returned to the Company will be voted for the election of all of such persons except to the extent the proxy is specifically marked to withhold such authority with respect to one or more of such persons.  All of the nominees for director currently serve as directors and were elected by the stockholders at the 2009 Annual Meeting (other than Bradley T. Sheares, who was duly appointed by the Board of Directors on January 20, 2010 to fill a vacancy on the Board).  All of the nominees have consented to be named and, if elected, to serve.  In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees.  Set forth below is certain information, as of March 12, 2010, concerning the nominees:

Name	Age	Position
Barry J. Alperin	69	Director
Gerald A. Benjamin	57	Executive Vice President, Chief Administrative Officer, Director
Stanley M. Bergman	60	Chairman, Chief Executive Officer, Director
James P. Breslawski	56	President, Chief Operating Officer, Director
Paul Brons	68	Director
Donald J. Kabat	74	Director
Philip A. Laskawy	68	Director
Karyn Mashima	56	Director
Norman S. Matthews	77	Director
Mark E. Mlotek	54	Executive Vice President, Corporate Business Development, Director
Steven Paladino	52	Executive Vice President, Chief Financial Officer, Director
Bradley T. Sheares, Ph.D.	53	Director
Louis W. Sullivan, M.D.	76	Director

BARRY J. ALPERIN has been a director for 14 years (since 1996).  Mr. Alperin, who is retired, served as Vice Chairman of Hasbro, Inc. from 1990 through 1995, as Co-Chief Operating Officer of Hasbro, Inc. from 1989 through 1990 and as Senior Vice President or Executive Vice President of Hasbro, Inc. from 1985 through 1989.  He was a director of Hasbro from 1985 through 1996.  Prior to joining Hasbro, Mr. Alperin practiced law in New York City for 20 years, dealing with corporate, public and private financial transactions, corporate mergers and acquisitions, compensation issues and securities law matters.  The Company values Mr. Alperin’s financial expertise and his extensive experience in corporate and securities laws and corporate governance matters.  Additionally, as the Company continues to grow through strategic acquisitions, the Board of Directors values Mr. Alperin’s experience leading Hasbro’s mergers and acquisitions and global expansion efforts.  Mr. Alperin currently serves as a director of The Hain Celestial Group, Inc. (and is Chairman of its corporate governance and nominating committee and a member of its audit committee) and K-Sea Transportation Partners L.P. (and is Chairman of its audit committee and a member of its compensation committee) and is a director of two privately held corporations, K’NEX Industries, Inc., a toy manufacturer, and Weeks Marine, Inc., a marine construction company.  He serves as a trustee and member of the Executive Committee of The Caramoor Center for Music and the Arts, President Emeritus and a Life Trustee of The Jewish Museum in New York City and is the immediate past President of the New York Chapter of the American Jewish Committee where he also served as Chair of the audit committee of the national organization.  Mr. Alperin also formerly served as Chairman of the Board of Advisors of the Tucker Foundation at Dartmouth College, was President of the Board of the Stanley Isaacs Neighborhood Center in New York City, was a trustee of the Hasbro Children’s Foundation, was President of the Toy Industry Association and was a member of the Columbia University Medical School Health Sciences Advisory Council.

GERALD A. BENJAMIN has been with the Company for 22 years (since 1988), in his current position as Executive Vice President and Chief Administrative Officer for 10 years (since 2000) and a director for 16 years (since 1994).  Prior to holding his current position, Mr. Benjamin was Senior Vice President of Administration and Customer Satisfaction since 1993.  Mr. Benjamin was Vice President of Distribution Operations from 1990 to 1992 and Director of Materials Management from 1988 to 1990.  Before joining us in 1988, Mr. Benjamin was employed at Estée Lauder, Inc. holding various management positions over his 13-year tenure, including Director of Materials Planning and Control.  Mr. Benjamin brings experience to the Company’s Board of Directors in the areas of global services, human resources and leadership.  Mr. Benjamin oversees operations at Henry Schein’s distribution centers in North America, Europe, Australia and New Zealand, including 3.1 million square feet of distribution space from which nearly 12 million orders are shipped annually.  Mr. Benjamin also has guided our human resources and organizational development as the Company has grown to include more than 13,500 employees in 24 countries around the world.  Mr. Benjamin provides the Board of Directors with operational and human resources insights for the Company.

3

STANLEY M. BERGMAN has been with the Company for 30 years (since 1980), including 21 years (since 1989) as our Chairman and Chief Executive Officer and 28 years (since 1982) as a director.  Mr. Bergman held the position of President of the Company from 1989 to 2005.  Mr. Bergman held the position of Executive Vice President from 1985 to 1989 and Vice President of Finance and Administration from 1980 to 1985.  Mr. Bergman brings to the Company’s Board of Directors management and leadership experience.  Mr. Bergman is a well known, highly regarded leader in the global healthcare industry.  He has expansive knowledge of the healthcare industry and macro-economic global conditions, maintains strategic relationships with chief executives and other senior management in the healthcare industry throughout the world and brings a unique and valuable perspective to the Board of Directors.  During his tenure, Mr. Bergman has led the Company from sales of $600 million in 1995 to $6.5 billion in 2010.  Mr. Bergman is active in numerous dental industry and professional associations, including the American Dental Association (where he served on the Oversight Committee, Future of Dentistry Project and was awarded honorary membership) and The Forsyth Institute, the premiere oral health research institution in the United States. Mr. Bergman is also a Certified Public Accountant.

JAMES P. BRESLAWSKI has been with the Company for 30 years (since 1980), in his current position as our President and Chief Operating Officer for five years (since 2005) and as a director for 18 years (since 1992).  Mr. Breslawski held the position of Executive Vice President and President of U.S. Dental from 1990 to 2005, with primary responsibility for the North American Dental Group.  Between 1980 and 1990, Mr. Breslawski held various positions with us, including Chief Financial Officer, Vice President of Finance and Administration and Corporate Controller.  Mr. Breslawski is responsible for the Company’s North American Dental, Medical and Technology businesses.  Mr. Breslawski brings to the Company’s Board of Directors management and leadership experience.  The Board of Directors is aided by Mr. Breslawski’s understanding of the healthcare business and his keen business acumen, leadership ability and interpersonal skills.  Mr. Breslawski has served as Chairman of the Board of the American Dental Trade Association and President of the Dental Dealers of America.  He is also a trustee of National Foundation of Dentistry for the Handicapped, a member of the Leadership Council, School of Dental Medicine at Harvard University, a former member of the Board of Governors for St. John's University and a former trustee of Long Island University.  Mr. Breslawski is also a Certified Public Accountant.

PAUL BRONS has been a director for five years (since 2005).  Between 1994 and 2002, Mr. Brons served as an executive board member of Akzo Nobel, N.V.  From 1965 to 1994, Mr. Brons held various positions with Organon International BV, including President from 1983 to 1994 and Deputy President from 1979 to 1983.  From 1975 to 1979, Mr. Brons served as the General Manager of the OTC operations of Chefaro.  Both Organon and Chefaro operated within the Akzo Nobel group.  Mr. Brons currently serves on the Board of Directors (including as Chairman of the nominating and remuneration committee) of Almirall S.A., an international pharmaceutical company, and serves on the Supervisory Boards of Organon BioScience Netherlands and IBM Netherlands.  Mr. Brons brings to the Company’s Board of Directors knowledge of the human and veterinary pharmaceutical industry (a segment of our medical and veterinary businesses) and his experience with international business operations and relations (which accounted for $2.4 billion of the Company’s annual sales in 2009).  The Board of Directors is also aided by Mr. Brons’ knowledge of European business culture and his strategic focus on European healthcare issues.  Mr. Brons was honored in 1996 by Her Majesty the Queen with the decoration of Knight of the Order of Lion of the Kingdom of the Netherlands, the country's highest civilian order, conferred for his meritorious achievements for Akzo Nobel and other international activities. Mr. Brons served on the Supervisory Board of Akzo Nobel Netherlands and is a former member of the Board of Directors and Chaired certain committees for the European Federation of Pharmaceutical Industry Associations.

DONALD J. KABAT has been a director for 14 years (since 1996).  Mr. Kabat was the Chief Financial Officer of Central Park Skaters, Inc. from 1992 to 1995 and the President of D.J.K. Consulting Services, Inc. from 1995 to 2006.  From 1970 to 1992, Mr. Kabat was a partner in Andersen Consulting (now known as Accenture, PLC Ireland), where he practiced a broad array of specialty services including organization, profit improvement, process re-engineering and cost justification studies.  With his prior experience as a Certified Public Accountant and partner at a global accounting firm, Mr. Kabat brings to the Company’s Board of Directors strong skills in corporate finance, accounting and risk management.  During his consulting career with Andersen Consulting, Mr. Kabat helped launch an entirely new practice specialty called Change Management Services, which focused on human resource management encompassing methods to maintain continuous alignment of strategy, operations, culture and rewards.  He was the recipient of the “Bravos” award for outstanding contribution to the Change Management practice.  He has made numerous speeches, written articles and contributed chapters to specialized books (e.g., Budgeting: Key to Planning and Control; Management Controls for Professional Firms; and The Change Management Handbook.)

PHILIP A. LASKAWY has been a director for eight years (since 2002).  Mr. Laskawy joined the accounting firm of Ernst & Young LLP in 1961 and served as a partner in the firm from 1971 to 2001, when he retired.  Mr. Laskawy served in various senior management positions at Ernst & Young, including Chairman and Chief Executive Officer, to which he was appointed in 1994.  Mr. Laskawy currently serves on the Board of Directors of Lazard Ltd. (and is a member of its audit committee) and Loews Corporation (and is a member of its audit committee) and is the Non-Executive Chairman of Federal National Mortgage Association (Fannie Mae) (and Chairman of its risk policy & capital committee).  As a Certified Public Accountant with 40 years of experience, Mr. Laskawy brings to the Company’s Board of Directors exceptional skills in corporate finance and accounting, corporate governance, compliance, disclosure and international business conduct.  Mr. Laskawy served on the American Institute of Certified Public Accountants to review and update rules regarding auditor independence. In 2006 and 2007, he served as Chairman of the International Accounting Standards Committee Foundation, which was created by the Securities and Exchange Commission and sets accounting standards in more than 100 countries, and he served as a member of the 1999 Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees.  Mr. Laskawy also serves on the Board of Directors of General Motors Corporation (and is Chairman of its audit committee) and on the boards of numerous not-for-profit organizations. Mr. Laskawy previously served on the Board of Directors of The Progressive Corporation and Discover Financial Services.

4

KARYN MASHIMA has been a director for two years (since 2008).  Ms. Mashima, a private consultant, served as the Senior Vice President, Strategy and Technology of Avaya Inc. from 2000 to January 2009.  Prior to holding such position at Avaya, Ms. Mashima held similar positions with the Enterprise Communications unit of Lucent Technologies and AT&T from 1994 to 2000.  Ms. Mashima was Vice President of Marketing at Proteon Technologies, Inc. from 1992 to 1994 and Vice President of Marketing at Network Equipment Technologies, Inc. from 1990 to 1992.  From 1984 to 1990, Ms. Mashima was Product and Marketing Manager at Hewlett-Packard Company.  From 1981 to 1984, Ms. Mashima was employed at Xerox Corp., where her last position was Product Manager of Xerox’s Office Systems division.  Ms. Mashima brings to the Company’s Board of Directors extensive executive experience with respect to technology strategies, business planning, market assessment, product development and competitive analysis.  With technology being one of the Company’s four key business groups, the Board of Directors values Ms. Mashima’s insight regarding future technological needs of the Company, particularly as the healthcare industry expands into electronic health records.  Ms. Mashima is a recognized industry leader, and frequently presents at major industry conferences.  She was named a "Woman of Influence for 2005" by NJBiz magazine and to the "First Annual List of Tech Women to Watch" by the executive search firm Christian & Timbers.

NORMAN S. MATTHEWS has been a director for eight years (since 2002).  Since 1989, Mr. Matthews has worked as an independent consultant and venture capitalist.  From 1978 to 1988, Mr. Matthews served in various senior management positions for Federated Department Stores, Inc., including President from 1987 to 1988.  Mr. Matthews currently serves on the Board of Directors of The Progressive Corporation (and is Chairman of its nominating and governance committee and a member of its compensation committee), Spectrum Brands, Inc. and as Chairman of the Board of The Children’s Place Retail Stores, Inc.  Mr. Matthews brings to the Company’s Board of Directors extensive experience in strategic marketing and sales with over 30 years of experience as a senior business leader in marketing and merchandising at large public companies and valuable expertise in compensation programs and strategy.  Mr. Matthews is director emeritus of Sunoco, Toys 'R' Us and Federated Department Stores and a trustee emeritus at the American Museum of Natural History. Mr. Matthews previously served on the Board of Directors of Finlay Fine Jewelry Corporation and Finlay Enterprises, Inc.  In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange (an annual award voted on by peer directors and awarded to an outstanding director for the key role he played during a crisis, a business transformation or a turnaround).

MARK E. MLOTEK has been with the Company for 16 years (since 1994), in his current position as our Executive Vice President, Corporate Business Development for six years (since 2004) and as a director for 15 years (since 1995).  Prior to his current position, Mr. Mlotek was Senior Vice President of Corporate Business Development from 2000 to 2004 and Vice President, General Counsel and Secretary from 1994 to 1999.  Prior to joining us, Mr. Mlotek was a partner in the law firm of Proskauer Rose LLP, the Company’s principal law firm and one of the largest firms in the nation, specializing in mergers and acquisitions, corporate reorganizations and tax law from 1989 to 1994.  As the Company continues to grow through strategic acquisitions, the Board of Directors values Mr. Mlotek’s extensive legal, merger and acquisition and business development experience as well as his drive for innovation and entrepreneurial spirit.  Mr. Mlotek also manages the Company’s important supplier partnership arrangements and strategic planning function.

STEVEN PALADINO has been with the Company for 23 years (since 1987), in his current position as our Executive Vice President and Chief Financial Officer for 10 years (since 2000) and as a director for 18 years (since 1992).  Prior to holding his current position, Mr. Paladino was Senior Vice President and Chief Financial Officer from 1993 to 2000, from 1990 to 1992 Mr. Paladino served as Vice President and Treasurer and from 1987 to 1990 served as Corporate Controller.  Before joining us, Mr. Paladino was employed as a public accountant for seven years, most recently with the international accounting firm of BDO Seidman.  Mr. Paladino is a Certified Public Accountant.  Mr. Paladino brings to the Company’s Board of Directors extensive financial, accounting and industry expertise.  Mr. Paladino’s responsibilities with the Company include the corporate oversight and strategic direction of business units as well as direct responsibility for corporate financial services.  These corporate financial services include financial reporting, financial planning, treasury, investor relations, internal audit and taxation.  Mr. Paladino also has responsibility for Henry Schein Financial Services which provides financial business solutions to our customers and also works with the corporate business development group on mergers and acquisition activities.  Mr. Paladino’s skills in corporate finance and accounting, the depth and breadth of his exposure to complex financial issues and his long-standing relationships with the financial community are valued by the Board of Directors.

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BRADLEY T. SHEARES, PH.D has been a director since January 2010.  Dr. Sheares served as Chief Executive Officer of Reliant Pharmaceuticals, Inc., from January 2007 through its acquisition by GlaxoSmithKline plc in December 2007.  Prior to joining Reliant, Dr. Sheares served as President of U.S. Human Health, Merck & Co. from March 2001 until July 2006.  As a member of Merck’s management committee, Dr. Sheares had responsibility for formulating global business strategies, operations management and the development and implementation of corporate policies.  He is also a director of Honeywell International, The Progressive Corporation and Covance Inc. and is a member of the compensation committee of all three companies.  As the former CEO of Reliant Pharmaceuticals and with 20 years in the pharmaceutical industry (a segment of our medical and veterinary businesses), Dr. Sheares brings to the Company’s Board of Directors extensive healthcare knowledge and experience in sales, marketing, brand management, research and development, complex regulatory and legal issues, risk management and mergers and acquisitions.  As a director of numerous other public companies, Dr. Sheares has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities.  Dr. Sheares previously served on the board of IMS Health Incorporated.

LOUIS W. SULLIVAN, M.D. has been a director for seven years (since 2003).  Dr. Sullivan is President Emeritus of Morehouse School of Medicine.  From 1981 to 1989 and from 1993 to 2002, Dr. Sullivan was President of Morehouse School of Medicine.  From 1989 to 1993, Dr. Sullivan served as U.S. Secretary of Health and Human Services.  Dr. Sullivan currently serves as Chairman of the Board of Directors of BioSante Pharmaceuticals, Inc. (Chair of its audit and finance committee, nominating and corporate governance committee and scientific review committee) and serves on the Board of Directors of United Therapeutics Corporation and Emergent BioSolutions Inc. (Chair of the nominating and corporate governance committee and a member of its audit committee).  As the Company continues to develop relationships with medical, dental and veterinary universities and seeks to be awarded governmental bids, Dr. Sullivan’s extensive experience in government and governmental relations, in-depth knowledge of healthcare and healthcare policy and an inside view of healthcare in academia is extremely beneficial to the Board of Directors.  Dr. Sullivan served as Chair of the President’s Commission on Historically Black Colleges and Universities from 2002-2009, and was Co-chair of the President’s Commission on HIV and AIDS from 2001-2006.  Dr. Sullivan is the founding dean of Morehouse School of Medicine and the founding president of the Association of Minority Health Professions Schools and is a member of the boards of numerous charitable organizations.  Dr. Sullivan is the recipient of more than 50 honorary degrees.  Dr. Sullivan previously served on the Board of Directors of Bristol-Myers Squibb Company, General Motors, 3M Company, CIGNA Corporation, Inhibitex, Inc. and Equifax Inc.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THIS MATTER AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED NOMINEES FOR DIRECTOR.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During the fiscal year ended December 26, 2009 (“fiscal 2009”), the Board of Directors held seven meetings.  The Board of Directors has an Audit Committee, Compensation Committee, Nominating and Governance Committee and a Strategic Advisory Committee.  During fiscal 2009, the Audit Committee held four meetings, the Compensation Committee held nine meetings, the Nominating and Governance Committee held two meetings and the Strategic Advisory Committee held four meetings.  During fiscal 2009, each director attended 100% of the meetings of the Board of Directors and committees on which such directors served. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors.

Independent Directors

The Board of Directors has affirmatively determined that Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Ms. Mashima and Drs. Hamburg (who voluntarily resigned from the Board of Directors on May 19, 2009), Sheares and Sullivan are “independent,” as defined under Rule 5605(a)(2) of The Nasdaq Stock Market (“Nasdaq”).  In determining Ms. Mashima’s independence, the Board of Directors considered her significant other’s employment with the Company’s independent registered public accounting firm.  He is a non-audit principal of such firm.

Independent directors, as defined under Nasdaq’s Rule 5605(a)(2), meet at regularly scheduled executive sessions without members of Company management present.

Audit Committee

The Audit Committee currently consists of Messrs. Kabat (Chairman), Alperin and Laskawy.  All of the members of the Audit Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2).  The Board of Directors has determined that each of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of the Securities and Exchange Commission (“SEC”) and, as such, each satisfy the requirements of Nasdaq’s Rule 5605(c)(2)(A).

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The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) our audits and (iii) the integrity of our financial statements on behalf of the Board of Directors, including the review of our consolidated financial statements and the adequacy of our internal controls.  In fulfilling its responsibility, the Audit Committee has direct and sole responsibility, subject to stockholder approval, for the appointment, compensation, oversight and termination of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work.  Additionally, the Audit Committee oversees those aspects of risk management and legal and regulatory compliance monitoring processes, which may impact our financial reporting.  The Audit Committee meets at least four times each year and periodically meets separately with our management, internal auditor and the independent registered public accounting firm to discuss the results of their audit or review of the Company’s consolidated financial statements, their evaluation of our internal controls, the overall quality of the Company’s financial reporting, our critical accounting policies and to review and approve any related party transactions.  We maintain procedures for the receipt, retention and the handling of complaints, which the Audit Committee established.  The Audit Committee operates under a charter available on our Internet website at www.henryschein.com, under the About Henry Schein-Corporate Governance caption.

Compensation Committee

The Compensation Committee currently consists of Messrs. Alperin (Chairman), Kabat and Matthews.  The Compensation Committee reviews and approves (i) all incentive and equity-based compensation plans in which officers or employees may participate, (ii) the Company’s employee and executive benefits plans, and all related policies, programs and practices and (iii) arrangements with executive officers relating to their employment relationships with the Company, including, without limitation, employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants.  In addition, the Compensation Committee has overall responsibility for evaluating and approving the Company’s compensation and benefit plans, policies and programs.  Each member of the Compensation Committee is an independent director as defined under Nasdaq’s Rule 5605(a)(2), “non-employee director” as defined under the SEC’s rules and “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Compensation Committee may form subcommittees, consisting of members of the committee, and delegate authority to such subcommittees as it deems appropriate.  The Compensation Committee operates under a charter available on our Internet website at www.henryschein.com, under the About Henry Schein-Corporate Governance caption.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consultant, Pearl Meyer & Partners.  Pearl Meyer & Partners has also assisted the Compensation Committee with several special projects, including advice on director compensation and the Company’s Long-Term Incentive Program (“LTIP”).

The Compensation Committee retains Pearl Meyer & Partners directly, although in carrying out assignments, Pearl Meyer & Partners also interacts with Company management when necessary and appropriate in order to obtain compensation and performance data for the executives and the Company.  In addition, Pearl Meyer & Partners may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm alignment with the Company’s business strategy, identify data questions or other similar issues, if any, prior to presentation to the Compensation Committee.

The Compensation Committee annually reviews competitive compensation data prepared by Towers Watson (formerly Towers Perrin), a professional services/human resource consulting company which provides a number of services to the Company.

The Compensation Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Messrs. Laskawy (Chairman) and Alperin and Dr. Sullivan.  The purpose of the Nominating and Governance Committee is to identify individuals qualified to become Board of Directors members, recommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders, determine the criteria for selecting new directors and oversee the evaluation of the Board of Directors.  In addition, the Nominating and Governance Committee reviews and reassesses our corporate governance procedures and practices and recommends any proposed changes to the Board of Directors for its consideration.  All of the members of the Nominating and Governance Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2).  The Nominating and Governance Committee operates under a charter available on the Company’s Internet website at www.henryschein.com, under the About Henry Schein-Corporate Governance caption.

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The Nominating and Governance Committee will consider for nomination to the Board of Directors candidates suggested by stockholders, provided that such recommendations are delivered to the Company, together with the information required to be filed in a proxy statement with the SEC regarding director nominees and each such nominee’s consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals.  Our policy is to consider nominations to the Board of Directors from stockholders who comply with the procedures set forth in the Company’s Amended and Restated Certificate of Incorporation, as amended, for nominations at the Company’s Annual Meeting of Stockholders and to consider such nominations using the same criteria it applies to evaluate nominees recommended by other sources.  To date, we have not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement.

In evaluating director nominees, the Nominating and Governance Committee currently considers the following factors:

•	the needs of the Company with respect to the particular talents, expertise and diversity of its directors;

•
the knowledge, skills, reputation and experience of nominees, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	familiarity with businesses similar or analogous to the Company; and

•	experience with accounting rules and practices, and corporate governance principles.

The Nominating and Governance Committee, in accordance with its charter, seeks to create a Board of Directors that is strong in its collective knowledge and has a diversity of not only skills and experience, but also diversity in gender, culture and geography.  The Nominating and Governance Committee assesses the effectiveness of its diversity policies by annually reviewing the nominees for director to the Company’s Board of Directors to determine if such nominees satisfy the Company’s then-current needs.  The Nominating and Governance Committee determined that the nominees for election at the Annual Meeting to serve as directors satisfy the Company’s current needs.

The Nominating and Governance Committee may also consider such other factors that it deems are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective.  If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals that meet the criteria.  In addition, the Nominating and Governance Committee has the authority to retain third party search firms to evaluate or assist in identifying or evaluating potential nominees.

With the goal of increasing the effectiveness of the Board of Directors and its relationship to management, the Nominating and Governance Committee evaluates the Board of Director’s performance as a whole.  The evaluation process, which occurs at least annually, includes a survey of the individual views of all directors, which are then shared with the full Board of Directors.  In addition, each of the committees of the Board of Directors performs a similar annual self-evaluation.

Strategic Advisory Committee

The Strategic Advisory Committee currently consists of Messrs. Matthews (Chairman), Brons and Laskawy, Ms. Mashima and Drs. Sheares and Sullivan.  The purpose of the Strategic Advisory Committee is to provide advice to the Board of Directors and to our management regarding the monitoring and implementation of our corporate strategic plan, as well as general strategic planning.  All of the members of the Strategic Advisory Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2).  The Strategic Advisory Committee operates under a charter available on our Internet website at www.henryschein.com, under the About Henry Schein-Corporate Governance caption.

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Board of Directors’ Leadership Structure

Since 1989, the Company has employed a traditional board leadership model, with our Chief Executive Officer also serving as Chairman of our Board of Directors.  We believe this traditional leadership structure benefits our Company.  A combined Chairman/CEO role helps provide strong, unified leadership for our management team and Board of Directors.  Our customers, stockholders, suppliers and other business partners have always viewed our Chairman/CEO as a visionary leader in our industry, and we believe that having a single leader for the Company is good for our business.  Accordingly, we believe a combined Chairman/CEO position is the best governance model for our Company and our stockholders.

Of the eight independent directors currently serving on our Board of Directors, all have demonstrated leadership in large enterprises and are familiar with board processes.

Our Board of Directors’ committees, each comprised solely of independent directors and each with a separate Chairman, are the Audit, Compensation, Nominating and Governance and Strategic Advisory Committees.  The Chairman of the Audit Committee oversees the accounting and financial reporting processes, legal and compliance matters relating to financial reporting, and the Company’s risk management processes.  The Chairman of the Compensation Committee oversees the annual performance evaluation of our Chairman/CEO and senior management.  The Chairman of the Nominating and Governance Committee monitors matters such as the composition of the Board of Directors and its committees, Board performance and “best practices” in corporate governance and is also responsible for overseeing succession planning.  The Chairman of the Strategic Advisory Committee oversees and monitors the implementation of our corporate strategic plan as well as general strategic planning.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company.  We believe the atmosphere of our Board of Directors is collegial, that all Board members are well engaged in their responsibilities, and that all Board members express their views and consider the opinions expressed by other directors.  We do not believe that appointing an independent Board Chairman, or a lead or presiding director, would improve the performance of the Board of Directors.  In contrast, we believe that a hierarchical structure may inhibit all directors from fully engaging in Board activities.

The Board of Directors is responsible for selecting the Chairman/CEO.  The Chairman/CEO establishes the agendas for each Board of Directors meeting and presides at Board of Directors and stockholder meetings.  Pursuant to our governance guidelines, the Chairman of our Nominating and Governance Committee is responsible for coordinating the activities of the independent directors and has the authority to convene meetings of the independent directors of the Board of Directors, to set agendas for such meetings and to conduct and report on such meetings.   The Chairman of the Nominating and Governance Committee takes input from the other independent directors when setting the agenda for the independent sessions.  After the session, he acts as a liaison between the independent directors and the Chairman/CEO.  We also have a mechanism for stockholders to communicate directly with non-management directors as a group or with any individual director.

On an annual basis, as part of our governance review and succession planning, the Nominating and Governance Committee evaluates our leadership structure to ensure that it remains the optimal structure for our Company and our stockholders.  We recognize that different board of directors’ leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics.  We believe our current leadership structure—where our CEO serves as Chairman of the Board of Directors, our Board is comprised of experienced independent directors, our Board committees are led by independent directors and our independent directors hold regular meetings in executive session—is most appropriate and remains the optimal structure for our Company and our stockholders and has contributed to our Company’s compounded growth rates for sales and net income since becoming a public company in 1995.

Board of Directors’ Role in Oversight of Risk

Risk oversight is provided by a combination of our full Board of Directors and by the Board’s committees (the Audit, the Compensation, the Nominating and Governance and the Strategic Advisory Committees, each of which is made up entirely of independent directors).  The Audit Committee takes the lead risk oversight role, focusing primarily on risk management related to monitoring and controlling the Company’s financial risks (i.e., the Committee oversees those aspects of risk management and legal and regulatory compliance monitoring processes, which may impact the Company’s financial reporting) as well as related to financial accounting and reporting risks.  The Compensation Committee focuses primarily on human capital matters such as executive compensation plans and executive agreements.  The Nominating and Governance Committee focuses on succession planning, director nomination criteria and candidate identification as well as on evaluation of our corporate governance procedures and practices including performance evaluation of our Board of Directors and executive management. Finally, the Strategic Advisory Committee focuses primarily on the Company’s strategic and business development plans including the risks associated with those plans.

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Additionally, the Company holds periodic Risk Summits, where the Company’s management team discusses a wide range of risks that may impact the Company.  The Risk Summit is attended by members of the Board of Directors.

The Company’s Executive Management Committee has responsibility to oversee and to actively manage material risks to the Company (including, without limitation, strategic, development, business, operational, human, financial and regulatory risks) as an integral part of the Company’s business planning, succession planning and management processes.  Various members of the management team provide reports to the Audit Committee on select risk management topics periodically throughout the year and the Chairman of the Audit Committee reports on these topics to the full Board of Directors.

The Company’s management has a longstanding commitment to employing and imbedding sound risk management practices and disciplines into its business planning and management processes throughout the Company to better enable achievement of the Company’s strategic, business, operational, financial and compliance objectives as well as to achieve and maintain a competitive advantage in the marketplace.

Stockholder Communications

Stockholders who wish to communicate with the Board of Directors may do so by writing to the Corporate Secretary of the Company at Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747.  The office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Nominating and Governance Committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate.

Our policy is to encourage our Board of Directors’ members to attend the Annual Meeting of Stockholders, and all of our directors standing for election attended the 2009 Annual Meeting of Stockholders.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on our Internet website at www.henryschein.com, under the About Henry Schein-Corporate Governance caption.  Our Corporate Governance Guidelines address topics such as (i) role of the Board of Directors, (ii) director responsibilities, (iii) Board of Directors’ composition, (iv) definition of independence, (v) committees, (vi) selection of Board of Directors nominees, (vii) orientation and continuing education of directors, (viii) executive session of independent directors, (ix) management development and succession planning, (x) Board of Directors’ compensation, (xi) attendance of directors at the Annual Meeting of Stockholders, (xii) Board of Directors access to management and independent advisors, (xiii) annual evaluation of Board of Directors and committees, (xiv) submission of director resignations and (xv) communicating with the Board of Directors.

Among other things, the Company’s Corporate Governance Guidelines provide that it is the Board of Directors’ policy to periodically review issues related to the selection and performance of the Chief Executive Officer.  At least annually, the Chief Executive Officer must report to the Board of Directors on the Company’s program for management development and on succession planning.  In addition, the Board of Directors and Chief Executive Officer shall periodically discuss the Chief Executive Officer’s recommendations as to a successor in the event of the sudden resignation, retirement or disability of the Chief Executive Officer.

The Company’s Corporate Governance Guidelines also provide that it is the Board of Directors’ policy that, in light of the increased oversight and regulatory demands facing directors, directors must be able to devote sufficient time to carrying out their duties and responsibilities effectively.  Accordingly, directors should not serve on more than five other boards of public companies in addition to the Company’s Board of Directors.

Code of Business Conduct and Ethics

In addition to our Worldwide Business Standards applicable to all employees, we have adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Controller (if any) and Vice President of Corporate Finance (if any) or persons performing similar functions.  The Code of Business Conduct and Ethics is posted on our Internet website at www.henryschein.com, under the About Henry Schein-Corporate Governance caption.  We intend to disclose on our website any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Controller (if any) and Vice President of Corporate Finance (if any) or persons performing similar functions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of our common stock as of March 12, 2010 by (i) each person we know is the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each nominee for director of the Company, (iv) our Chief Executive Officer, our Chief Financial Officer and each of the other three most highly paid executive officers serving as of December 26, 2009 (the “Named Executive Officers”) and (v) all directors and executive officers as a group.

	Shares Beneficially Owned
Names and Addresses1	Number	Percent of Class
Barry J. Alperin2	105,050	*
Gerald A. Benjamin3	182,354	*
Stanley M. Bergman4	1,210,747	1.3%
James P. Breslawski5	415,528	*
Paul Brons6	33,225	*
Donald J. Kabat7	99,256	*
Stanley Komaroff8	188,197	*
Philip A. Laskawy9	101,344	*
Karyn Mashima10	7,300	*
Norman S. Matthews11	117,116	*
Mark E. Mlotek12	170,015	*
Steven Paladino13	299,839	*
Bradley T. Sheares, Ph.D.	0	*
Louis W. Sullivan, M.D.14	77,838	*
BlackRock, Inc.15	5,195,629	5.7%
FMR LLC16	10,488,156	11.6%
T. Rowe Price Associates, Inc.17	12,746,676	14.0%
Directors and Executive Officers as a Group (19 persons)18	3,538,467	3.9%

____________________________________________________

 * Represents less than 1%.

1 Unless otherwise indicated, the address for each person is c/o Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747.

2 Represents (i) 5,590 shares owned directly and over which he has sole voting and dispositive power, (ii) 3,730 shares of restricted common stock, (iii) outstanding options to purchase 93,241 shares that either are exercisable or will become exercisable within 60 days and (iv) 2,489 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

3 Represents (i) 16,338 shares owned directly and over which he has sole voting and dispositive power, (ii) 23,687 shares of restricted common stock, (iii) outstanding options to purchase 139,647 shares that either are exercisable or will become exercisable within 60 days and (iv) 2,682 shares of the Company held in a 401(k) Plan account.

4 Represents (i) 22,736 shares that Mr. Bergman owns directly and over which he has sole voting and dispositive power, (ii) 37,900 shares of restricted common stock, (iii) outstanding options to purchase 84,211 shares that either are exercisable or will become exercisable within 60 days, (iv) 4,199 shares of the Company held in a 401(k) Plan account, (v) 1,056,461 shares over which Marion Bergman, Mr. Bergman’s wife, and Lawrence O. Sneag have shared voting and dispositive power as co-trustees of the Stanley M. Bergman Continuing Trust dated September 15, 1994, (vi) 4,817 shares over which Mr. Bergman’s sons have shared voting and dispositive power as trustees of a trust for the benefit of a third party, wherein Mr. Bergman is the grantor and (vii) 423 shares owned indirectly by Mr. Bergman’s wife over which Mr. Bergman has shared voting and dispositive power.  Mr. Bergman disclaims beneficial ownership with respect to the 4,817 shares held in trust by his sons for the benefit of a third party.

5 Represents (i) 112,595 shares owned directly and over which he has sole voting and dispositive power, (ii) 28,424 shares of restricted common stock, (iii) outstanding options to purchase 271,260 shares that either are exercisable or will become exercisable within 60 days and (iv) 3,249 shares of the Company held in a 401(k) Plan account.

6 Represents (i) 1,984 shares owned directly and over which he has sole voting and dispositive power and (ii) outstanding options to purchase 31,241 shares that either are exercisable or will become exercisable within 60 days.

7 Represents (i) 1,590 shares owned directly and over which he has sole voting and dispositive power, (ii) 3,730 shares of restricted common stock, (iii) 2,000 shares held indirectly over which Mr. Kabat and his wife are co-trustees for the benefit of his wife and over which Mr. Kabat has shared voting and dispositive power, (iv) outstanding options to purchase 90,241 shares that either are exercisable or will become exercisable within 60 days and (v) 1,695 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

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8 Represents (i) 10,450 shares owned directly and over which he has sole voting and dispositive power, (ii) 23,687 shares of restricted common stock, (iii) outstanding options to purchase 153,897 shares that either are exercisable or will become exercisable within 60 days and (iv)163 shares of the Company held in a 401(k) Plan account.

9 Represents (i) 2,121 shares owned directly and over which he has sole voting and dispositive power, (ii) 3,730 shares of restricted common stock, (iii) 4,000 shares owned indirectly by Mr. Laskawy’s wife over which he has shared voting and dispositive power, (iv) outstanding options to purchase 81,241 shares that either are exercisable or will become exercisable within 60 days and (v) 10,252 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

10 Represents (i) 550 shares owned directly and over which she has sole voting and dispositive power, (ii) 2,003 shares of restricted common stock, (iii) outstanding options to purchase 2,246 shares that either are exercisable or will become exercisable within 60 days, and (iv) 2,501 shares of the Company held in her Non-Employee Director Deferred Compensation Plan account.

11 Represents (i) 11,921 shares owned directly and over which he has sole voting and dispositive power, (ii) 3,730 shares of restricted common stock, (iii) 9,400 shares owned indirectly by Mr. Matthews’ wife, Peter Banks and Harold Tanner as trustees of a trust for the benefit of Mr. Matthews’ wife over which he has shared voting and dispositive power, (iv) outstanding options to purchase 81,241 shares that either are exercisable or will become exercisable within 60 days and (v) 10,824 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

12 Represents (i) 10,250 shares owned directly and over which he has sole voting and dispositive power, (ii) 23,687 shares of restricted common stock, (iii) 800 shares owned indirectly by Mr. Mlotek’s children over which he has shared voting and dispositive power, (iv) outstanding options to purchase 133,447 shares that either are exercisable or will become exercisable within 60 days and (v) 1,831 shares of the Company held in a 401(k) Plan account.

13 Represents (i) 22,319 shares owned directly and over which he has sole voting and dispositive power, (ii) 23,687 shares of restricted common stock, (iii) outstanding options to purchase 250,697 shares that either are exercisable or will become exercisable within 60 days and (iv) 3,136 shares of the Company held in a 401(k) Plan account.

14 Represents (i) 2,621 shares owned directly and over which he has sole voting and dispositive power, (ii) 3,730 shares of restricted common stock, (iii) outstanding options to purchase 65,741 shares that either are exercisable or will become exercisable within 60 days and (iv) 5,746 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

15 The principal office of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.  The foregoing information regarding the stock holdings of BlackRock, Inc. is based on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010.

16 The principal office of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.  The foregoing information regarding the stock holdings of FMR LLC and its affiliates is based on an amended Schedule 13G filed by FMR LLC with the SEC on February 16, 2010.

17 The principal office of T. Rowe Price Associates, Inc. (“Price Associates”) is 100 East Pratt Street, Baltimore, Maryland 21202.  These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.  The foregoing information regarding the stock holdings of Price Associates and its affiliates is based on an amended Schedule 13G filed by Price Associates with the SEC on February 12, 2010.

18 Includes (i) with respect to all directors and Named Executive Officers, (a) 1,474,340 shares, directly or indirectly, beneficially owned, including restricted common stock, (b) 48,767 shares of the Company held in 401(k) Plan accounts and in Non-Employee Director Deferred Compensation Plan accounts, as applicable and (c) outstanding options to purchase 1,478,351 shares that either are exercisable or will become exercisable within 60 days; and (ii) with respect to all executive officers that are not Named Executive Officers or directors, (a) 115,611 shares, directly or indirectly, beneficially owned, including restricted common stock, (b) 6,778 shares of the Company held in 401(k) Plan accounts and (c) outstanding options to purchase 414,620 shares that either are exercisable or will become exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors are required under the Securities Exchange Act of 1934 (the “Exchange Act”) to file reports of ownership of common stock of the Company with the SEC.  Copies of those reports must also be furnished to the Company.  Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2009 the executive officers and directors of the Company timely complied with all applicable filing requirements, except that due to a technical administrative error, one report filed on behalf of Mr. Komaroff covering two transactions, which was attempted to be timely filed on March 3, 2009 but was inadvertently filed as a test filing, was not officially filed as a live filing until March 11, 2009.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Strategy

The Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating long term value for stockholders.  The primary objectives of the program are to:

•	align rewards with performance that creates stockholder value;

•	support the Company’s strong team orientation;

•	encourage high potential team players to build a career at the Company; and

•	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors.  Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance, promotes appropriate conduct, and reinforces a culture that the Compensation Committee believes will drive long-term success.

The compensation program rewards team accomplishments while promoting individual accountability.  The executive officer compensation program depends, in significant measure, on Company results, but business unit results and individual accomplishments are also very important factors in determining each executive’s compensation.  The Company has a robust planning and goal-setting process that is fully integrated into the compensation system, enhancing a strong relationship between individual efforts, Company results and financial rewards.

A major portion of total compensation is placed at risk through annual and long-term incentives.  As shown in the Summary Compensation Table, in 2009 the sum of restricted stock awards, options, non-equity incentive plan compensation (annual incentive awards) and bonus, if any, represented between 65.8% and 69.5% of the total compensation for the Named Executive Officers.  The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

We seek to provide competitive compensation that is commensurate with performance.  We target compensation at the median of the market, and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

We seek to promote a long-term commitment to the Company by our senior executives.  We believe that there is great value to the Company in having a team of long-tenure, seasoned managers.  Our team-focused culture and management processes are designed to foster this commitment.  The vesting schedules attached to restricted stock and option awards reinforce this long-term orientation.

Role of the Compensation Committee

General

The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers.  The Compensation Committee’s function is more fully described in its charter which has been approved by our Board of Directors.  The charter is available on our Internet website at www.henryschein.com, under the About Henry Schein-Corporate Governance caption.

When considering decisions concerning the compensation of our executive officers, other than the Chief Executive Officer, the Compensation Committee asks for Mr. Bergman’s recommendations, including his detailed evaluation of each executive’s performance.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of Pearl Meyer & Partners, an independent compensation consultant.  Pearl Meyer & Partners performs no services for the Company or Company’s management.

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Compensation Structure

Pay Elements – Overview

The Company utilizes four main components of compensation:

•	Base Salary – fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance;

•	Annual Incentive Compensation – variable pay that is designed to reward attainment of annual business goals, with target award goals generally expressed as a percentage of base salary;

•	Equity-Based Awards – stock-based awards including options, restricted stock and restricted stock units; and

•	Other Benefits and Perquisites – includes medical, dental and life insurance benefits, retirement savings, car allowances and, in the case of Mr. Bergman, certain additional services.

Pay Elements – Details

Base Salary

The Compensation Committee annually reviews executive officer salaries and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practice.  Salary adjustments are generally approved and implemented during the first quarter of the calendar year (typically in March).  In January 2009, in light of the economic conditions, the Company announced a salary freeze at March 2008 levels for all employees (except in connection with certain promotions and contractual obligations), including the Named Executive Officers, for the period of March 2009 to March 2010.  Additionally, the Company announced that it will continue to freeze the salaries for the Named Executive Officers at March 2008 levels for fiscal year 2010.

Annual Incentive Compensation

Annual incentive compensation for each of the Company’s executive officers is paid under the Performance Incentive Plan (“PIP”) for such year.  The components of the PIP are designed to reward the achievement of pre-established corporate, business unit and individual performance goals.  At the beginning of each year, the Chief Executive Officer recommends to the Compensation Committee which executive officers should participate in the PIP for that year and, following review and approval by the Compensation Committee, such officers are notified of their participation.  The Chief Executive Officer recommends to the Compensation Committee the PIP’s performance goals and target payout for executive officers (other than himself), subject to the Compensation Committee’s review and approval, and determines such goals and target payout for participants who are not executive officers.

PIP awards for 2009 performance for the Named Executive Officers were established at the beginning of 2009.  For the Named Executive Officers (other than Mr. Bergman), the performance goals under the 2009 PIP were based on (i) the Company’s 2009 earnings per share measured against pre-established standards, as may be adjusted pursuant to the terms of the 2009 PIP (the “2009 EPS Target”), (ii) achievement of financial goals in their respective business units (“Business Financial Goal”) and (iii) achievement of individual objectives (“Individual Performance Goal”).  In January 2009, in light of the economic conditions, the Company announced that the target amount for 2009 PIP bonuses would remain unchanged from 2008 target PIP bonuses to all employees (except in connection with certain promotions and contractual obligations), including the Named Executive Officers, for fiscal year 2009.

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The weight (as a percentage of the PIP target payout) for each component of the PIP awards for Messrs. Breslawski, Komaroff, Paladino and Mlotek are as follows:

•	Mr. Breslawski: Business Financial Goal of 55%; 2009 EPS Target of 30% and Individual Performance Goal of 15%;

•	Mr. Komaroff: Business Financial Goal of 10%; 2009 EPS Target of 50% and Individual Performance Goal of 40%;

•	Mr. Paladino: Business Financial Goal of 20%; 2009 EPS Target of 60% and Individual Performance Goal of 20%; and

•	Mr. Mlotek: Business Financial Goal of 10%; 2009 EPS Target of 40% and Individual Performance Goal of 50%.

In March 2009, the Compensation Committee set the 2009 EPS Target at $3.11, representing the target goal designed to result in a PIP award payout equal to 100%.  Pursuant to the 2009 PIP, the Compensation Committee may (i) adjust the PIP goals for acquisitions and new business ventures not initially considered when developing the target, (ii) exclude from the calculation of the 2009 EPS items of gain, loss or expense related to the disposal of a business or discontinued operations, capital transactions undertaken by the Company during the fiscal year, the Company’s repurchase of any class of its securities during the fiscal year or changes in accounting principles or changes in applicable law or regulations and (iii) adjust the EPS target for items resulting from unforeseen events or facts and circumstances outside the Company’s control and may take into account the quality of earnings and/or circumstances of achievement when determining awards.  Also, the Compensation Committee or the CEO (solely with respect to non-executive officers) may award all or a portion of a PIP award upon the attainment of any goals (including the applicable predefined goals).  In addition, the Compensation Committee or the CEO (solely with respect to non-executive officers) may grant discretionary awards.  To account for the impact of acquisitions, accounting changes and certain capital transactions that occurred in 2009, the Compensation Committee increased the 2009 EPS Target from $3.11 to $3.13.  Our 2009 EPS from continuing operations was $3.21, which resulted in a payout of 172% of the EPS Target portion of the PIP award based on a pre-established weighted formula set by the Compensation Committee under the 2009 PIP.

The Compensation Committee believes that the Business Financial Goal and Individual Performance Goal are designed to motivate management to achieve challenging, but attainable goals for talented executives.  The Compensation Committee sets the targets for PIP awards such that incentive compensation is paid at less-than-median of the market awards when Business Financial Goal or Individual Performance Goal are not fully achieved and greater-than-median awards when goals are exceeded.  The maximum payout percentage under the PIP for all employees (including the Named Executive Officers) is 200% for the EPS Target and the Business Financial Goal and 115% for the Individual Performance Goal.

During the first quarter of 2010, the Chief Executive Officer reviewed the relevant financial and operating performance achievements of the Company and its business units, as well as the individual performance of the participating officers (other than himself), against the PIP performance goals that had been previously established, and submitted proposed PIP awards for the participating officers to the Compensation Committee for approval.  There were no discretionary amounts paid under the PIP awards in 2009 for the Named Executive Officers.

PIP awards for the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”

Mr. Bergman’s annual incentive award is based on pre-established performance goals set under the Company’s Section 162(m) Cash Bonus Plan and the PIP.  Mr. Bergman’s 2009 award under the Section 162(m) Cash Bonus Plan was based on the Company’s 2009 EPS Target (weighted at 75% of his total award under both plans) and the average performance of the Company’s other executive officers with respect to their Business Financial Goal (weighted at 12½% of his total award under both plans).  Mr. Bergman’s 2009 award under the PIP was based on the average performance for Individual Performance Goal of the Company’s other executive officers (weighted at 12½% of his total award under both plans).

The Compensation Committee determined that Mr. Bergman was eligible for a bonus under the Company’s Section 162(m) Cash Bonus Plan equal to $2,431,819 with respect to 2009 performance.  In making its bonus determination, the Compensation Committee certified the achievement of the 2009 performance goals that were set in March 2009 and evaluated the Company’s 2009 EPS Target (as adjusted) and the average bonuses earned by the Company’s executive officers (including the Named Executive Officers) that related to the achievement of their objective Business Financial Goals as compared to their target bonus opportunities.

The Compensation Committee also determined that Mr. Bergman was eligible for a bonus under the 2009 PIP equal to $223,819 with respect to 2009 performance.  In making such bonus determination, the Compensation Committee certified the achievement level of the average actual bonuses earned by the Company’s executive officers (including the Named Executive Officers) that relate to their objective Individual Performance Goals as compared to their target bonus goals.  Such bonus was awarded based on the Company’s strong team-based approach and to further motivate Mr. Bergman to facilitate the individual performance of the Company’s executive officers.

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Such achievements, under both the Section 162(m) Cash Bonus Plan and the 2009 PIP, generated a total bonus amount of $2,655,638.  However, given the Company’s strong team-based approach, the Company’s general philosophy regarding executive compensation and current market conditions, Mr. Bergman suggested to the Compensation Committee that in determining his 2009 bonus it should consider reducing his bonus in line with the percentage received by the other Named Executive Officers compared with their prior year’s bonuses.  (The 2009 PIP bonuses were, on average, 134% of the amounts payable to the Named Executive Officers (other than Mr. Bergman) with respect to their 2008 PIP bonus.)  The Compensation Committee considered and accepted Mr. Bergman’s proposal and reduced Mr. Bergman’s 2009 bonus to $1,900,000 (136% of the amount Mr. Bergman received with respect to his 2008 PIP bonus).  The decision to adjust the amount payable to Mr. Bergman is in no way a reflection on his performance, but instead reflects the strong team-based philosophy of management.

Equity-Based Awards

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders.  The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program.  Beginning March 2009, equity-based awards were granted solely in the form of restricted stock and restricted stock units.  In 2006, 2007 and 2008, the Compensation Committee granted equity incentives with a mix of 50% options and 50% restricted stock or restricted stock units.  The stated percentages were based on value, with values for options being based on the Black-Scholes option pricing model.  Prior to 2006, the Compensation Committee granted equity incentives solely in the form of options.  For all option awards, the exercise price has always been the grant date closing market price per share and a time-based vesting schedule has been generally used, vesting in four equal annual installments beginning on the first anniversary of the grant date, provided that no termination of service had occurred.

The current method of allocating the equity-based awards solely to restricted stock and restricted stock units is designed to use fewer shares while continuing to provide long-term incentives with a strong retention component to participants.  Performance-based restricted stock and restricted stock units vest 100% on the third anniversary of the grant date (three year cliff vesting) and time-based restricted stock and restricted stock units vest 100% on the fourth anniversary of the grant date (four year cliff vesting), in each case provided that no termination of service had occurred.  For all participants, other than executive officers, the restricted stock/units are allocated as 50% performance-based awards and 50% time-based awards.  Mr. Bergman receives his awards of restricted stock as 100% performance-based awards.  Executive officers (other than Mr. Bergman) receive 65% of their awards in the form of performance-based restricted stock and 35% of their awards in the form of time-based restricted stock.  Except with respect to new hires, all grants are issued on the date they are approved by the Compensation Committee.  In the case of new hires, grants are approved by the Compensation Committee for grant on the last business day of the fiscal quarter in which such grant was approved.

Awards of restricted stock and restricted stock units granted to the Named Executive Officers use performance-based vesting and vest at the end of three years if certain Company performance goals are met, provided that no termination of service has occurred.  Performance goals are tied solely to growth of the Company’s diluted earnings per share (“EPS”).  For 2006, 2007 and 2008, these performance goals were based on the Company’s long-term earnings growth objectives of earnings per share growth in the mid-teens (as a percentage) per year.  For awards of performance-based restricted stock and restricted stock units granted in 2009 and 2010, we continue to tie the performance goals solely to the Company’s EPS but at lower growth rates to reflect economic conditions.  On March 5, 2010, the performance-based restricted stock granted under the 2007 LTIP vested with an achievement of 99.7% of the EPS performance goal and a payout awarded in shares of Company common stock equal to 96.25% of the original number of shares granted and not otherwise forfeited.  Although at the time the goal is set, it is substantially uncertain that the goal will be achieved, with respect to performance-based equity awards granted in 2008, given  economic conditions and Company performance to date, it is anticipated that our executives will not earn the full target awards for that year’s grants.  With respect to performance-based equity awards granted in 2009, given improving economic conditions and Company performance to date, it is anticipated that our executives will earn more than the full target awards for that year’s grant.  Pursuant to the 2007, 2008 and 2009 LTIP, the Compensation Committee is required to (i) adjust the LTIP goals for acquisitions and new business ventures not initially considered when developing the target, (ii) exclude from the calculation of the 2009 EPS items of gain, loss or expense related to the disposal of a business or discontinued operations, capital transactions undertaken by the Company during the fiscal year, the Company’s repurchase of any class of its securities during the fiscal year or changes in accounting principles or changes in applicable law or regulations and (iii) adjust the EPS target for items of gain, loss or expense that are related to extraordinary, special, unusual or non-recurring items, events or circumstances affecting the Company. To account for the impact of acquisitions, accounting changes and certain capital transactions that occurred in 2009, the Compensation Committee decreased the three year EPS goal for the performance-based restricted stock granted in 2007 by 1.1%, decreased the three year EPS goal for the performance-based restricted stock granted in 2008 by 0.7% and increased the three year EPS goal for the performance-based restricted stock granted in 2009 by 0.6%.

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In March 2009, in light of economic conditions, the Compensation Committee reduced the value of the equity-based awards for all participants receiving grants under the 1994 Stock Incentive Plan, including the Named Executive Officers, by 20% compared with the value of the equity-based awards given to such individuals in fiscal 2008 and in March 2010, the Compensation Committee determined that the value of such equity-based awards would remain consistent in value for the Named Executive Officers compared to the 2009 awards. Additionally, in March 2010, the Compensation Committee determined that 2010 LTIP awards of performance-based restricted stock would be capped at a maximum payout of 200%.  Furthermore, based on a comparative review of similar companies, the Compensation Committee modified the vesting of equity grants made on or after March 2010 under the Company’s LTIP if termination of employment is due to retirement (solely with respect to restricted stock units), death, disability or change in control (as defined in the 1994 Stock Incentive Plan) to allow for pro-rated or accelerated vesting.

On March 10, 2010, Mr. Bergman was granted 17,133 performance-based restricted stock units (three year cliff vesting) with a grant date fair value of $960,000.  Mr. Breslawski was granted 12,850 restricted stock units on March 10, 2010, (65% of which are performance-based with three year cliff vesting and 35% of which are time-based with four year cliff vesting) with a grant date fair value of $720,000.  Each of Messrs. Paladino, Komaroff and Mlotek were granted 10,708 restricted stock units on March 10, 2010 (65% of which are performance-based with three year cliff vesting and 35% of which are time-based with four year cliff vesting) with a grant date fair value of $600,000. Each such grant was made under the Company’s 1994 Stock Incentive Plan.

Other Benefits and Perquisites

The Company’s executive compensation program also includes other benefits and perquisites.  These benefits include annual matching contributions to executive officers’ 401(k) Plan accounts, annual allocations to the Company’s Supplemental Executive Retirement Plan (“SERP”) accounts, health benefits, automobile allowances and life insurance coverage.  The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices and the Company’s performance.  In 2009, the Compensation Committee, effective January 1, 2010, increased the annual car allowance for those participating (including executive officers) from $18,000 per annum to $20,400 per annum.  A portion of the administrative services provided to Mr. Bergman have been determined to be non-business related and such portion is included in his taxable income as additional compensation.  The Compensation Committee has approved these other benefits and perquisites as a reasonable component of the Company’s executive officer compensation program in light of historical and competitive practices.  (See the “All Other Compensation” column in the Summary Compensation Table.)

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards without encouraging inappropriate risk-taking by our executive officers.  By following this approach, we provide the executive a measure of security with a minimum expected level of compensation, while motivating the executive to focus on business metrics that will produce a high level of short term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors.  The mix of metrics used for our annual incentive program (i.e., the PIP and the Section 162(m) Cash Bonus Plan) and our annual LTIP likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For executive officers, the mix of compensation is weighted heavily toward at-risk pay (annual incentives and long-term incentives).  Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay at approximately the 50th percentile of the competitive market.

Pay Levels and Benchmarking

Pay levels for executive officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole.  The Compensation Committee is responsible for approving pay levels for the executive officers.  In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

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The Compensation Committee assesses “competitive market” compensation using a number of sources.  One of the data sources used in setting competitive market levels for the executive officers is the information publicly disclosed by a peer group of the Company, which is reviewed annually and may change from year to year.  The peer group of companies is set by the Compensation Committee and consists of companies engaged in the distribution and/or manufacturing of healthcare products or industrial equipment and supplies.  The Compensation Committee determines the peer group of companies based on the following considerations, among other things: (i) Standard Industrial Classification or SIC codes; (ii) Global Industry Classification System or GICS; (iii) companies identified by Hoover’s, Inc. as our peer companies; (iv) companies listed as peers by our current list of peer companies and (v) company size, including, among other things size by market capitalization, revenue and number of employees.  Based on such analysis, the Compensation Committee has determined the peer group of companies to be Dentsply International Inc., MSC Industrial Direct Co., Inc., Omnicare, Inc., Owens & Minor, Inc., Patterson Companies, Inc., PSS World Medical, Inc. and W.W. Grainger, Inc.  At management’s direction, Towers Watson, a professional services/human resources consulting company, prepares the peer group analysis and comparative data for companies with revenues between $6 billion and $10 billion for the Company.  This information is shared with the Compensation Committee and the Compensation Committee reviews such information with its independent compensation consultant, Pearl Meyers & Partners.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual executives’ target total compensation goals based on the need to attract, motivate and retain an experienced and effective management team.

Relative to the competitive market data, the Compensation Committee generally intends that the base salary and target annual incentive compensation for each executive will be at the median of the competitive market.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay goals for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive.  Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Conclusion

The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above.  The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Post Termination and Change in Control

The Company believes that a strong, motivated management team is essential to the best interests of the Company and its stockholders.  To that end, we have employment agreements with Mr. Bergman and Mr. Komaroff and we have had change in control agreements with the Named Executive Officers, other than Mr. Bergman, since 2003.  These agreements provide for certain payments to be made upon termination of employment under certain circumstances, including upon a change in control.  See “Employment Agreements and Post Termination and Change in Control Arrangements” under “Executive and Director Compensation” for a discussion of these agreements.

Stock Ownership Policy

The Company believes that, to align the interests of the executive officers and directors of the Company with the stockholders of the Company, the executive officers and directors of the Company should have a financial stake in the Company.  In March 2006, the Board of Directors adopted a policy requiring each executive officer to own, no later than three years from the effective date of the policy, equity in the Company equal to a minimum of three times such executive officer’s annual base salary.  Newly appointed executive officers will have three years from the date of their appointment to comply with the stock ownership policy.  The Board of Directors will evaluate whether exceptions should be made for any executive officer on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Board of Directors.  Equity includes: shares of any class of capital stock; shares of vested restricted stock; unexercised vested options; vested shares of common stock held in such executive officer’s 401(k) Plan account; warrants or rights to acquire shares of capital stock; and securities that are convertible into shares of capital stock; provided that an amount equal to at least 20% of such executive officer’s annual base salary, must be owned by such executive officer in the form of shares of common stock.  The Stock Ownership Policy for non-employee directors of the Company is set forth under “Executive and Director Compensation-Director Compensation for Fiscal 2009-Stock Ownership Policy”.

Further, as a guideline, executive officers may only sell up to one-half of the equity value above the ownership requirement.

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Impact of Tax and Accounting

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants.  Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, grants of options, restricted stock, restricted stock units and other share-based payments result in an accounting charge for the Company.  The accounting charge is equal to the fair value of the instruments being issued.  For restricted stock and restricted stock units, the cost is equal to the fair value of the stock on the date of grant multiplied by the number of shares or units granted.  For options, the cost is equal to the Black-Scholes value on the date of grant multiplied by the number of shares or units granted.  This expense is amortized over the requisite service period, or vesting period of the instruments.  Although the Company has begun to utilize restricted stock and restricted stock units, the Compensation Committee is mindful of the fact that, with respect to options, the accounting charge is not reversible should the option expire with an exercise price less than the market price. Additionally, the Compensation Committee may grant compensation that does not constitute performance-based compensation under Section 162(m) of the Code if it considers it appropriate and in the best interest of the Company.  Grants under the Company’s Section 162(m) Cash Bonus Plan, option grants and awards of performance-based restricted stock are generally intended to be performance-based under Section 162(m) of the Code; although grants under the PIP are tied to the Company’s performance, these are not intended to meet the requirements under Section 162(m).

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain Named Executive Officers.  Exceptions are made for qualified performance-based compensation, among other things.  It is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans, however, the Compensation Committee reserves the right to make adjustments that may result in the payment of non-deductible compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

THE COMPENSATION COMMITTEE
Barry J. Alperin, Chairman
Donald J. Kabat
Norman S. Matthews

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EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Our executive officers and their ages and positions as of March 12, 2010 are:

Name	Age	Position
Gerald A. Benjamin	57	Executive Vice President, Chief Administrative Officer, Director
Stanley M. Bergman	60	Chairman, Chief Executive Officer, Director
James P. Breslawski	56	President, Chief Operating Officer, Director
Leonard A. David	61	Senior Vice President, Chief Compliance Officer
James Harding	54	Senior Vice President, Corporate Chief Technology Officer
Stanley Komaroff	74	Senior Advisor
Mark E. Mlotek	54	Executive Vice President, Corporate Business Development, Director
Steven Paladino	52	Executive Vice President, Chief Financial Officer, Director
Michael Racioppi	55	Senior Vice President, Chief Merchandising Officer
Lonnie Shoff	51	President, Global Healthcare Specialties
Michael Zack	57	President, International Group

The biographies for Messrs. Benjamin, Bergman, Breslawski, Mlotek and Paladino follow the table listing our directors under “Proposal 1 – Election of Directors” above.  Biographies for our other executive officers are:

LEONARD A. DAVID has been with the Company for 20 years (since 1990), and in his current position as Corporate Senior Vice President and Chief Compliance Officer since 2006.  He is also a member of the Executive Management Committee.  Mr. David joined the Company as General Counsel and subsequently held the position of head of Human Resources, Regulatory Affairs and Security.  As Chief Compliance Officer, Mr. David manages the Regulatory Affairs and Security Groups and leads the global compliance function, focusing on corporate integrity, governance and business ethics.  In this role, Mr. David interacts closely with virtually every infrastructure and business division within the Company.  Prior to joining us, Mr. David was a practicing attorney in New York and New Jersey specializing in corporate and commercial law. His perspective on compliance and regulatory matters is particularly informed by his own and Henry Schein’s concern with global healthcare.

JAMES HARDING has been with the Company for 10 years (since 2000), and in his current position as Senior Vice President and Corporate Chief Technology Officer since 2005.  He is also a member of the Executive Management Committee.  Mr. Harding is responsible for ensuring that information technology remains a competitive advantage for the Company, internally and externally. In this capacity, Mr. Harding leads our Technology Group.  Mr. Harding was formerly Chief Information Officer at Olsten Corporation, a leading healthcare and staffing services company.  Prior to Olsten, Mr. Harding worked 20 years at Mobil Oil Corporation in various capacities including Chief Information Officer of the America’s Marketing & Refining Division and Director of Global IT Architecture.

STANLEY KOMAROFF has been with the Company for seven years (since 2003) as Senior Advisor and a member of the Executive Management Committee, concentrating in business development and acquisitions, international matters, and legal and regulatory affairs.  Prior to joining the Company, Mr. Komaroff served as an advisor on legal and board-related issues and provides a wealth of experience in the corporate, commercial and healthcare worlds.  Mr. Komaroff was formerly the Chairman of Proskauer Rose LLP, the Company’s principal law firm and one of the largest firms in the nation, and he led the firm through a period of significant growth. Prior to being elected as Chairman of the firm, Mr. Komaroff was the Chair of its Corporate Department. As a general corporate and securities lawyer, Mr. Komaroff has extensive experience in mergers and acquisitions and international transactions.  Mr. Komaroff has been active in civic and philanthropic matters, concentrating in the healthcare field.  Mr. Komaroff is a member of the Executive Committee of Continuum Health Partners, one of the largest consortiums of hospitals and healthcare facilities in the New York metropolitan area, and a Director of its three constituent hospitals, Beth Israel Medical Center, St. Luke’s-Roosevelt Hospital Center and Long Island College Hospital.  In addition, he serves on the Board of Directors of Overseas Shipholding Group, Inc., The Edmond de Rothschild Foundation, and the Westhampton Beach Performing Arts Center. For more than 10 years, Mr. Komaroff was a member of the New York State Hospital Review and Planning Council, having received multiple gubernatorial appointments to this position.  At Mayor Bloomberg’s recommendation, Mr. Komaroff served as a Director of the New York City Economic Development Corporation from 2006 to 2009.

MICHAEL RACIOPPI has been with the Company for 18 years (since 1992), and in his current position as Senior Vice President, Chief Merchandising Officer since 2008. He is also a member of the Executive Management Committee.  Prior to holding his current position, Mr. Racioppi served as President of the Medical Group since 2000 and was Vice President of the Company since 1994, with primary responsibility for the Medical Division, Marketing and Merchandising Groups.  Mr. Racioppi served as Vice President and as Senior Director, Corporate Merchandising from 1992 to 1994. Mr. Racioppi is a current board member of the Health Industry Distributors Association (HIDA) and the past chair of the HIDA Education Foundation Board.  He currently serves on the board of National Distribution and Contracting and he previously served on the board of the Healthcare Distribution Management Association.  Before joining the Company, he was employed by Ketchum Distributors, Inc. as the Vice President of Purchasing and Marketing.

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LONNIE SHOFF has been President of the Henry Schein Global Healthcare Specialties Group since September 2009, and also is a member of the Executive Management Committee.  In this position, Ms. Shoff directs Henry Schein Global Dental Specialties; Henry Schein Global Exclusive Brands; Henry Schein’s North American and International dental handpiece repair businesses; and a growing portfolio of joint ventures. Prior to joining us, Ms. Shoff was with Roche Diagnostics, where she held a series of positions of increasing responsibility in the United States and Switzerland over the past 20 years, focusing on applied science, molecular diagnostics, global business development, and marketing and business management.  Most recently, Ms. Shoff served as Senior Vice President General Manager, Applied Science, leading the U.S. commercial operations for this $350 million group. Ms. Shoff has managed the life cycles of more than 2,500 products, launched several novel technologies, and nurtured ventures from seed funding through product launch.  While at Roche Diagnostics, Ms. Shoff also built a Global Internal Venturing Program, which the London School of Business praised in its book, Inventuring: Why Big Companies Must Think Small.

MICHAEL ZACK has been responsible for Henry Schein's International Group for 21 years (since 1989), when he joined the Company, and currently holds the position of President of the International Group.  He is also a member of the Executive Management Committee.  Under his leadership, the International Group has grown to include operations in 22 countries outside of North America, with sales of $2.40 billion in 2009, representing 35% of total Company sales.  Before joining Henry Schein, Mr. Zack was employed by Polymer Technology (a subsidiary of Bausch & Lomb) as Vice President of International Operations from 1984 to 1989. Prior to this, Mr. Zack was employed by Gruenenthal GmbH, a German pharmaceutical company, as Manager of International subsidiaries from 1975 to 1984. As part of his various foreign assignments at Gruenenthal, Mr. Zack worked and lived in Tehran, Iran; Quito, Ecuador; Lima, Peru; Madrid, Spain; and Bogotá, Colombia, before being transferred to Boston, Massachusetts. Mr. Zack is the representative of the Dental Trade Alliance to International Dental Manufacturers and is fluent in six languages.

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Summary Compensation Table for Fiscal 2009, Fiscal 20081 and Fiscal 20072

Name and Principal Position	Year	Salary3 ($)	Bonus4 ($)	Stock Awards5 ($)	Option Awards6 ($)	Non-Equity Incentive Plan Compensation7 ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings8 ($)	All Other Compensation ($)	Total ($)
Stanley M. Bergman
Chairman and Chief Executive Officer (Principal Executive Officer)	2009	$1,150,000	$0	$960,000	$0	$1,900,000	$0	$258,9259	$4,268,925
	2008	$1,123,462	$0	$600,000	$600,000	$1,400,000	$0	$299,57610	$4,023,038
	2007	$1,026,923	$0	$512,500	$512,500	$1,800,000	$0	$248,62111	$4,100,544
James P. Breslawski
President and Chief Operating Officer	2009	$600,000	$0	$720,000	$0	$562,713	$0	$65,75512	$1,948.468
	2008	$585,141	$0	$450,000	$450,000	$444,813	$0	$60,74813	$1,990,702
	2007	$531,433	$40,022	$423,000	$423,000	$584,978	$0	$54,65014	$2,057,083
Steven Paladino
Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2009	$475,000	$0	$600,000	$0	$605,340	$0	$53,64715	$1,733,987
	2008	$461,538	$0	$375,000	$375,000	$419,280	$0	$52,46916	$1,683,287
	2007	$413,414	$4,928	$346,000	$346,000	$540,072	$0	$53,34017	$1,703,754
Stanley Komaroff
Senior Advisor	2009	$475,000	$0	$600,000	$0	$566,520	$0	$66,72418	$1,708,244
	2008	$460,977	$0	$375,000	$375,000	$418,880	$0	$65,60419	$1,695,461
	2007	$411,003	$24,195	$346,000	$346,000	$515,805	$0	$64,41920	$1,707,422
Mark E. Mlotek
Executive Vice President, Corporate Business Development	2009	$475,000	$0	$600,000	$0	$534,775	$0	$53,64121	$1,663,416
	2008	$460,632	$0	$375,000	$375,000	$417,580	$0	$52,38322	$1,680,595
	2007	$409,517	$4,704	$346,000	$346,000	$535,296	$0	$51,18923	$1,692,706

______________________________

1 Fiscal year ended December 27, 2008 (“fiscal 2008”).

2 Fiscal year ended December 29, 2007 (“fiscal 2007”).

3 2009 salaries reflect an increase over 2008 salaries in the table above due to timing of when raises go into effect.  Raises are generally effective in March of a given year while the information set forth in the table above is based on the Company’s fiscal year.

4 Represents, other than with respect to Mr. Bergman, that portion of the executive’s annual bonuses paid under the PIP that was awarded at the discretion of the Compensation Committee.  See “Compensation Structure–Pay Elements–Details–Annual Incentive Compensation” under the Compensation Discussion and Analysis for a description of the PIP.

5 Represents restricted stock awards and restricted stock units valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718.  The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting.

6 Represents options valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718.  The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon exercise.

7 Represents annual bonuses paid under the PIP, or with respect to Mr. Bergman, under the Company’s Section 162(m) Cash Bonus Plan and the PIP.

8 Represents the above-market or preferential portion of the change in value of the executive officer’s account under our SERP Plan.  See “Compensation Structure – Pay Elements – Details – Other Benefits and Perquisites” under Compensation Discussion & Analysis for a description of our SERP.

9 Includes the following: (i) $15,481 of personal commuting expenses for use of the Company’s car service; (ii) $154,668 for the cost of providing administrative services to Mr. Bergman; (iii) $278 for the cost of providing telephone services; (iv) $16,500 matching contribution under 401(k) Plan account; (v) $7,998 excess life insurance premiums and (vi) $64,000 SERP contribution.  The amount totaling $170,427 (under items (i), (ii) and (iii) above was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes.  Pursuant to his employment agreement, Mr. Bergman is entitled to use of a Company automobile but Mr. Bergman did not use a Company automobile in fiscal 2009.

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10 Includes the following: (i) $2,550 of automobile expenses; (ii) $14,772 of personal commuting expenses for personal use of the Company’s car service; (iii) $148,143 for the cost of providing administrative services to Mr. Bergman; (iv) $436 for the cost of providing telephone services; (v) $2,550 as a payment to Mr. Bergman to cover the tax incurred resulting from his use of the Company provided automobile; (vi) $13,933 matching contribution under 401(k) Plan account; (vii) $7,998 excess life insurance premiums; (viii) $64,710 SERP contribution and (ix) $44,484 in legal fees in connection with the negotiation of Mr. Bergman’s employment agreement.  The amount totaling $195,613 (under items (iii), (iv), (v) and (ix) above was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes.

11 Includes the following: (i) $6,600 of automobile expenses; (ii) $154,967 for the cost of providing administrative services to Mr. Bergman; (iii) $570 for the cost of providing telephone services; (iv) $6,600 as a payment to Mr. Bergman to cover the tax incurred resulting from his use of the Company provided automobile; (v) $13,462 matching contribution under 401(k) Plan account; (vi) $7,999 excess life insurance premiums and (vii) $58,423 SERP contribution.  The amount totaling $162,137 (under items (ii), (iii) and (iv) above) was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes.

12 Includes the following: (i) $18,000 automobile allowance; (ii) $16,500 matching contribution under 401(k) Plan account; (iii) $ 5,755 excess life insurance premiums and (iv) $25,500 SERP contribution.

13 Includes the following: (i) $18,000 automobile allowance; (ii) $6,180 matching contribution under 401(k) Plan account; (iii) $2,818 excess life insurance premiums and (iv) $33,750 SERP contribution.

14 Includes the following: (i) $18,000 automobile allowance; (ii) $5,971 matching contribution under 401(k) Plan account; (iii) $2,795 excess life insurance premiums; (iv) $25,915 SERP contribution and (v) $1,969 in entertainment and travel vouchers.

15 Includes the following:  (i) $18,000 automobile allowance; (ii) $16,500 matching contribution under 401(k) Plan account; (iii) $2,397 excess life insurance premiums and (iv) $16,750 SERP contribution.

16 Includes the following:  (i) $18,000 automobile allowance; (ii) $5,609 matching contribution under 401(k) Plan account; (iii) $2,161 excess life insurance premiums and (iv) $26,699 SERP contribution.

17 Includes the following: (i) $18,000 automobile allowance; (ii) $5,419 matching contribution under 401(k) Plan account; (iii) $2,143 excess life insurance premiums; (iv) $23,520 SERP contribution, (v) $2,000 as a cash award for twenty years of service with the Company and (vi) $2,258 in entertainment and travel vouchers.

18 Includes the following: (i) $18,000 automobile allowance; (ii) $16,500 matching contribution under 401(k) Plan account; (iii) $15,474 excess life insurance premiums and (iv) $16,750 SERP contribution.

19 Includes the following: (i) $18,000 automobile allowance; (ii) $5,576 matching contribution under 401(k) Plan account; (iii) $15,336 excess life insurance premiums and (iv) $26,692 SERP contribution.

20 Includes the following: (i) $18,000 automobile allowance; (ii) $5,388 matching contribution under 401(k) Plan account; (iii) $15,250 excess life insurance premiums; (iv) $23,383 SERP contribution and (v) $2,398 in entertainment and travel vouchers.

21 Includes the following: (i) $18,000 automobile allowance; (ii) $16,500 matching contribution under 401(k) Plan account; (iii) $2,391 excess life insurance premiums and (iv) $16,750 SERP contribution.

22 Includes the following: (i) $18,000 automobile allowance; (ii) $5,556 matching contribution under 401(k) Plan account; (iii) $2,139 excess life insurance premiums and (iv) $26,688 SERP contribution.

23 Includes the following: (i) $18,000 automobile allowance; (ii) $5,368 matching contribution under 401(k) Plan account; (iii) $2,122 excess life insurance premiums; (iv) $23,298 SERP contribution and (v) $2,401 in entertainment and travel vouchers.
Employment Agreements and Post Termination and Change in Control Arrangements

Chief Executive Officer

Mr. Bergman’s amended and restated employment agreement, dated as of December 31, 2008, provides for Mr. Bergman’s continued employment as our Chairman of the Board of Directors and Chief Executive Officer until December 31, 2011, subject to successive three-year extensions.  Mr. Bergman’s annual base salary is set at the rate of $1,150,000 and may be increased from time to time.  In addition, his employment agreement provides for incentive compensation to be determined by the Compensation Committee or the Board of Directors.  See “Compensation Structure–Pay Elements–Details–Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on stock awards and option awards.  See “Compensation Structure–Pay Elements–Details– Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation.  It also provides that Mr. Bergman will be entitled to participate in all benefit, welfare, perquisite, equity or similar plans, policies and programs generally available to our senior executive officers.

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Pursuant to his employment agreement, if Mr. Bergman’s employment with us is terminated (i) by us without cause, (ii) by Mr. Bergman for good reason, (iii) as a result of his disability or (iv) as a result of a non-renewal of the employment term by us, Mr. Bergman will receive all amounts then owed to him as salary and deferred compensation and all benefits accrued and owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company.  In addition, Mr. Bergman will receive, as severance pay, a lump sum equal to 200% of his then annual base salary plus 200% of his average annual incentive compensation paid or payable with respect to the immediately preceding three fiscal years, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions until the end of the year of the termination, less his vested account balance or accrued benefits under each retirement plan.  Under such circumstances, for a period of two years after termination, Mr. Bergman shall also be entitled to (i) an office comparable to that used by him prior to termination and related office support, including making available the services of one executive assistant and (ii) use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile.

If Mr. Bergman resigns within two years following a change in control of the Company for good reason or if Mr. Bergman’s employment is terminated by us without cause within two years following a change in control or during a specified period in advance of a change in control, Mr. Bergman will receive, as severance pay, in lieu of the foregoing, 300% of his then annual base salary plus 300% of Mr. Bergman’s incentive compensation paid or payable with respect to whichever of the immediately preceding two fiscal years of the Company ending prior to the date of termination was higher, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions thereunder until the end of the year of the termination, less Mr. Bergman’s vested account balance or accrued benefits under each retirement plan upon a change in control, and all unvested outstanding options and shares of restricted stock shall become fully vested, except that in the case of a termination during a specified period in advance of a change in control, Mr. Bergman will receive a cash payment equal to the difference between the consideration paid in the change in control and the strike price of Mr. Bergman’s forfeited options as of the date of termination as provided in his employment agreement.  Additionally, under such circumstances, for a period of two full years after the year of termination, Mr. Bergman shall be entitled to an office comparable to that used by him prior to termination and related office support, including making available the services of one executive assistant.  In such event, Mr. Bergman is also entitled to use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile for two full years after the year of termination.  However, as a result of the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of transportation and office support benefits for the period between the end of the second calendar year following the calendar year in which Mr. Bergman’s termination occurs until the third anniversary of termination due to termination by us without cause, non-renewal of the employment term by us, Mr. Bergman’s resignation for good reason, or solely with respect to office support benefits, due to disability, in each case within two years after the date of a change in control.  If any amounts owed to Mr. Bergman are subject to the excise tax imposed by Section 4999 of the Code, we will pay Mr. Bergman an additional amount such that the amount retained by him, after reduction for such excise tax, equals the amounts owed to him prior to imposition of the excise tax.

Unless his employment agreement is terminated for cause or pursuant to Mr. Bergman’s voluntary resignation, we will continue the participation of Mr. Bergman and his spouse in the health and medical plans, policies and programs in effect with respect to our senior executive officers and their families after the termination or expiration of his employment agreement, with coverage for Mr. Bergman and his spouse continuing until their respective deaths except that such coverage may be provided pursuant to a fully-insured replacement policy or annual cash payments to obtain a replacement policy on a grossed-up basis.  Additionally, we will provide Mr. Bergman with use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile for two years after termination.

Mr. Bergman is subject to restrictive covenants, including non-solicitation and non-compete provisions, while he is employed by us and for specified periods of time thereafter.  Pursuant to such provisions in his employment agreement, Mr. Bergman shall not, directly or indirectly, engage in any activity competitive with a material segment of the Company’s business or recruit, solicit or induce any employee of the Company to terminate their employment with the Company, during Mr. Bergman’s employment term and (i) for one year thereafter if his employment is terminated (a) by us without cause, (b) by Mr. Bergman for good reason, or (c) as a result of his disability, or (ii) until the later of (a) the second anniversary of the expiration of his employment term and (b) his termination date if such termination is by us for cause or due to Mr. Bergman terminating his employment by giving 180 days’ notice.  We may, at our option, extend the initial one-year term of the non-compete described by clause (i) above for an additional year if we provide Mr. Bergman notice of such extension no later than 180 days prior to expiration of the term and we pay Mr. Bergman his annual base salary in effect on his date of termination.  Mr. Bergman is also subject to confidentiality provisions.

Stanley Komaroff

Pursuant to Mr. Komaroff’s amended and restated employment agreement with the Company dated December 11, 2008, upon Mr. Komaroff’s death or disability, or if Mr. Komaroff’s employment with us is terminated (i) by us without cause or (ii) by Mr. Komaroff for any reason, Mr. Komaroff (or his heirs or estate) will receive (a) all amounts then owed to him as salary and deferred compensation, (b) any unpaid annual incentive compensation for the last full fiscal year prior to termination, (c) all benefits owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company, and (d) a pro rata annual incentive award for the fiscal year in which termination occurs.  If Mr. Komaroff’s employment is terminated by us for cause, Mr. Komaroff will receive solely the amounts described in (a) and (c) above.

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If Mr. Komaroff terminates his employment for any reason or if he is terminated by us without cause, his equity-based awards will be treated as follows:  (i) his termination will be treated as a retirement under our equity plans; (ii) his equity-based awards (other than options) will vest in full subject to satisfaction of any performance-based restrictions; and (iii) his options will continue to vest for 30 months following retirement (at which time all unvested options will vest in full) and will remain exercisable for at least three years (but not beyond the original term).  If he terminates due to death or disability, to the extent provided to our senior management, his equity based awards will immediately vest in full and will remain exercisable following termination, provided that his options will remain exercisable for at least three years (but not beyond the original term).

Pursuant to his employment agreement, Mr. Komaroff is subject to confidentiality provisions.  Additionally, during his employment, Mr. Komaroff will not (other than on behalf of the Company) in any capacity whatsoever (other than as the holder of not more than one percent of the total outstanding stock of a publicly held company) engage in any activity competitive with a material segment of the business of the Company.  Mr. Komaroff’s change in control agreement with the Company is described below in the section entitled “Named Executive Officers Other than the Chief Executive Officer.”

Named Executive Officers Other than the Chief Executive Officer

We have entered into change in control agreements with the Named Executive Officers, other than Mr. Bergman, that provide that if the executive’s employment is terminated by us without cause or by the executive for good reason within two years following a change in control of the Company, we will pay and provide the executive with (i) the executive’s base salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP for the year prior to the change in control) through the termination date, (ii) severance pay equal to 300% of the sum of the executive’s base salary (as defined in (i)) and target bonus, (iii) a pro rata annual incentive award at a target level for the year in which termination occurs, (iv) immediate vesting of all outstanding options, restricted or deferred stock awards and non-qualified retirement benefits, (v) elimination of all restrictions on any restricted or deferred stock awards, (vi) settlement of all deferred compensation arrangements in accordance with the applicable plan and (vii) continued participation in all health and welfare plans for 24 months (provided that such coverage will terminate when the executive receives substantially equivalent coverage from a subsequent employer) at the same level of participation for each executive on the termination date, except that the health coverage may be provided pursuant to a fully-insured replacement policy or two annual cash payments to obtain a replacement policy on a grossed-up basis.  Notwithstanding the foregoing, if an executive’s employment is terminated by us without cause or by the executive for good reason, in either case, (i) within 90 days prior to a change in control or (ii) after the first public announcement of the pendency of the change in control, the executive will be entitled to the benefits described above.  In the event any payments to the executive become subject to the excise tax imposed by Section 4999 of the Code, we will pay the executive an additional amount such that the amount retained by the executive after reduction for such excise tax equals the amount to be paid to the executive prior to imposition of the excise tax.

Pursuant to the change in control agreements, the Named Executive Officers, other than Mr. Bergman (who is subject to restrictive covenants under his employment agreement as opposed to a change in control agreement), are also subject to restrictive covenants, such as confidentiality and non-disparagement provisions.  Additionally, during each Named Executive Officer’s employment and for a period of 24 months thereafter, each Named Executive Officer agreed that he will not, without the Company’s prior written consent, solicit our employees for employment.

Tax Gross-Up Provisions

Although we have historic tax gross-up provisions with our Named Executive Officers, as described above, the Compensation Committee does not intend to extend tax gross-ups to any other employee of the Company in the future other than tax gross-ups that apply on a broad basis such as under our relocation policy.

Compensation Policies and Practices as they Relate to Risk Management

The Company conducted a risk assessment of its compensation policies and practices for all employees, including executive officers.  The Compensation Committee reviewed the Company’s risk assessment process and results and determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

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Post Termination and Change in Control Calculations

The amounts set forth in the table below represent amounts that would have been paid to the Named Executive Officers, pursuant to their employment and change in control agreements, if such Named Executive Officers’ employment was terminated by the Company on December 24, 2009 under the various scenarios set forth below or if a change in control occurred on such date.

Name and Principal Position	Cash Payment	Contin-uation of Health/ Welfare Benefits (present value)	Acceleration and Contin-uation of Equity Award1	Settlement of Deferred Compen-sation Arrange-ments2	Other Compen-sation	Excise Tax Gross-up	Total Termin-ation Benefits
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)
Company termination for cause or resignation other than for good reason.	$0	$0	$0	$963,157	$0	n/a	$963,157	3
Company termination without cause or due to disability, voluntary resignation for good reason or non-renewal of employment contract.	$6,700,000	$337,000	$0	$963,157	$437,084	n/a	$8,437,241	4
Resignation for good reason or Company termination without cause within two years after the change in control or Company termination without cause within 90 days prior to a change in control or after the first public announcement of a pending change in control.	$10,250,000	$337,000	$2,619,903	$963,157	$655,626	$5,509,659	$20,335,345	5
Death of executive.	$1,400,000	$166,355	$0	$963,157	$0	n/a	$2,529,512	6
Stanley Komaroff Senior Advisor
Company termination for cause.	$0	$0	$0	$90,022	$0	n/a	$90,022	7
Company termination without cause or voluntary resignation for good reason, in each case after December 31, 2009, retirement, death or disability of executive.	$566,520	$0	$1,668,030	$90,022	$0	n/a	$2,324,572	8
All Named Executive Officers, Other than the CEO
Termination without cause, voluntary termination for good reason within two years following a change in control, within 90 days prior to a change in control or after the first public announcement of a pending change in control.

James Breslawski President and Chief Operating Officer	$3,980,000	$40,400	$2,010,896	$430,977	$0	$0	$6,462,273	9
Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$3,178,750	$40,400	$1,668,030	$358,572	$0	$0	$5,245,752	9
Stanley Komaroff Senior Advisor	$3,178,750	$25,294	$1,668,030	$90,022	$0	$1,778,071	$6,740,167	9
Mark E. Mlotek Executive Vice President, Corporate Business Development	$3,178,750	$25,294	$1,668,030	$323,761	$0	$0	$5,195,835	9

1 Represents the value of unvested outstanding options and restricted stock that would accelerate and vest on termination.  In the case of options, the value is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per share closing price of common stock on December 24, 2009 (the “Per Share Closing Price”) and the per share exercise price.  In the case of restricted stock, the value is calculated by multiplying the number of shares of restricted stock that accelerate by the Per Share Closing Price.  The 1994 Stock Incentive Plan provides that upon a change in control without termination, a participant’s unvested outstanding options become fully vested.

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2 The SERP Plan provides that upon a change in control without termination, a participant’s vested SERP account balance becomes payable.  Such account balances are as of December 31, 2009.

3 The Company will have no further obligation to Mr. Bergman, except payment of his vested SERP account balance.

4 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive compensation payable for the last full fiscal year multiplied by a fraction of days employed over 365, (iii) 200% current base annual salary, (iv) 200% average annual incentive compensation paid in the previous three years, (v) health and welfare coverage for Mr. Bergman and his wife until death and (vi) use of the Company’s car service, automobile, office space and administrative assistance provided to Mr. Bergman for two years.

5 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive compensation payable for the last full fiscal year multiplied by a fraction of days employed over 365, (iii) 300% current base annual salary, (iv) 300% of highest annual incentive compensation paid in the previous two years, (v) all unvested outstanding options and shares of restricted stock becomes fully vested, (vi) health and welfare coverage for Mr. Bergman and his wife until death, (vii) use of the Company’s car service, automobile, office space and administrative assistance for three years and (viii) gross-up of IRC Section 4999 excise tax at the actual marginal tax rate.

6 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive compensation payable for the last full fiscal year multiplied by a fraction of days employed over 365 and (iii) health and welfare coverage for Mr. Bergman’s wife until death.

7 The Company will have no further obligation to Mr. Komaroff, except payment of his vested SERP account balance.

8 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive award payable for the year in which termination occurs multiplied by a fraction of days employed over 365, (iii) all equity-based awards (other than options) become fully vested, subject to satisfaction of any performance-based restrictions and (iv) all unvested options continue to vest for two and a half years after termination upon which time they will fully vest.

9 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive compensation at target level in year of termination multiplied by a fraction of days employed over 365, (iii) 300% current annual salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP plan for the full year preceding the change in control), (iv) 300% annual incentive compensation at target level in year of termination, (v) all unvested outstanding options and shares of restricted stock become fully vested, (vi) health and welfare continuation of plans for 24 months following termination or until coverage with subsequent employer begins and (vii) gross-up of IRC Section 4999 excise tax at actual marginal tax rate.

27

Other Information Related to Summary Compensation Table

Stock Awards and Option Awards

See “Compensation Structure–Pay Elements–Details–Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on stock awards and option awards.

Non-Equity Incentive Plan Compensation

“Compensation Structure–Pay Elements–Details–Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For employees of the Company, including Named Executive Officers, we do not maintain a qualified defined benefit plan.

We maintain a Supplemental Executive Retirement Plan for certain eligible participants who are not able to receive the full Company matching contribution under our 401(k) Plan due to certain Internal Revenue Service limits.  The SERP provides for various vesting percentages based on service with the Company.  Vesting will also occur upon a participant’s death, disability or attainment of age 65 or upon a change in control, in each case, while employed.  Investment return on the contributions is generally equal to the earnings and losses that would occur if 40% of the contributions were invested in the Company stock fund under our 401(k) Plan and 60% were invested equally among the other investment alternatives available under our 401(k) Plan.  A participant’s vested SERP benefit is paid following a termination of employment (subject to a six month delay in certain instances) or a change in control.

All Other Compensation

See “Compensation Structure–Pay Elements–Details–Other Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on all other compensation.

28

Grants of Plan-Based Awards for Fiscal 2009
			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)4	All Other Option Awards: Number of Securities Underly-ing Options (#)	Exercise or Base Price of Option Awards5 ($/Sh)	Grant Date Fair Value of Stock and Option Awards6
Name and Principal Position	Type of Grant1	Grant Date	Thres-hold($)	Target($)	Maximum ($)2	Thres-hold(#)	Target(#)	Maxi-mum (#)3
Stanley M.
Bergman
Chairman and
Chief Executive	162(m)	n/a	$0	$1,509,375	$2,960,963
Officer (Principal	PIP	n/a	$0	$215,625	$247,969
Executive	RS	3/9/2009				0	27,882	n/a	0			$960,000
Officer)	SO	n/a								0	n/a	n/a
James P.
Breslawski
President and	PIP	n/a	$55,000	$500,000	$936,250	0
Chief Operating	RS	3/9/2009					13,592	n/a	7,319			$720,000
Officer	SO	n/a								0	n/a	n/a
Steven Paladino
Executive Vice
President and
Chief Financial
Officer (Principal	PIP	n/a	$28,000	$400,000	$700,000
Financial	RS	3/9/2009				0	11,326	n/a	6,100			$600,000
Officer)	SO	n/a								0	n/a	n/a
	PIP	n/a	$20,000	$400,000	$634,000
Stanley Komaroff	RS	3/9/2009				0	11,326	n/a	6,100			$600,000
Senior Advisor	SO	n/a								0	n/a	n/a
Mark E. Mlotek
Executive Vice
President,
Corporate	PIP	n/a	$8,600	$400,000	$617,200
Business	RS	3/9/2009				0	11,326	n/a	6,100			$600,000
Development	SO	n/a								0	n/a	n/a

_______________________________
1 “PIP” means annual bonuses paid under the Company’s 2009 PIP.  “162(m)” means annual bonuses paid under the Company’s Section 162(m)  Cash Bonus Plan.  “RS” means performance-based restricted stock awards made pursuant to the Company’s 1994 Stock Incentive Plan.  “SO” means options.  See “Compensation Structure–Pay Elements–Details– Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on the PIP and the Section 162(m) Cash Bonus Plan.

2 The maximum payout percentage for the EPS Target and Business Financial Goal portions of the PIP is 200% and the maximum payout percentage for the Individual Performance Goal is 115%.

3 The 2009 LTIP provides that EPS results above target generate additional payouts and the award potential is uncapped.  In March 2010, the Compensation Committee determined that 2010 LTIP awards of performance-based restricted stock would be capped at a maximum payout of 200%.

4 Time-based restricted stock (four year cliff) awarded in fiscal 2009.  Mr. Bergman was not awarded time-based restricted stock in 2009.

5 None of the Names Executive Officers were awarded options in fiscal 2009.

6 These amounts are valued based on the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718.  These amounts do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting.

29

Estimated Potential Payouts Under Non-Equity Incentive Plan Awards

The PIP awards paid to the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”  The threshold, target and maximum amount of these PIP awards appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

Estimated Future Payouts Under Equity Incentive Plan Awards, All Other Stock Awards and All Other Option Awards

Awards of performance-based and time-based restricted stock and restricted stock units granted to the Named Executive Officers appear in the Summary Compensation Table in the columns captioned “Stock Awards”.  We did not grant Named Executive Officers options in fiscal 2009.

The threshold, target and maximum amount of the performance-based restricted stock and restricted stock units appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Equity Incentive Plan Awards.”

Exercise or Base Price of Option Awards

We did not grant Named Executive Officers options in fiscal 2009.

30

Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options(#)Exercisable	Number of Securities Underlying Unexercised Options(#)Unexercisable1	Equity Incentive Plan Awards:Number of Securities Underly-ing Unexercis-ed Unearned Options2(#)	Option Exercise Price($)	Option Expiration Date3	Number of Shares or Units of Stock That Have Not Vested4(#)	Market Value of Shares or Units of Stock That Have Not Vested4($)	Equity Incentive Plan Awards:Number of Unearned Shares, Units or Other Rights That Have Not Vested5(#)	Equity Incentive Plan Awards:Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested6($)
Stanley M. Bergman
Chairman and Chief
Executive Officer	24,800	8,267	0	$47.31	03/02/2016	0	$0	65,946	$3,495,797
(Principal Executive	18,759	18,759	0	$51.23	03/05/2017
Officer)	11,503	34,509	0	$59.89	03/03/2018
	46,000	0	0	$20.41	03/05/2012	7,319	$387,980	36,102	$1,913,767
	50,000	0	0	$19.42	02/25/2013
	50,000	0	0	$35.49	02/18/2014
	37,500	0	0	$39.43	03/09/2015
	20,000	0	0	$42.58	09/22/2015
James P. Breslawski	20,461	6,821	0	$47.31	03/02/2016
President and Chief	15,483	15,483	0	$51.23	03/05/2017
Operating Officer	8,627	25,882	0	$59.89	03/03/2018
	50,000	0	0	$14.31	03/01/2011	6,100	$323,361	29,962	$1,588,285
	52,000	0	0	$20.41	03/05/2012
Steven Paladino	52,000	0	0	$19.42	02/25/2013
Executive Vice	52,000	0	0	$35.49	02/18/2014
President and Chief	39,000	0	0	$39.43	03/09/2015
Financial Officer	16,742	5,581	0	$47.31	03/02/2016
(Principal Financial	12,664	12,665	0	$51.23	03/05/2017
Officer)	7,189	21,568	0	$59.89	03/03/2018
	26,000	0	0	$34.41	12/01/2013	6,100	$323,361	29,962	$1,588,285
	50,400	0	0	$35.49	02/18/2014
	37,800	0	0	$39.43	03/09/2015
	16,742	5,581	0	$47.31	03/02/2016
Stanley Komaroff	12,664	12,665	0	$51.23	03/05/2017
Senior Advisor	7,189	21,568	0	$59.89	03/03/2018
	2,985	0	0	$20.41	03/05/2012	6,100	$323,361	29,962	$1,588,285
	50,000	0	0	$35.49	02/18/2014
Mark E. Mlotek	37,500	0	0	$39.43	03/09/2015
Executive Vice	16,742	5,581	0	$47.31	03/02/2016
President, Corporate	12,664	12,665	0	$51.23	03/05/2017
Business Development	7,189	21,568	0	$59.89	03/03/2018

______________________________1 All options granted in 2003 or earlier vest one-third per year over three years.  All options granted in 2004 or later vest one-fourth per year over four years.

2 The Company does not issue performance-based options.

3 All options granted under the 1994 Stock Incentive Plan have a ten year term unless otherwise terminated earlier in accordance with the plan.

4 The Company did not issue time-based restricted stock to the Named Executive Officers prior to March 2009.  Beginning in March 2009, time-based restricted stock (four year cliff vesting) were awarded to Named Executive Officers, except Mr. Bergman.

5 Performance-based restricted stock awards (three year cliff vesting) granted in 2007, 2008 and 2009 under the Company’s 1994 Stock Incentive Plan.  As the threshold payout amount is zero, such number represents the number of shares based on the target payout and excludes shares of performance-based restricted stock that were not issued under the 2007 LTIP when vested on March 5, 2010, excludes shares of performance-based restricted stock which we estimate will not be issued relating to the performance-based restricted stock grants under the 2008 LTIP and includes additional shares of performance-based restricted stock which we estimate will be issued relating to the performance-based restricted stock grants under the 2009 LTIP.

6 Based on the closing market price of $53.01 of the Company’s common stock on December 24, 2009.

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Option Exercises and Stock Vested for Fiscal 20091

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)2	Value Realized on Vesting ($)3
Stanley M. Bergman
Chairman and Chief Executive
Officer (Principal Executive
Officer)	0	$0	13,814	$484,456
James P. Breslawski
President and Chief
Operating Officer	0	$0	11,396	$399,657
Steven Paladino
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)	0	$0	9,323	$326,957
Stanley Komaroff
Senior Advisor	0	$0	9,323	$326,957
Mark E. Mlotek
Executive Vice President,
Corporate Business
Development	0	$0	9,323	$326,957

_____________________________
1 The value realized from exercised options is deemed to be the market value of the common stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares of common stock underlying the option.

2 Represents performance based restricted stock (three year cliff vesting) granted on March 2, 2006 that vested on March 2, 2009.

3 The closing market price on March 2, 2009 was $35.07.

Nonqualified Deferred Compensation for Fiscal 20091

Name and Principal Position	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Stanley M. Bergman
Chairman and Chief Executive
Officer (Principal Executive
Officer)	$0	$64,709	$230,472	$0	$963,157
James P. Breslawski
President and Chief
Operating Officer	$0	$33,749	$102,580	$0	$430,976
Steven Paladino
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)	$0	$26,698	$84,773	$0	$358,571
Stanley Komaroff
Senior Advisor	$0	$26,692	$15,751	$0	$90,021
Mark E. Mlotek
Executive Vice President,
Corporate Business
Development	$0	$26,688	$75,232	$0	$323,761

___________________________________
1 The following table provides information regarding our SERP.  See “Compensation Structure–Pay Elements–Details–Other Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on our SERP.

32

Director Compensation for Fiscal 2009

Name	Fees Earned or Paid in Cash1 ($)	Stock Awards2 ($)	Option Awards3 ($)	Non-Equity Incentive Plan Compensation4 ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings75 ($)	All Other Compensation ($)		Total ($)
Barry J. Alperin	$91,500	$185,400	$0	$0	$0	$0		$276,900
Paul Brons	$70,000	$185,400	$0	$0	n/a	$0		$255,400
Margaret A. Hamburg, M.D.	$25,143	$185,400	$0	$0	$0	$2,000	6	$212,543
Donald J. Kabat	$91,000	$185,400	$0	$0	$0	$0		$276,400
Philip A. Laskawy	$84,000	$185,400	$0	$0	$0	$0		$269,400
Karyn Mashima	$70,000	$185,400	$0	$0	$0	$0		$255,400
Norman S. Matthews	$88,500	$185,400	$0	$0	$0	$4,000	7	$277,900
Louis W. Sullivan, M.D.	$73,000	$185,400	$0	$0	$0	$9,000	8	$267,400

________________________________
1 These cash fee amounts have not been reduced to reflect a director’s election to defer receipt of cash fees pursuant to the Non-Employee Director Deferred Compensation Plan; these deferrals are indicated in footnote 5 below.

2 Includes restricted stock and restricted stock unit awards valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718.  The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting.

3 Includes option awards which value is based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting.  The aggregate number of option awards outstanding and exercisable at fiscal year end for each non-employee director is set forth in the following table:

Name	Aggregate Number of Option Awards Outstanding and Exercisable at Fiscal 2009 Year End (#)
Barry J. Alperin	87,721
Paul Brons	25,721
Margaret A. Hamburg, M.D.	0
Donald J. Kabat	87,721
Philip A. Laskawy	75,721
Karyn Mashima	2,246
Norman S. Matthews	75,721
Louis W. Sullivan, M.D.	60,221

4 The Company does not grant performance-based bonuses to non-employee directors.

5 Messrs. Alperin, Kabat, Laskawy and Matthews, Drs. Hamburg and Sullivan and Ms. Mashima each participated in the Non-Employee Director Deferred Compensation Plan in 2009.  Messrs. Alperin, Kabat, Laskawy and Matthews, Drs. Hamburg and Sullivan and Ms. Mashima elected to defer the following amounts during fiscal 2009: $27,500; $14,374; $84,000; $88,500; $25,143; $73,000 and $70,000, respectively.  Dr. Hamburg’s deferred compensation under the Non-Employee Director Deferred Compensation Plan was paid out to her in full upon her resignation from the Company’s Board of Directors.

6 Dr. Hamburg received compensation for her attendance at the Company’s Medical Advisory Board meetings.

7 Mr. Matthews received compensation for his attendance at the Company’s Medical Advisory Board meetings.

8 Dr. Sullivan received compensation for his attendance at the Company’s Medical Advisory Board meetings and for serving as the Board’s Chairman.

Fees Earned or Paid in Cash

Directors who are employees of the Company receive no compensation for service as directors. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may determine from time to time.  In fiscal 2009, Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Drs. Hamburg (pro-rated through her date of resignation) and Sullivan and Ms. Mashima each received a $50,000 annual retainer, an additional $2,000 for each Board of Directors meeting attended and $1,500 for each committee meeting attended and a $5,000 retainer for service as a Committee Chairperson, except for the Audit Committee Chairperson who received a $7,500 retainer.

Stock Awards and Option Awards

On March 9, 2009, each of Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Ms. Mashima and Drs. Hamburg and Sullivan, received 5,384 restricted stock units under the Company’s 1996 Non-Employee Director Stock Incentive Plan each award having a grant fair value of $185,400.  The value of the equity-based awards granted to the Non-Employee Directors on March 9, 2009 was reduced by 10% compared with the value of the equity-based awards received by the Non-Employee Directors in fiscal 2008.  Additionally, on March 10, 2010, each (and also Dr. Sheares, but excluding Dr. Hamburg) received 3,308 restricted stock units, with each award having a grant fair value of $185,400 (unchanged from the value granted in 2009).  All such grants were issued on the date they were approved by the Compensation Committee.  The restricted stock units use time-based vesting and vest at the end of four years from the grant date, based on continued service through the applicable vesting date.

33

Beginning with the March 9, 2009 restricted stock unit award, non-employee directors became eligible to defer the date upon which all or a portion of their restricted stock units will be paid out to either (i) a specified payment date occurring on the third, fifth, seventh or tenth anniversary of the scheduled vesting date, or (ii) the date of the termination of their services that occurs after the scheduled vesting date.  If the deferral election is chosen, to the extent vested, payment will be made within the 30 day period following the earliest of the following to occur: (i) the elected deferred payment date; (ii) the participant’s death; (iii) the participant’s disability; (iv) the participant’s termination of services (other than as a result of death or disability); or (v) a change of control of the Company.  Participants are also permitted to further defer the payment date of their restricted stock units in accordance with Section 409A of the Code for one or more additional periods of at least five years (but not more than ten years) beyond the previously elected deferred payment date.

In March 2010, based on a comparative review of similar companies, the Compensation Committee modified the vesting of equity grants made on or after March 2010 under the Company’s LTIP if termination of employment is due to retirement (solely with respect to restricted stock units), death, disability or change in control (as defined in the 1994 Stock Incentive Plan) to allow for pro-rated or accelerated vesting.

The Compensation Committee assesses “competitive market” compensation when determining the amount of equity awards to grant non-employee directors.  The Compensation Committee reviews non-employee director compensation, including equity awards, against the same peer companies that it uses when evaluating executive officer compensation.  The Compensation Committee also reviews, for purposes of determining non-employee director equity awards, the companies with revenues between $6 billion and $10 billion that it reviews for evaluation of executive officer compensation.  See “Compensation Structure–Pay Elements–Details–Pay Levels and Benchmarking” under Compensation Discussion and Analysis.

Non-Equity Incentive Plan Compensation

We do not issue non-equity incentive plan compensation to non-employee directors.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For directors, we do not maintain a qualified defined benefit plan.

Since January 2004, non-employee directors have been eligible to defer all or a portion of certain “eligible director fees” under our Non-Employee Director Deferred Compensation Plan in the form of cash and are deemed to be invested in our common stock in the form of a unit measurement, called a “phantom share.”  A phantom share is the equivalent to one share of our common stock.  Shares of our common stock available for issuance under the Non-Employee Director Deferred Compensation Plan are funded from shares of our common stock that are available under our 1996 Non-Employee Director Stock Incentive Plan, and such an award under the Non-Employee Director Deferred Compensation Plan constitutes an “Other Stock-Based Award” under the 1996 Non-Employee Director Stock Incentive Plan.  Drs. Hamburg (until her date of resignation) and Sullivan, Messrs. Alperin, Kabat, Laskawy and Matthews and Ms. Mashima each participate in the Non-Employee Director Deferred Compensation Plan.  The amounts set forth in the Director Compensation Table above under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” represent the change in the market value of the phantom shares allocated to each such director’s account.

All Other Compensation

Each of Dr. Sullivan and Mr. Matthews are members of our Medical Advisory Board and Dr. Hamburg was a member of the Medical Advisory Board until her date of resignation.  In fiscal 2009, each received $2,000 for each Medical Advisory Board meeting attended and Dr. Sullivan received a $1,250 quarterly retainer for his service as Chairman of the Medical Advisory Board.

Stock Ownership Policy

The Company believes that, to align the interests of the directors of the Company with the stockholders of the Company, the non-employee directors of the Company should have a financial stake in the Company.  In March 2006, the Board of Directors adopted a policy providing that each non-employee director should own, no later than three years from the effective date of the policy, equity in the Company equal to a minimum of 100% of such non-employee director’s annual retainer.  Newly appointed non-employee directors will have three years from the date of their appointment to comply with the stock ownership policy.  The Board of Directors will evaluate whether exceptions should be made for any non-employee director on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Board of Directors.  Equity includes: shares of any class of capital stock; shares of vested restricted stock; unexercised vested options; warrants or rights to acquire shares of capital stock; and securities that are convertible into shares of capital stock; provided that an amount equal to at least 20% of such non-employee director’s annual retainer, must be owned by such non-employee director in the form of shares of common stock.

34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2009 were Messrs. Alperin, Kabat and Matthews.

During fiscal 2009:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•
none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•
none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

35

PROPOSAL 2
AMENDMENT TO
HENRY SCHEIN, INC. 1996 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

The Company maintains the Henry Schein, Inc. 1996 Non-Employee Director Stock Incentive Plan, Inc. as amended and restated effective as of April 1, 2003, and as thereafter amended (the “1996 Director Plan”), for the benefit of directors of the Company who are not employees of the Company or its subsidiaries (the “Non-Employee Directors”).  The proposed amendment to the 1996 Director Plan, which was unanimously adopted by the Compensation Committee on February 23, 2010, subject to stockholder approval at the 2010 Annual Meeting, would extend the date for termination of the 1996 Director Plan from March 22, 2011 until May 10, 2020.

In addition, the proposed amendment to the 1996 Director Plan would make certain other minor clarifying amendments to reflect recent developments in equity compensation practices.  In particular, the proposed amendment would:

•	provide a minimum vesting schedule with respect to future awards of options and other stock-based awards;

•
provide that, with respect to future awards, a “change of control” under the 1996 Director Plan will occur upon the consummation of certain corporate transactions rather than stockholder approval of the transaction;

•	provide that members of the Committee (as defined below) be “independent” within the meaning of Nasdaq’s Rule 5605(a)(2); and

•
clarify that the total number of shares of common stock available for awards will be reduced by (i) the total number of options or stock appreciation rights exercised, regardless of whether any of the shares of common stock underlying such awards are not actually issued to the participant as the result of a net settlement and (ii) any shares of common stock repurchased by us on the open market with the proceeds of the purchase price of an option.

The proposed amendment provides that options will be subject to a three-year minimum vesting schedule and other stock-based awards will be subject to a vesting schedule of: (i) one year, if vesting is performance-based (in whole or in part) and (ii) three years, with respect to restricted stock or if vesting is not performance-based (with restrictions as to no more than 1/3rd of the shares subject thereto vesting on each of the first three anniversaries of the date of grant).  Notwithstanding such minimum vesting periods, such awards may vest earlier upon a Change in Control (as defined in the 1996 Director Plan) or a participant’s death, disability or retirement.  In addition, awards may be granted with respect to up to 5% of the total number of shares reserved for awards under the 1996 Director Plan which are not subject to such minimum vesting provisions.

As of December 24, 2009, the closing price of shares of our common stock was $53.01 per share.  As of March 12, 2010, with respect to the Henry Schein, Inc. 1994 Stock Incentive Plan (as amended and restated effective as of March 27, 2007), as amended (the “1994 Incentive Plan”), (i) 5,384,642 stock options were granted and remain outstanding (at an average exercise price of $41.75 per share and a weighted average remaining term of 5.3 years), (ii) 1,376,093 shares of restricted stock and/or restricted stock units were granted and remain outstanding and (iii) 5,790,606 shares remain available for future grants of options, restricted stock and/or restricted stock units (excluding any shares that may become available as a result of the expiration or termination without exercise of currently outstanding awards).  As of March 12, 2010, with respect to the 1996 Director Plan, (i) options to purchase an aggregate of 436,937 shares of common stock were granted and remain outstanding (at an average exercise price of $37.13 per share and a weighted average remaining term of 4.7 years), (ii) 88,535 shares of restricted stock and/or restricted stock units were granted and remain outstanding and (iii) 147,325 shares remain available for future grants of options, restricted stock and/or restricted stock units (excluding any shares that may become available as a result of the expiration or termination without exercise of currently outstanding awards).  The 1994 Incentive Plan and the 1996 Director Plan are the only plans that are currently active from which shares will be issued.

The following description of the 1996 Director Plan is a summary of its principal provisions and is qualified in its entirety by reference to the 1996 Director Plan, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3.  The 1996 Director Plan is incorporated by reference from our definitive 2004 Proxy Statement on Schedule 14A filed on April 27, 2004. Amendment No. 1 to the 1996 Director Plan is incorporated by reference from our definitive 2004 Proxy Statement on Schedule 14A filed on April 27, 2004.  Amendment No. 2 is incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 27, 2008 filed on February 24, 2009.  A copy of Amendment No. 3 to the 1996 Director Plan is attached hereto as Exhibit A.

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Description of the 1996 Director Plan

Purpose

The purposes of the 1996 Director Plan are to enable the Company to attract, motivate and retain Non-Employee Directors who are important to the success of the Company, and to create a mutuality of interest between the Non-Employee Directors and the stockholders by granting options to purchase common stock to the Non-Employee Directors.

Eligibility

Under the 1996 Director Plan, each director who is not also an employee of the Company or its subsidiaries is eligible to receive non-qualified stock options to purchase shares of common stock, which are not intended to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and other stock-based awards.  An other stock-based award is an award of common stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, common stock. Non-Employee Directors are selected for participation in the 1996 Director’s Plan by the Committee (as defined below) and there are eight Non-Employee Directors who are eligible to participate in the 1996 Director Plan.

Share Reserve

Under the 1996 Director Plan as currently in effect, a maximum of 400,000 shares of common stock are authorized for issuance pursuant to the exercise of options or the issuance of other stock-based awards granted under the 1996 Director Plan, subject to antidilution adjustments.  The number of shares of common stock that may be subject to other stock-based awards granted under the 1996 Director Plan may not exceed 140,000.  If any option or other stock-based award is canceled, or expires or terminates unexercised (as applicable), the shares of common stock covered by such option or other stock-based award shall again be available for grant under the 1996 Director Plan. In addition, if common stock has been exchanged by a participant as full or partial payment to the Company for exercise price or for required withholding, or if the number of shares of common stock otherwise deliverable to a participant has been reduced for payment of exercise price or for required withholding, such exchanged or reduced shares will be available for grant under the 1996 Director Plan.  In addition, the number of shares available for the purpose of awards under the 1996 Director Plan will be reduced by (i) the total number of options or stock appreciation rights exercised, regardless of whether any shares underlying such awards are not actually issued to the participant as a result of a net settlement and (ii) any shares repurchased by the Company on the open market with the proceeds of the purchase price of an option.

Administration

The 1996 Director Plan is administered by a committee (or subcommittee) (the “Committee”) appointed from time to time by the Board of Directors, consisting of two or more “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who are “independent directors” within the meaning of Nasdaq’s Rule 5605(a)(2).  If no Committee is appointed or the Committee is removed for any reason, the Board of Directors acts as the Committee.  Currently, the Compensation Committee serves as the Committee under the 1996 Director Plan.

The Compensation Committee has the full authority and discretion, subject to the terms of the 1996 Director Plan, to determine those individuals who are eligible to be granted options and other stock-based awards and the amount and type of options and other stock-based awards.  The terms and conditions of specific grants are set forth in written award agreements between the Company and each participant.

Amendment and Termination

No awards shall be granted under the 1996 Director Plan on or after March 22, 2011, but awards granted prior to such date may extend beyond such date. If this Proposal is approved, the term of the 1996 Director Plan will be extended to May 10, 2020.

The Board of Directors or the Compensation Committee may terminate the 1996 Director Plan at any time, subject to the continued effectiveness of outstanding options and other stock-based awards. The Board of Directors or the Compensation Committee may also amend the 1996 Director Plan, except that no amendment may, without the approval of the stockholders, (i) increase the total number of shares of common stock that may be subject to awards under the 1996 Director Plan or (ii) change the eligibility requirements for participation in the 1996 Director Plan.

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Options

The term of each option will be specified by the Compensation Committee upon grant, but may not exceed ten years from the date of grant. The exercise price of each option granted under the 1996 Director Plan will equal 100% of the fair market value of a share of common stock on the grant date, and the terms upon which each such option granted under the 1996 Director Plan will be exercisable will be determined by the Compensation Committee.  Options granted after the Company’s 2010 annual stockholders’ meeting will be subject to a minimum vesting schedule of three years; provided, that, the Committee may provide for earlier vesting in the event of a Change of Control or a participant’s retirement, death or disability.  However, awards of options and other stock-based awards with respect to up to 5% of the total number of shares of common stock reserved for awards under the 1996 Director Plan may be granted without regard to any limit on accelerated vesting.

Subject to certain rights to exercise after the death, disability, retirement or termination of services (other than for cause) of the option holder or after a Change of Control, options granted under the 1996 Director Plan may be exercised only if the option holder is eligible to participate in the 1996 Director Plan on the date of exercise.  Upon a termination of service for cause (as defined in the 1996 Director Plan), any outstanding options (whether vested or unvested) are forfeited and cancelled in their entirety, and the Compensation Committee may require a participant to promptly repay to the Company (and the Company has the right to recover) any gain realized upon exercise of an option.

Upon the exercise of an option, the option holder must make payment of the full exercise price, either (i) in cash, or, if permitted by the Compensation Committee, (ii) in shares of common stock (which have been owned by such participant as may be required by applicable accounting standards to avoid a charge to the Company’s earnings), (iii) in a combination of cash and/or shares of common stock from the option holder or (iv) on such other terms and conditions as may be acceptable to the Compensation Committee.

The 1996 Director Plan also contains express prohibition against repricing options. Without stockholder approval, no option may be modified to reduce the purchase price thereof nor may a new option at a lower price be substituted for a simultaneously surrendered option, provided that the foregoing does not apply to antidilution adjustments and substitutions in accordance with the 1996 Director Plan.

Other Stock-Based Awards

Subject to the provisions of the 1996 Director Plan, the Compensation Committee has the authority to determine the number of shares of common stock to be awarded pursuant to other stock-based awards and all other conditions of such awards. Other stock-based awards and any common stock covered by such awards will vest or be forfeited to the extent provided in the award agreement, as determined by the Compensation Committee.  Notwithstanding the foregoing, other stock-based awards granted after the Company’s 2010 annual stockholders’ meeting will be subject to a minimum vesting schedule of: (i) one year, if vesting is performance-based (in whole or in part) and (ii) three years, with respect to restricted stock or if vesting is not performance-based (with restrictions as to no more than 1/3rd of the shares subject thereto vesting on each of the first three anniversaries of the date of grant).  However, such awards may vest earlier upon a Change in Control or a participant’s death, disability or retirement. In addition, options and other stock-based awards may be granted with respect to up to 5% of the total number of shares reserved for awards under the 1996 Director Plan without regard to any limit on accelerated vesting.

Common stock or other stock-based awards purchased pursuant to a purchase right awarded under the 1996 Director Plan will be priced as determined by the Compensation Committee. The Compensation Committee may, in its discretion, permit Non-Employee Directors to defer a portion of their cash compensation in the form of other stock-based awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company.

Transferability

Options and other stock-based awards granted under the 1996 Director Plan are not transferable by a participant other than by will or by the laws of descent and distribution, except that the Compensation Committee may provide that a non-qualified stock option or other stock-based award is transferable to a participant’s family members (as defined in the 1996 Director Plan).

Material U.S. Federal Income Tax Consequences Relating to the 1996 Director Plan

The following discussion of the principal U.S. federal income tax consequences with respect to options under the 1996 Director Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the material federal income tax consequences (state and local tax and estate tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

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Non-Employee Directors who receive options under the 1996 Director Plan will not realize taxable income for federal income tax purposes at the time of grant.  Such conclusion is predicated on the assumption that, under existing U.S. Treasury Department regulations, a nonqualified stock option, at the time of its grant, has no readily ascertainable fair market value.  Such directors will realize ordinary income, generally six months after the date of exercise of the option, in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date income is realized over the exercise price. The optionee’s holding period with respect to the shares acquired will begin on the date of exercise.  The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to such option. Any gain or loss on a subsequent sale of the stock will be either a long-term or short-term capital gain or loss, depending on the optionee’s holding period for the stock disposed of.

The Company is generally entitled to a tax deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option.  Any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules.  In addition, in the event that the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes.  Directors of the Company subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options.

Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied.  If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture.  The amount required to be included in income is also subject to an additional 20% tax.  While most awards under the 1996 Director Plan are anticipated to be exempt from the requirements of Code Section 409A, awards not exempt from Code Section 409A are intended to comply with Code Section 409A.

Outstanding Awards

As of March 12, 2010, 486,937 shares underlying outstanding options were held by Non-Employee Directors of which 99,075 shares were held by Mr. Alperin; 37,075 shares were held by Mr. Brons; 96,075 shares were held by Mr. Kabat; 87,075 shares were held by Mr. Laskawy; 8,987 shares were held by Ms. Mashima; 87,075 shares were held by Mr. Matthews; 71,575 shares were held by Dr. Sullivan and no shares were held by Dr. Sheares.  Employees (including the Named Executive Officers) are not eligible to participate in the 1996 Director Plan.

Because future option grants under the 1996 Director Plan will be based upon prospective factors including the nature of services to be rendered by prospective Non-Employee Directors of the Company or its affiliates, and their potential contributions to the success of the Company, actual grants of options and other stock-based awards cannot be determined at this time.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THE PROPOSED AMENDMENT AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT TO THE 1996 DIRECTOR PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE 1996 DIRECTOR PLAN.

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PROPOSAL 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has selected BDO Seidman as our independent registered public accounting firm for the fiscal year ending December 25, 2010, subject to ratification of such selection by the stockholders at the Annual Meeting.  If the stockholders do not ratify the selection of BDO Seidman, another independent registered public accounting firm will be selected by the Board of Directors.  Representatives of BDO Seidman will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders in attendance.

Independent Registered Public Accounting Firm Fees and Pre-Approval Policies and Procedures

The following table summarizes fees billed to us for fiscal 2009 and for fiscal 2008:

	Fiscal 2009	Fiscal 2008
Audit Fees — Annual Audit and Quarterly Reviews	$4,163,630	$3,882,610
Audit-Related Fees	$50,000	50,250
Tax Fees: —
Tax Advisory Services	$568,010	291,870
Tax Compliance, Planning and Preparation	$576,810	692,610
All Other Fees	—	—
Total Fees	$5,358,450	$4,917,340

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to BDO Seidman for the audit of our annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and for services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements.  “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, including services in connection with employee benefit plan audits, and consultation on acquisitions.  “Tax fees” are fees for tax advisory services, including tax planning and strategy, tax audits and acquisition consulting, tax compliance, tax planning and tax preparation.  There were no “all other fees” in fiscal 2008 or fiscal 2009.

The Audit Committee has determined that the provision of all non-audit services by BDO Seidman is compatible with maintaining such accountant’s independence.
All fees paid by us to BDO Seidman were approved by the Audit Committee in advance of the services being performed by such independent accountants.
Pursuant to the rules and regulations of the SEC, before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures.  The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee, previously filed.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THIS MATTER AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE SELECTION OF BDO SEIDMAN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 25, 2010.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED SELECTION OF BDO SEIDMAN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 25, 2010.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, including the Company’s internal control over financial reporting, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm.  The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company about accounting, internal control over financial reporting or auditing matters and confidential and anonymous submission by employees of the Company of concerns about questionable accounting or auditing matters.  On an ongoing basis, the Audit Committee reviews all related party transactions, if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

The Audit Committee is composed of three “independent directors” as that term is defined by the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”).  Each of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of the Securities and Exchange Commission (“SEC”) and, as such, each satisfy the requirements of Nasdaq’s Rule 5605(c)(2)(A).  The Audit Committee operates under a written charter adopted by the Board of Directors, and that is in accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and Nasdaq listing standards relating to corporate governance and audit committees.  The Audit Committee reviews and reassesses its charter on a periodic and as required basis.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s disclosure controls and procedures as well as its system of internal control over financial reporting.  The Company is responsible for evaluating the effectiveness of its disclosure controls and procedures on a quarterly basis and for performing an annual assessment of its internal control over financial reporting, the results of which are reported in the Company’s annual 10-K filing with the SEC.

The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States and discusses with management any issues that they believe should be raised with management.  The Company’s independent registered public accounting firm also audits, and expresses an opinion on the design and operating effectiveness of the Company’s internal control over financial reporting.

The independent registered public accounting firm’s ultimate accountability is to the Board of Directors of the Company and the Audit Committee, as representatives of the Company’s stockholders.

The Audit Committee pre-approves audit, audit related and permissible non-audit related services provided by the Company’s independent registered public accounting firm.  During fiscal 2009, audit and audit related fees consisted of annual financial statement and internal control audit services, accounting consultations, employee benefit plan audits and other quarterly review services.  Non-audit related services approved by the Audit Committee consisted of tax compliance, tax advice and tax planning services.

The Audit Committee meets with management regularly to consider, among other things, the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting.  The Audit Committee discusses these matters with the appropriate Company financial personnel and internal auditors.  In addition, the Audit Committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

On an as needed basis and following each quarterly Audit Committee meeting, the Audit Committee meets privately with both the independent registered public accounting firm and the Company’s internal auditors, each of whom has unrestricted access to the Audit Committee.  The Audit Committee also appoints the independent registered public accounting firm, approves in advance its engagements to perform audit and any non-audit services and the fee for such services, and periodically reviews its performance and independence from management.  In addition, when appropriate, the Audit Committee discusses with the independent registered public accounting firm plans for audit partner rotation as required by the Sarbanes-Oxley Act.

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Review of the Company’s Audited Financial Statements for Fiscal 2009

The Audit Committee reviewed the Company’s audited financial statements for fiscal 2009 as well as the process and results of the Company’s assessment of internal control over financial reporting.  The Audit Committee has also met with management, the internal auditors and BDO Seidman, LLP (“BDO Seidman”), the Company’s independent registered public accounting firm, to discuss the financial statements and internal control over financial reporting.  Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States, that internal control over financial reporting was effective and that no material weaknesses in those controls existed as of the fiscal year-end reporting date, December 26, 2009.

The Audit Committee has received from BDO Seidman the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with BDO Seidman their independence from the Company and its management.  The Audit Committee also received reports from BDO Seidman regarding all critical accounting policies and practices used by the Company, generally accepted accounting principles that have been discussed with management, and other material written communications between BDO Seidman and management.  There were no differences of opinion reported between BDO Seidman and the Company regarding critical accounting policies and practices used by the Company.  In addition, the Audit Committee discussed with BDO Seidman all matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by The Public Company Accounting Oversight Board in Rule 3200T.  Finally, the Audit Committee has received from, and reviewed with, BDO Seidman all communications and information concerning its audit of the Company’s internal control over financial reporting as required by the Public Company Accounting Oversight Board Auditing Standard No. 5.

Based on these reviews, activities and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2009.

THE AUDIT COMMITTEE
Donald J. Kabat, Chairman
Barry J. Alperin
Philip A. Laskawy

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Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the information in the Audit Committee Report contained under the heading “Review of the Company’s Audited Financial Statements for Fiscal 2009,” references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

VOTING OF PROXIES AND OTHER MATTERS

The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the proxy card.

The Board of Directors knows of no other matter that may be brought before the meeting that requires submission to a vote of the stockholders.  If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection beginning April 30, 2010 at our headquarters located at 135 Duryea Road, Melville, New York 11747.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 26, 2009 has been filed with the SEC and is available free of charge through our Internet website, www.henryschein.com.  Stockholders may also obtain a copy of the Form 10-K upon written request to Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747, Attn: Corporate Communications, facsimile number: (631) 843-5975.  In response to such request, the Company will furnish without charge the Form 10-K including financial statements, financial schedules and a list of exhibits.

STOCKHOLDER PROPOSALS

Eligible stockholders wishing to have a proposal for action by the stockholders at the 2011 Annual Meeting included in our proxy statement must submit such proposal at the principal offices of the Company not later than December 1, 2010.  It is suggested that any such proposals be submitted by certified mail, return receipt requested.

Under our Amended and Restated Certificate of Incorporation, as amended, a stockholder who intends to bring a proposal before the 2011 Annual Meeting without submitting such proposal for inclusion in our proxy statement cannot do so unless notice and a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of common stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the 2011 Annual Meeting is delivered in person or mailed to, and received by, the Company by the later of March 21, 2011 and the date that is 75 days prior to the date of the 2011 Annual Meeting.

Under the SEC’s proxy rules, proxies solicited by the Board of Directors for the 2011 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

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Exhibit A
AMENDMENT NUMBER THREE
TO THE
HENRY SCHEIN, INC.
1996 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. 1996 Non-Employee Director Stock Incentive Plan, amended and restated effective as of April 1, 2003, and as thereafter amended (the “Plan”);

WHEREAS, pursuant to Section 12 of the Plan, the Company has reserved the right to amend the Plan;

WHEREAS, the Company desires to amend the Plan in certain respects; and

WHEREAS, pursuant to Section 12 of the Plan, approval by the Company’s stockholders is required with respect to certain of these amendments.

NOW, THEREFORE, the Plan is hereby amended subject to stockholder approval at the 2010 annual stockholders’ meeting (where indicated) and effective on the date thereof, as follows:

1.	Section 2(g) of the Plan is amended in its entirety to read as follows:

“‘Committee’ means such committee (or subcommittee), if any, appointed by the Board to administer the Plan consisting of two or more directors as may be appointed from time to time by the Board, each of whom shall qualify as a ‘non-employee director’ within the meaning of Rule 16b-3 promulgated under the Act and an ‘independent director’ within the meaning of Nasdaq’s Rule 5605(a)(2) or such other applicable stock exchange rule.  If the Board does not appoint a committee for this purpose or the Board removes the Committee for any reason, “Committee” means the Board.”

2.	Subject to stockholder approval at the 2010 annual stockholders’ meeting, the last sentence of Section 3 of the Plan is amended in its entirety to read as follows:

“Notwithstanding the foregoing, no Option or Other Stock-Based Award shall be granted under the Plan on or after the tenth anniversary of the date of the 2010 annual stockholders’ meeting, but Options or Other Stock-Based Awards previously granted may extend beyond that date.”

3.	The following sentence is hereby added to the end of Section 5(b) of the Plan as follows:

“Notwithstanding any other provision of the Plan to the contrary, the number of Shares available for the purpose of Options and Other Stock-Based Awards under the Plan shall be reduced by (i) the total number of Options or stock appreciation rights exercised, regardless of whether any of the Shares underlying such awards are not actually issued to the Participant as the result of a net settlement and (ii) any Shares repurchased by the Company on the open market with the proceeds of the Purchase Price of an Option.”

4.	The following sentence is hereby added to the end of Section 6(d) of the Plan as follows:

“Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2010 annual stockholders’ meeting, Options shall be subject to a minimum vesting schedule of at least three years; provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Change of Control or a Participant’s retirement, death or Disability; and provided further, that, subject to the limitations set forth in Section 5(b), awards of Options and Other Stock-Based Awards with respect to up to 5% of the total number of Shares of Common Stock reserved for awards under the Plan may be granted without regard to any limit on accelerated vesting.”

5.	Section 6(e)(iii) of the Plan is amended to insert “solely with respect to an Option granted prior to the date of the Company’s 2010 annual stockholders’ meeting” at the beginning thereof.

6.	Section 6(e) of the Plan is amended in its entirety to insert a new subsection (iv) immediately following subsection (iii) to read as follows:

“solely with respect to an Option granted on or after the date of the Company’s 2010 annual stockholders’ meeting, the consummation of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation), excluding, however, such Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% (20% with respect to Options granted prior to the Restated Effective Date) or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% (20% with respect to Options granted prior to the Restated Effective Date) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction, notwithstanding the foregoing, no Change of Control will occur if the Incumbent Board approves the Corporate Transaction; or”

7.	Subsection (iv) of Section 6(e) of the Plan shall be renumbered as subsection (v).

8.	The following sentence is hereby added to the end of Section 7(a)(ii) of the Plan as follows:

“Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2010 annual stockholders’ meeting, Other Stock-Based Awards granted on or after such date shall be no less than (A) one year, if vesting is performance-based (in whole or in part) and (B) three years, with respect to restricted stock or if vesting is not performance-based (with restrictions as to no more than 1/3rd of the Shares subject thereto vesting on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Change of Control or a Participant’s retirement, death or Disability; and provided further, that, subject to the limitations set forth in Section 5(b), awards of Options and Other Stock-Based Awards with respect to up to 5% of the total number of Shares of Common Stock reserved for awards under the Plan may be granted without regard to any limit on accelerated vesting.”

9.	Except as amended hereby and expressly provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed February 23, 2010

HENRY SCHEIN, INC.

By:	/s/ Michael S. Ettinger
Name: Michael S. Ettinger
Title: Senior Vice President and General Counsel

Schedule 10.5
Existing Liens

Loans/FX Arrangements
Entity	Lien holder	Type of Lien	Amount of Lien
Sandgnat	Bank of America	Security Interest/ deposit arrangement	$350,000

Henry Schein Regional Pty Ltd	ANZ	Floating Charge - Guarantee	2,379,000

Henry Schein Regional Pty Ltd	ANZ	Floating Charge – Lease	307,000
Total			$3,036,000

Capital Leases
Henry Schein Canada Inc.			$4,237
Henry Schein Dunlops (UK)			409,573
Australia/New Zealand			297,534
Ortho Organizers			25,424
Henry Schein Hong Kong			7,251
Germany – several entities			65,787
Henry Schein Espana, S.A.			6,925
Henry Schein UK Holdings			78,641
Camlog International			3,084,748
Software of Excellence Int’l Ltd			27,232
Butler Schein Animal Health Group			1,050,012
Total			$5,057,364

Letters of Credit

Description	Issued	Maturity/ Paydown	Beneficiary	Outstanding Liability
Letter of Credit (T201378)/Henry Schein, Inc.	5/30/2000	6/30/2010	Travelers	$984,000
Letter of Credit (T213763)/Henry Schein, Inc.	6/12/2001	5/2/2010	Zurich American	$2,500,000
Letter of Credit (T244719)/Henry Schein, Inc.	1/20/2004	3/1/2011	ARC (Travel)	50,000
Letter of Credit (T316540)/Henry Schein, Inc.	4/16/2007	10/30/2010	CSC Holdings, Inc.	1,000,000
Letter of Credit (T397579)/Henry Schein, Inc.	10/5/2007	9/17/2010	Liberty Mutual	4,600,000
Henry Schein Regional Pty Ltd (Australia)	-	-	John Cook University	614,563
Henry Schein Canada, Inc.	8/1/2005	Open	CRA/Quebec	12,557
Henry Schein Dental Group (Austria)			DIC Vienna	663,680
Total				$10,424,800

Existing Liens/Security Deposits

LOCATION	PAYEE	AMOUNT OF SEC. DEPOSIT

LEASES IN EFFECT ON A MONTH TO MONTH BASIS

LEASE EXPIRES 2010
TULSA, OK	HELMERICH & PAYNE, INC.	$1,496.00
TUCSON, AZ	GRANT ROAD INDUSTRIAL	$1,606.50
URBANDALE, IA	BP JOHNSON	$1,371.69

LEASE EXPIRES 2011
CHICAGO, IL	GREENPOINT BUSINESS PARK INVESTORS	$10,350.00
FAIRHOPE, AL	PROJECT 64 LLC	$5,127.50
IRMO, SC	ROGER E CROUCH / MATRIX MEDICAL	$6,600.00
GRAND PRAIRIE, TEXAS	PADDOK PARTNERSHIP/BRADFORD MNGMT	$1,545.83
FIRST INDUSTRIAL	SECURITY DEPOSIT	$10,620.00
SPARKS, NV	PROLOGIS TRUST	$29,090.40
DEL MAR, CA	CHARNHOLM & ASSOCIATED	$2,650.00
CINCINATTI, OH	DUKE REALTY CORPORATION	$7,100.00
ELLICOT CITY/BALTIMORE, MD	MERRITT PROPERTIES LLC	$1,666.17
RALEIGH, NC	PYLON, INC.	$4,300.00
HUNTSVILLE, AL	FSG PARTNERS	$3,057.75
SOUTH JORDAN, UT	PHEASANT HOLLOW BUSINESS PARK LLC	$10,000.00
HOUSTON, TX	NORTHWEST TECHNICAL CENTER	$2,718.90
SAN ANTONIO, TX	WATCH OMEGA HOLDINGS	$2,232.00
WILSONVILLE, OR	BERRY TRUST	$4,087.00
ORANGE, CA	ORANGE TAFT, LLC/DOMINO REALTY	$7,873.00
ORANGE, CA	ORANGE TAFT, LLC/DOMINO REALTY	$1,725.00
ORANGE, CA	ORANGE TAFT, LLC/DOMINO REALTY	$4,011.71
SAN-JOSE, CA	BLANCHARD FAMILY L.P.	$3,185.00
	HYDING OFFICE PARK / PACIFIC GAS AND
S. SAN FRANCISCO, CA	ELECTRIC	$4,800.50

LEASE EXPIRES 2012
OMAHA, NE	PROGRESS WEST CORP.	$1,144.00
COLOMBUS, OH	TRIANGLE REAL ESTATE	$5,850.00
WILLIAMSVILLE, NY	REALMARK PROPETY	$850.00
MANDEVILLE, LA	RR VENTURES	$13,703.67
JUPITER, FL	PARK PLAZA	$2,019.14
LIVERMORE, CA	PROPERTY RESERVE/SPIEKER PROPERTIES	$11,656.00
WESTCHESTER, PA	WOOD DUCK REAL ESTATE	$11,056.10
11604 SW 15TH ST., AUBURN, WA 98011	OPUS NORTHWEST MANAGEMENT	$5,686.00

LOCATION	PAYEE	AMOUNT OF SEC. DEPOSIT

FORT WAYNE, IN	JOHN LINK & STEPHEN GUSCHING	$2,500.00
E. SYRACUSE, NY	OLIVA PROPERTIES	$1,909.38

LEASE EXPIRES 2013
HOLLAND, OH	ESTATE OF J. THOMAS	$3,208.33
GAITHERSBURGH, MD	HALCYON ASSOCIATES	$9,062.50
ELKRIDGE, MD	MIE PROPERTIES, INC.	$27,960.72
LAKE MARY, FL	TRIDENT	$5,000.00
BOISE, ID	MOUNTAIN WEST INVESTMENTS	$3,600.00
GRAPEVINE, TX	PRUCROW/JACSONVILLE ELEC. COMPANY	$44,000.00
JACKSON, MS	PROGRESSIVE MANAGEMENT CORP	$5,459.00
LITTLE ROCK, AR	BOEN BUILDING II	$3,061.79
DORAL, FL	AMB – HTD BEACON CENTER	$7,198.00

LEASE EXPIRES 2014
PELHAM, NY	RECKSON OPERATING PARTNERSHIP	$45,960.75
LEXINGTON, KY	AMTEK/RON TURNER	$6,340.50
SOLON, OH	CHELM PROPERTIES, INC	$6,727.40
ALBUQUERQUE, NM	GOPHER BAROUQE LLC	$3,100.00
HONOLULU, HI	GGP ALA MOANA L.L.C.	$4,229.14

LEASE EXPIRES 2015
BALTIMORE, MD	MERRIT HF, LLC	$7,198.00
ATLANTA, GA	FIRST CAL INDUSTRIES	$19,226.26
LOUISVILLE, KY	OAKLAND LIMITED PARTNERSHIP	$4,709.42

OTHER
AMERISOURCE BERGEN (B)	SECURITY DEPOSIT	$1,000,000.00
HSE CHARD PER INTL	SECURITY DEPOSIT	$19,327.06
	Deutsche Bank, Frankfurt	$84,611.91
	Twin Palms Building	$1,650.00
	State University of New York at Stony Brook	$437.50
	Darby Dnetal Laboratory Supply Co., Inc.	$6,000.00
	Best Properties	$6,000.00
	Autoridad De Energia Eletrica	$6,000.00
	Rudolf Amman	$4,000.00
	United Water	$300.00
	COM Ed	$3,723.33
	FX McRory’s	$13,742.46
	Amerisource Bergen	$300,000.00
	Carlsbad, CA	$125,000.00
	BrainTree	$22,129.00

	Total	$1,982,552.31

Schedule 10.6
Existing Indebtedness

$320,000,000 Term Loan Note with Butler Animal Health Supply, LLC as Borrower (of which $37.5 million was provided by Henry Schein, Inc.) (“Butler Schein Note”).

Butler Schein Note	280,331,750
Other1	3,501,780
$283,833,530

1 Predominantly loans owed to minority shareholders in Henry Schein Israel.